Filed Pursuant to Rule 424(b)(5)
Registration No. 333-211812

The information in this preliminary prospectus supplement and accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 16, 2017

PRELIMINARY    PROSPECTUS    SUPPLEMENT

(To Prospectus dated June 3, 2016)

$

    % Senior Notes due 2027

We are offering $             aggregate principal amount of     % Senior Notes due 2027 (the “notes”). The notes will bear interest at the rate of     % per year. Interest on the notes will be payable semi-annually in arrears on                  and                 of each year, beginning on                 , 2017. The notes will mature on                 , 2027.

We may redeem some or all of the notes at the applicable redemption price described in this prospectus supplement under “Description of Notes—Optional Redemption.”

The notes will be our senior unsecured obligations and will be guaranteed by each of our subsidiaries that guarantee our unsecured revolving credit facility, our unsecured term loan facility, and our existing 7.750% Senior Notes due 2020, 5.750% Senior Notes due 2022, 5.250% Senior Notes due 2023, 4.350% Senior Notes due 2024, 4.500% Senior Notes due 2025, 4.560% Senior Notes due 2026 and 4.750% Senior Notes due 2026 (collectively, the “existing notes”). The notes and the guarantees will rank equal in right of payment with all of our and the guarantors’ existing and future senior indebtedness, including our unsecured revolving credit facility, our unsecured term loan facility and the existing notes, and will rank senior in right of payment to any of our and the guarantors’ existing and future indebtedness that is subordinated to the notes. The notes will be effectively subordinated to all of our and the guarantors’ existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. The notes and the guarantees will be structurally subordinated to all liabilities of any of our subsidiaries that do not guarantee the notes. We will issue the notes only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Investing in the notes involves risks. Before buying any notes, you should carefully read this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, including the section of this prospectus supplement entitled “Risk Factors” beginning on page S-13, the section of the accompanying prospectus entitled “Risk Factors” and the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2016 and our other filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Per Note	Total
Public offering price(1)%	$
Underwriting discount %	$
Proceeds to us (before expenses)%	$

(1)	Plus accrued interest, if any, from , 2017 if settlement occurs after that date.

The notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. There will be no public market for the notes.

We expect that delivery of the notes will be made to purchasers through the book-entry delivery system of The Depository Trust Company and its participants, Clearstream Banking, S.A., and Euroclear Bank SA/NV, on or about                 , 2017.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	RBC Capital Markets

                    , 2017.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus we may authorize to be delivered to you. Neither we nor the underwriters have authorized any person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates or as of other dates which are specified in those documents, regardless of the time of delivery of this prospectus supplement or of any of the notes. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing information to you about this offering in two parts. The first part is this prospectus supplement, which describes certain matters relating to us and the specific terms of this offering. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing the SEC’s “shelf” registration process. This prospectus supplement adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. Generally, when we refer to this “prospectus,” we are referring to both documents combined. Both this prospectus supplement and the accompanying prospectus include important information about us, the notes and other information you should know before investing in the notes. If information in this prospectus supplement is inconsistent with the accompanying prospectus or any of the documents incorporated by reference, you should rely on the information contained in this prospectus supplement.

References to “we,” “us,” “our,” “EPR” or the “Company” refer to EPR Properties. When we refer to our “Declaration of Trust” we mean EPR Properties’ Amended and Restated Declaration of Trust, including the articles supplementary for each series of preferred shares, as amended. When we refer to our “Bylaws” we mean EPR Properties’ Amended and Restated Bylaws, as amended. The term “you” refers to a prospective investor.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our acquisition or disposition of properties, our capital resources, future expenditures for development projects, and our results of operations and financial condition. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms, or by discussions of strategy, plans or intentions.

Factors that could materially and adversely affect us include, but are not limited to, the factors listed below:

•	Our transaction with CNL Lifestyle Properties, Inc. presents certain risks to our business, financial condition, results of operations and cash flows;

•	Global economic uncertainty and disruptions in financial markets;

•	Reduction in discretionary spending by consumers;

•	Adverse changes in our credit ratings;

•	Fluctuations in interest rates;

•	The duration or outcome of litigation, or other factors outside of litigation such as project financing, relating to our significant investment in a planned casino and resort development which may cause the development to be indefinitely delayed or cancelled;

•	Unsuccessful development, operation, financing or compliance with licensing requirements of the planned casino and resort development by the third-party lessee;

•	Risks related to overruns for the construction of common infrastructure at our planned casino and resort development for which we would be responsible;

•	Defaults in the performance of lease terms by our tenants;

•	Defaults by our customers and counterparties on their obligations owed to us;

•	A borrower’s bankruptcy or default;

•	Our ability to renew maturing leases with theatre tenants on terms comparable to prior leases and/or our ability to lease any re-claimed space from some of our larger theatres at economically favorable terms;

•	Risks of operating in the entertainment industry;

•	Our ability to compete effectively;

•	Risks associated with a single tenant representing a substantial portion of our lease revenues;

•	The ability of our public charter school tenants to comply with their charters and continue to receive funding from local, state and federal governments, the approval by applicable governing authorities of substitute operators to assume control of any failed public charter schools and our ability to negotiate the terms of new leases with such substitute tenants on acceptable terms, and our ability to complete collateral substitutions as applicable;

•	The ability of our build-to-suit education tenants to achieve sufficient enrollment within expected timeframes and therefore have capacity to pay their agreed upon rent;

•	Risks relating to our tenants’ exercise of purchase options or borrowers’ exercise of prepayment options related to our education properties;

•	Risks associated with use of leverage to acquire properties;

•	Financing arrangements that require lump-sum payments;

•	Our ability to raise capital;

•	Covenants in our debt instruments that limit our ability to take certain actions;

•	The concentration and lack of diversification of our investment portfolio;

•	Our continued qualification as a real estate investment trust for U.S. federal income tax purposes;

•	The ability of our subsidiaries to satisfy their obligations;

•	Financing arrangements that expose us to funding or purchase risks;

•	Our reliance on a limited number of employees, the loss of which could harm operations;

•	Risks associated with security breaches and other disruptions;

•	Changes in accounting standards that may adversely affect our consolidated financial statements;

•	Fluctuations in the value of real estate income and investments;

•	Risks relating to real estate ownership, leasing and development, including local conditions such as an oversupply of space or a reduction in demand for real estate in the area, competition from other available space, whether tenants and users such as customers of our tenants consider a property attractive, changes in real estate taxes and other expenses, changes in market rental rates, the timing and costs associated with property improvements and rentals, changes in taxation or zoning laws or other governmental regulation, whether we are able to pass some or all of any increased operating costs through to tenants, and how well we manage our properties;

•	Our ability to secure adequate insurance and risk of potential uninsured losses, including from natural disasters;

•	Risks involved in joint ventures;

•	Risks in leasing multi-tenant properties;

•	A failure to comply with the Americans with Disabilities Act or other laws;

•	Risks of environmental liability;

•	Risks associated with the relatively illiquid nature of our real estate investments;

•	Risks with owning assets in foreign countries;

•	Risks associated with owning, operating or financing properties for which the tenants’, mortgagors’ or our operations may be impacted by weather conditions and climate change;

•	Risks associated with the development, redevelopment and expansion of properties and the acquisition of other real estate related companies;

•	Our ability to pay dividends in cash or at current rates;

•	Fluctuations in the market prices of our shares;

•	Certain limits on changes in control imposed under law and by our Declaration of Trust and Bylaws;

•	Policy changes obtained without the approval of our shareholders;

•	Equity issuances that could dilute the value of our shares;

•	Future offerings of debt or equity securities, which may rank senior to our common shares;

•	Risks associated with changes in the Canadian exchange rate; and

•	Changes in laws and regulations, including tax laws and regulations.

You should consider the risks described in the “Risk Factors” section of this prospectus supplement, the “Risk Factors” section of the accompanying prospectus and the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2016 and our other filings with the SEC, in evaluating any forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus supplement or the accompanying prospectus, whether as a result of new information, future events or otherwise. In light of the factors referred to above, the future events discussed or incorporated by reference in this prospectus supplement or the accompanying prospectus may not occur and actual results, performance or achievements could differ materially from those anticipated or implied in the forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary may not contain all of the information that is important to you. Before making a decision to purchase the notes, you should carefully read this entire prospectus supplement and the accompanying prospectus, especially the “Risk Factors” section of this prospectus supplement, the “Risk Factors” section of the accompanying prospectus and the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2016 and our other filings with the SEC, as well as the financial statements and related notes and other information incorporated by reference in this prospectus supplement and in the accompanying prospectus. Unless otherwise indicated, financial information included in this prospectus supplement is presented on a historical basis.

About EPR Properties

We are a leading specialty real estate investment trust, or “REIT,” with an investment portfolio that includes primarily entertainment, education and recreation properties. The underwriting of our investments is centered on key industry and property cash flow criteria. Our investments are also guided by a focus on inflection opportunities that are associated with or support enduring uses, excellent executions, attractive economics and an advantageous market position. Our investments are generally structured as long-term, triple-net leases that require the tenants to pay substantially all expenses associated with the operation and maintenance of the property, or as long-term mortgages with economics similar to our triple-net lease structure. We are a self-administered REIT. As of March 31, 2017, our total assets were approximately $5.0 billion (after accumulated depreciation of approximately $0.7 billion).

We group our investments into four reportable operating segments: Entertainment, Education, Recreation and Other. The table below shows a breakdown of our total assets (after accumulated depreciation) as of March 31, 2017, and total revenue for the three months ended March 31, 2017, respectively, for each of these four reportable operating segments (dollars in thousands):

	Entertainment		Education		Recreation		Other
	Amount	% of total	Amount	% of total	Amount	% of total	Amount	% of total
Total Assets(1)	$2,177,829	43.2%	$1,400,979	27.8%	$1,209,703	24.0%	$197,914	3.9%
Total Revenue(2)	$70,025	54.2%	$30,906	23.9%	$25,205	19.5%	$2,290	1.8%

(1)	Excludes $60.4 million of assets included in our corporate/unallocated segment.
(2)	Excludes $0.7 million of revenue included in our corporate/unallocated segment.

Entertainment. Our entertainment investments include investments in megaplex theatre properties, entertainment retail centers (which include additional megaplex theatre properties) and family entertainment centers. Our theatre properties, which represent most of our entertainment investments, are leased to prominent theatre operators, including American Multi-Cinema (“AMC”), Regal Cinemas, Cinemark, Southern Theatres and Cineplex. For the three months ended March 31, 2017, approximately 22.7% of our total revenue and 41.8% of our Entertainment segment total revenue were derived from AMC.

Education. Our education investments include investments in public charter school properties, private schools and early education centers.

Recreation. Our recreation investments include investments in ski areas, attractions, golf entertainment complexes and other recreation facilities.

Other. Our other investments consist primarily of land under ground lease, property under development and land held for development related to the Adelaar casino and resort project in Sullivan County, New York.

Recent Developments

Investments

As of May 12, 2017, our investment spending in our operating segments since March 31, 2017 totaled approximately $787.7 million, and included investments in each of the following three reportable operating segments.

•	Entertainment—investment spending since March 31, 2017 totaled approximately $26.7 million and related primarily to the acquisition of one megaplex theatre and spending on build-to-suit development and redevelopment of megaplex theatres, entertainment retail centers and family entertainment centers.

•	Education—investment spending since March 31, 2017 totaled approximately $33.2 million and related primarily to spending on build-to-suit development and redevelopment of public charter schools, early education centers and private schools, as well as $5.2 million in acquisitions of two early education centers and an investment of $10.9 million in mortgage notes secured by one public charter school and one private school.

•	Recreation—investment spending since March 31, 2017 totaled approximately $727.8 million and related primarily to the previously disclosed CNL Lifestyle Properties, Inc. transaction for a total investment of approximately $706.5 million (excluding pro-rations, transaction costs and closing adjustments), as well as spending on build-to-suit development of golf entertainment complexes and attractions.

Disposition of AMC Palm Promenade 24

Subsequent to March 31, 2017, we sold the AMC Palm Promenade 24 property located in San Diego, California for net proceeds of approximately $35.4 million and recognized a net gain on sale of approximately $17.8 million.

Corporate Information

Our principal offices are located at 909 Walnut Street, Suite 200, Kansas City, Missouri 64106. Our telephone number at that location is (816) 472-1700. Our website is located at www.eprkc.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC.

THE OFFERING

The summary below describes the principal terms of the notes and is not intended to be complete. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes. For purposes of this section entitled “—The Offering” and the section entitled “Description of Notes,” references to “we,” “us,” “our,” the “Company” or “EPR” refer only to EPR Properties and not to its subsidiaries.

Issuer	EPR Properties.

Securities Offered	$ aggregate principal amount of % Senior Notes due 2027.

Maturity Date	The notes will mature on , 2027, unless earlier redeemed by us at our option.

Interest	The notes will accrue interest at a rate of % per year from , 2017, payable semi-annually in arrears, until maturity or earlier redemption.

Interest Payment Dates	and of each year, commencing , 2017.

Optional Redemption	We may redeem some or all of the notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, up to, but excluding, the applicable redemption date, plus a make-whole premium. If the notes are redeemed on or after , 2027 (three months prior to the maturity date), the redemption price will be 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest, up to, but excluding, the redemption date. See “Description of Notes—Optional Redemption.”

Guarantees	The notes will be unconditionally guaranteed, jointly and severally, on a senior unsecured basis by our current and future subsidiaries that guarantee our unsecured revolving credit facility, our unsecured term loan facility and our existing 7.750% Senior Notes due 2020, 5.750% Senior Notes due 2022, 5.250% Senior Notes due 2023, 4.350% Senior Notes due 2024, 4.500% Senior Notes due 2025, 4.560% Senior Notes due 2026 and 4.750% Senior Notes due 2026 (collectively, the “existing notes”). See “Description of Notes—Guarantees.”

Ranking

The notes will be our and the guarantors’ general senior unsecured obligations, will rank equal in right of payment with all of our and the guarantors’ existing and future senior indebtedness, including our unsecured revolving credit facility, our unsecured term loan facility and our existing notes, and will rank senior in right of payment to all of our and the guarantors’ existing and future subordinated indebtedness. However, the notes will be effectively subordinated to all secured indebtedness to the extent of the value of the collateral securing such indebtedness. The notes will also be structurally subordinated to the indebtedness and other obligations of the non-guarantor subsidiaries with respect to the assets of such entities.

The non-guarantor subsidiaries accounted for approximately $16.7 million, or 13.0%, of our total revenues and approximately $3.4 million, or 6.4%, of our net income for the three months ended March 31, 2017. The non-guarantor subsidiaries accounted for approximately $576.1 million, or 11.4%, of our total assets and approximately $184.2 million, or 6.6%, of our total liabilities as of March 31, 2017. Excluded from these total revenues, net income, total assets and total liabilities are certain intercompany balances that are eliminated in consolidation.

As of March 31, 2017, we and the guarantor subsidiaries had no outstanding secured indebtedness, and the non-guarantor subsidiaries had approximately $179.6 million of outstanding secured indebtedness. As of March 31, 2017, the guarantor subsidiaries had guaranteed indebtedness in the amount of approximately $2.5 billion.

Certain Covenants	The indenture governing the notes contains certain covenants that, among other things, restrict our ability and the ability of our restricted subsidiaries to:

•	incur debt; and

•	merge, consolidate or transfer all or substantially all of our assets.

We and our restricted subsidiaries will also be required to maintain total unencumbered assets of at least 150% of our unsecured debt.

These covenants are subject to a number of important exceptions and qualifications. See “Description of Notes—Certain Covenants.”

No Public Market	The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes. See “Underwriting (Conflicts of Interest).”

Book-Entry Form

We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company, or DTC. Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, S.A., or Clearstream, and Euroclear Bank, SA/NV, or Euroclear, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture. The notes will be issued only in denominations of $2,000 and multiples of $1,000 in excess thereof. See “Description of Notes—Book Entry Delivery and Settlement.”

Additional Issuances	We may, without the consent of or notice to holders of the notes, issue additional notes from time to time in the future, provided that such additional notes must be treated as part of the same issue for U.S. federal income tax purposes as the notes offered hereby.

Use of Proceeds	The net proceeds to us from the sale of the notes offered hereby are expected to be approximately $ million, after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds from this offering to repay the outstanding principal balance of our unsecured revolving credit facility and the remaining amount of net proceeds for general business purposes, which may include funding our ongoing pipeline of acquisition and build-to-suit projects. Pending application of any portion of the net proceeds from this offering to the uses described above, we may invest such proceeds in interest-bearing accounts and short-term interest-bearing securities which are consistent with our qualification as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). See “Use of Proceeds.”

Conflicts of Interest	Certain of the underwriters or their affiliates act as lenders and/or agents under our unsecured revolving credit facility and, accordingly, may receive an amount in excess of 5% of the net proceeds from this offering. See “Use of Proceeds” and “Underwriting (Conflicts of Interest).”

Risk Factors	Investing in the notes involves risks. See the “Risk Factors” section beginning on page S-13 of this prospectus supplement, the “Risk Factors” section beginning on page 5 of the accompanying prospectus and the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2016 and our other filings with the SEC, for other information you should consider before deciding to invest in the notes.

Tax Consequences	The U.S. federal income tax consequences of purchasing, owning and disposing of the notes are summarized in “Supplemental U.S. Federal Income Tax Considerations” on page S-45 of this prospectus supplement and “U.S. Federal Income Tax Considerations” on page 41 of the accompanying prospectus.

Trustee	UMB Bank, n.a.

Governing Law	State of New York

Summary Financial Data

The following table sets forth summary consolidated financial data as of the dates and for the periods indicated. The summary consolidated balance sheet data as of December 31, 2016 and 2015, and the summary consolidated operating statement data for each of the years in the three-year period ended December 31, 2016, have been derived from our audited consolidated financial statements, which are incorporated by reference in this prospectus supplement. The summary consolidated balance sheet data as of March 31, 2017, and the summary consolidated operating statement data for the three months ended March 31, 2017 and 2016, have been derived from our unaudited consolidated financial statements, which are incorporated by reference in this prospectus supplement. The summary consolidated balance sheet data as of March 31, 2016 and December 31, 2014 have been derived from our consolidated financial statements, which are not included or incorporated by reference in this prospectus supplement.

Our historical results are not necessarily indicative of future performance or results of operations. Our results for the three month period ended March 31, 2017 are not necessarily indicative of the results that may be expected for a full year or any other period. The summary consolidated financial data should be read in conjunction with, and is qualified in its entirety by reference to, the financial statements, related notes and schedules and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2017, respectively, and incorporated by reference in this prospectus supplement.

Operating Statement Data:

	Three Months Ended March 31,		Year Ended December 31,
(dollars in thousands)	2017	2016	2016	2015	2014
	(unaudited)
Rental revenue	$107,037	$93,778	$399,589	$330,886	$286,673
Tenant reimbursements	3,749	3,865	15,595	16,320	17,663
Other income	692	1,210	9,039	3,629	1,009
Mortgage and other financing income	17,634	19,915	69,019	70,182	79,706

Total revenue	129,112	118,768	493,242	421,017	385,051
Property operating expense	6,350	5,481	22,602	23,433	24,897
Other expense	—	5	5	648	771
General and administrative expense	11,057	9,218	37,543	31,021	27,566
Retirement severance expense	—	—	—	18,578	—
Costs associated with loan refinancing or payoff, net	5	552	905	270	301
Interest expense, net	30,692	23,289	97,144	79,915	81,270
Transaction costs	57	444	7,869	7,518	2,452
Provision for loan losses	—	—	—	—	3,777
Depreciation and amortization	28,077	29,955	107,573	89,617	66,739

Income before equity in income from joint ventures and other items	52,874	53,824	219,601	170,017	177,278
Equity in (loss) income from joint ventures	(8)	212	619	969	1,273
Gain on sale or acquisition, net	2,004	—	5,315	23,829	1,209
Gain on sale of investment in a direct financing lease	—	—	—	—	220

Income before income taxes	54,870	54,036	225,535	194,815	179,980
Income tax (expense) benefit	(954)	144	(553)	(482)	(4,228)

Income from continuing operations	$53,916	$54,180	$224,982	$194,333	$175,752
Discontinued operations:
Income from discontinued operations	—	—	—	199	505
Transaction (costs) benefit	—	—	—	—	3,376

Net income	53,916	54,180	224,982	194,532	179,633
Preferred dividend requirements	(5,952)	(5,952)	(23,806)	(23,806)	(23,807)

Net income available to common shareholders of EPR Properties	$47,964	$48,228	$201,176	$170,726	$155,826

Balance Sheet Data:

	As of March 31,		As of December 31,
(dollars in thousands)	2017	2016	2016	2015	2014
	(unaudited)
Net real estate investments	$4,027,594	$3,503,451	$3,915,402	$3,427,729	$2,839,333
Mortgage notes and related accrued interest receivable, net	671,797	457,429	613,978	423,780	507,955
Investment in a direct financing lease, net	103,095	191,720	102,698	190,880	199,332
Total assets	5,046,782	4,343,540	4,865,022	4,217,270	3,686,275
Common dividends payable	22,022	20,269	20,367	18,401	16,281
Preferred dividends payable	5,952	5,952	5,951	5,951	5,952
Debt	2,616,382	1,996,131	2,485,625	1,981,920	1,629,750
Total liabilities	2,807,373	2,156,502	2,679,121	2,143,402	1,759,786
Noncontrolling interests	—	—	—	—	377
Total equity	2,239,409	2,187,038	2,185,901	2,073,868	1,926,489

Other Financial Data:

	Three Months Ended March 31,	Year Ended December 31,
	2017	2016	2015	2014
Ratio of earnings to fixed charges(1)	2.5x	2.9x	2.5x	2.9x

(1)	For purposes of computing the ratio of earnings to fixed charges, (a) “earnings” is the sum of income from continuing operations before adjustment for income or loss from equity investees, plus fixed charges (excluding capitalized interest) and (b) “fixed charges” consist of interest expensed and capitalized and amortized premiums, discounts and capitalized expenses related to indebtedness.

RISK FACTORS

Investment in the notes involves a high degree of risk. You should carefully consider the risks and uncertainties described below as well as other information contained in or incorporated by reference in this prospectus supplement before making an investment decision, including the risks described in the “Risk Factors” section of the accompanying prospectus and the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2016 and our other filings with the SEC. The risks and uncertainties described below and incorporated herein by reference are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. See “Cautionary Statement Concerning Forward-Looking Statements.” If any of the events described in the risk factors below occur, our business, financial condition, operating results and prospects could be materially adversely affected, which in turn could adversely affect our ability to repay the notes.

Our indebtedness may affect our ability to operate our business and may have a material adverse effect on our financial condition and results of operations. We and the guarantors may incur additional indebtedness, including secured indebtedness.

As of March 31, 2017, we had total debt outstanding of approximately $2.6 billion and our guarantor subsidiaries had guaranteed indebtedness in the amount of approximately $2.5 billion. After giving effect to the sale of $         million aggregate principal amount of notes offered hereby and the application of proceeds therefrom, we would have had total debt outstanding of approximately $          billion and our guarantor subsidiaries would have guaranteed indebtedness in the amount of approximately $          billion.

Our indebtedness could have important consequences, such as:

•	limiting our ability to obtain additional financing to fund our working capital needs, acquisitions, capital expenditures or other debt service requirements or for other purposes;

•	limiting our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to service debt;

•	limiting our ability to compete with other companies who are not as highly leveraged, as we may be less capable of responding to adverse economic and industry conditions;

•	restricting us from making strategic acquisitions, developing properties or exploiting business opportunities;

•	restricting the way in which we conduct our business because of financial and operating covenants in the agreements governing our and our subsidiaries’ existing and future indebtedness, including, in the case of certain indebtedness of subsidiaries, certain covenants that restrict the ability of subsidiaries to pay dividends or make other distributions to us;

•	exposing us to potential events of default (if not cured or waived) under financial and operating covenants contained in our or our subsidiaries’ debt instruments that could have a material adverse effect on our business, financial condition and operating results;

•	increasing our vulnerability to a downturn in general economic conditions or in pricing of our investments; and

•	limiting our ability to react to changing market conditions in our industry and in our customers’ industries.

In addition to our debt service obligations, our operations require substantial investments on a continuing basis. Our ability to make scheduled debt payments, to refinance our obligations with respect to our indebtedness and to fund capital and non-capital expenditures necessary to maintain the condition of our operating assets and properties, as well as to provide capacity for the growth of our business, depends on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and financial, business, competitive, legal and other factors.

Subject to the restrictions in our unsecured revolving credit facility, our unsecured term loan facility, the indentures or note purchase agreement governing our existing notes and the indenture governing the notes offered hereby, we and the guarantors may incur significant additional indebtedness, including additional secured indebtedness. Although the terms of our unsecured revolving credit facility, our unsecured term loan facility, the indentures or note purchase agreement governing our existing notes and the indenture governing the notes offered hereby contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and additional indebtedness incurred in compliance with these restrictions could be significant. If new debt is added to our and the guarantors’ current debt levels, the risks described above could increase.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness that may not be successful.

Our ability to satisfy our debt obligations will depend upon, among other things:

•	our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, many of which are beyond our control; and

•	our future ability to borrow under our unsecured revolving credit facility, the availability of which depends on, among other things, our complying with the covenants in our unsecured term loan facility, the indentures or note purchase agreement governing our existing notes and the indenture governing the notes offered hereby.

We cannot assure you that our business will generate sufficient cash flow from operations, or that we will be able to draw under our unsecured revolving credit facility or otherwise, in an amount sufficient to fund our liquidity needs.

If our cash flows and capital resources are insufficient to service our indebtedness, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, the terms of existing or future debt agreements may restrict us from adopting some of these alternatives. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations, sell equity and/or negotiate with our lenders to restructure the applicable debt in order to meet our debt service and other obligations. We may not be able to consummate those dispositions for fair market value or at all. Our unsecured revolving credit facility, our unsecured term loan facility, the indentures or note purchase agreement governing our existing notes and the indenture governing the notes offered hereby may restrict, or market or business conditions may limit, our ability to avail ourselves of some or all of these options. Furthermore, any proceeds that we could realize from any such dispositions may not be adequate to meet our debt service obligations then due.

Our debt agreements contain restrictions that will limit our flexibility in operating our business.

Our unsecured revolving credit facility, our unsecured term loan facility, the note purchase agreement governing our 4.350% Senior Notes due 2024 and 4.560% Senior Notes due 2026 and, to a lesser extent, the indentures governing our other existing notes and the indenture governing the notes offered hereby contain, and any instruments governing future indebtedness of ours likely would contain, a number of covenants that will impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make distributions in respect of our capital stock or make other restricted payments;

•	make certain payments on debt that is subordinated or secured on a junior basis;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with our affiliates; and

•	designate our subsidiaries as unrestricted subsidiaries.

Any of these restrictions could limit our ability to plan for or react to market conditions and could otherwise restrict corporate activities. Any failure to comply with these covenants could result in a default under our unsecured revolving credit facility, our unsecured term loan facility, our note purchase agreement and the applicable indentures. Upon a default, unless waived, the lenders under our unsecured revolving credit facility could elect to terminate their commitments, cease making further loans, accelerate repayment of the indebtedness thereunder and force us into bankruptcy or liquidation. Upon a default, unless waived, the lenders under our unsecured term loan facility could elect to accelerate repayment of the indebtedness thereunder and force us into bankruptcy or liquidation. Holders of our existing notes and the notes offered hereby would also have the ability ultimately to accelerate repayment of the indebtedness thereunder and force us into bankruptcy or liquidation, subject to the terms of the applicable indentures or note purchase agreement. In addition, a default under any of our unsecured revolving credit facility, our unsecured term loan facility, our note purchase agreement or the applicable indentures would trigger a cross default under our other agreements and could trigger a cross default under the agreements governing our future indebtedness. Our operating results may not be sufficient to service our indebtedness or to fund our other expenditures and we may not be able to obtain financing to meet these requirements. See “Description of Notes.”

We will depend on dividends and distributions from our direct and indirect subsidiaries to fulfill our obligations under the notes. The creditors of these subsidiaries are entitled to amounts payable to them by the subsidiaries before the subsidiaries may pay any dividends or distributions to us.

Substantially all of our assets are held through our subsidiaries. We depend on these subsidiaries for substantially all of our cash flow. The creditors of each of our direct and indirect subsidiaries are entitled to payment of that subsidiary’s obligations to them, when due and payable, before distributions may be made by that subsidiary to us. Thus, our ability to service our debt obligations, including our ability to pay the interest on and principal of the notes when due, depends on our subsidiaries’ ability first to satisfy their obligations to their creditors and then to make distributions to us. Our subsidiaries are separate and distinct legal entities and have no obligations, other than under the guarantee of the notes, to make any funds available to us.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under our unsecured revolving credit facility, our unsecured term loan facility, our note purchase agreement governing our 4.350% Senior Notes due 2024 and 4.560% Senior Notes due 2026 or the indentures governing our other existing notes, that is not waived by the required holders of such indebtedness, could leave us unable to pay principal, premium, if any, or interest on the notes and could substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on such indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, including our unsecured revolving credit facility, our unsecured term loan facility and our existing notes, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with any accrued and unpaid interest, the lenders under our unsecured revolving credit facility could elect to terminate their commitments, cease making further loans and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek waivers from the required lenders under our unsecured revolving credit facility or our unsecured term loan facility to avoid being in default. In addition, upon the occurrence of a “change of control,” as defined in the indenture governing our existing 7.750% Senior Notes due 2020 and the note purchase agreement governing our 4.350% Senior Notes due 2024 and 4.560% Senior Notes due 2026, with certain exceptions, each holder of such notes will have the right to require us to purchase the notes. The holders of the notes offered hereby will not have such a right. Our failure to purchase, or give notice of purchase of, our existing 7.750% Senior Notes due 2020, 4.350% Senior Notes due 2024 or 4.560% Senior Notes due 2026 would be a default under the indenture and note purchase agreement governing the notes. If we breach our covenants under our unsecured revolving credit facility or our unsecured term loan facility and seek waivers, we may not be able to obtain waivers from the required lenders thereunder.

Your right to receive payments on the notes is effectively subordinated to the right of lenders who have a security interest in our assets to the extent of the value of those assets.

Our obligations under our unsecured revolving credit facility, our unsecured term loan facility, the notes and the guarantors’ obligations under their guarantees of such indebtedness will be unsecured, but our obligations under certain other financing arrangements with lenders are secured by mortgages and security interests in certain of our properties and the ownership interests of certain of our subsidiaries. If we are declared bankrupt or insolvent, or if we default under our secured financing arrangements, the funds borrowed thereunder, together with accrued interest, could become immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes at such time. In any such event, because the notes are not secured by any of such assets, it is possible that there would not be sufficient assets from which your claims could be satisfied.

As of March 31, 2017, we and the guarantor subsidiaries had no outstanding secured indebtedness, and the non-guarantor subsidiaries had approximately $179.6 million of outstanding secured indebtedness.

Claims of noteholders will be structurally subordinated to claims of creditors of any of our subsidiaries that do not guarantee the notes.

We conduct all of our operations through our subsidiaries. Subject to certain limitations, we currently have, and the indenture governing the notes permits us to form or acquire in the future, certain subsidiaries that are not guarantors of the notes and to permit such non-guarantor subsidiaries to acquire assets and incur indebtedness, and noteholders would not have any claim as a creditor against any of our non-guarantor subsidiaries to the assets and earnings of those subsidiaries. The claims of the creditors of those subsidiaries, including their trade creditors, banks and other lenders, would have priority over any of our claims or those of our other subsidiaries as equity holders of the non-guarantor subsidiaries. Consequently, in any insolvency, liquidation, reorganization, dissolution or other winding-up of any of the non-guarantor subsidiaries, creditors of those subsidiaries would be paid before any amounts would be distributed to us or to any of the guarantors as equity and thus become available to satisfy our obligations under the notes and other claims against us or the guarantors.

The non-guarantor subsidiaries accounted for approximately $16.7 million, or 13.0%, of our total revenues and approximately $3.4 million, or 6.4%, of our net income for the three months ended March 31, 2017. The non-guarantor subsidiaries accounted for approximately $576.1 million, or 11.4%, of our total assets and approximately $184.2 million, or 6.6%, of our total liabilities as of March 31, 2017. Excluded from these total revenues, net income, total assets and total liabilities are certain intercompany balances that are eliminated in consolidation.

The lenders under our unsecured revolving credit facility and our unsecured term loan facility have the discretion to release the guarantors under the applicable credit agreements in a variety of circumstances, which will cause those guarantors to be released from their guarantees of the notes.

While any obligations under our unsecured revolving credit facility and our unsecured term loan facility remain outstanding, any guarantee of the notes may be released without action by, or consent of, any holder of the notes or the trustee under the indenture under which the notes offered hereby will be issued at the discretion of lenders under our credit facilities, if such guarantor is no longer a guarantor of obligations under such credit facilities or any other material indebtedness. See “Description of Notes—Guarantees.” The lenders under our unsecured revolving credit facility and our unsecured term loan facility have the discretion to release the guarantees under such credit facilities in a variety of circumstances. Moreover, to the extent we refinance our credit facilities with debt which is not guaranteed or the credit facilities are no longer outstanding, the guarantors may also be released. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of noteholders.

U.S. federal and state statutes allow courts, under specific circumstances, to avoid the guarantees, subordinate claims in respect of the guarantees and require noteholders to return payments received from the guarantors.

Certain of our subsidiaries will guarantee the obligations under the notes. The issuance of the guarantees by the guarantors may be subject to review under federal and state laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by, or on behalf of, the unpaid creditors of a guarantor. Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer, insolvency, fictitious indebtedness and similar laws, a court may avoid or otherwise decline to enforce a guarantor’s guarantee or may subordinate the notes or such guarantee to the applicable guarantor’s existing and future indebtedness. While the relevant laws may vary from state to state, a court might do so if it found that when the applicable guarantor entered into its guarantee, or, in some states, when payments became due under such guarantee, the applicable guarantor received less than reasonably equivalent value or fair consideration in exchange for its issuance of the guarantee and:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction, or was about to engage in a business or transaction, for which its remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured.

Under the fictitious indebtedness laws of some states, the presence of the above-listed factors is not required for a guarantee to be invalidated.

A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration in exchange for such guarantee if such guarantor did not substantially benefit directly or indirectly from the issuance of such guarantee.

The measures of insolvency for purposes of these fraudulent transfer, insolvency and similar laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent and unliquidated liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

A court might also avoid a guarantee, without regard to the above factors, if the court found that the applicable subsidiary guarantor entered into its guarantee with the actual intent to hinder, delay or defraud its creditors. In addition, any payment by a guarantor pursuant to its guarantee could be avoided and required to be returned to such guarantor or to a fund for the benefit of such guarantor’s overall creditor body, and accordingly the court might direct you to repay any amounts that you had already received from such guarantor.

To the extent a court avoids any of the guarantees as fraudulent transfers or holds any of the guarantees unenforceable or avoidable for any other reason, holders of notes would cease to have any direct claim against the applicable guarantor. If a court were to take this action, the applicable guarantor’s assets would be applied first to satisfy the applicable guarantor’s direct liabilities, if any, and might not be applied to the payment of the guarantee. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any.

Each guarantee will contain a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being avoided under applicable fraudulent transfer laws or may reduce the guarantor’s obligation to an amount that effectively makes the guarantee worthless.

There is no established trading market for the notes. If an actual trading market does not develop for the notes, you may not be able to resell them quickly, for the price that you paid or at all.

The notes will constitute new issues of securities and there is no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. Each underwriter may discontinue any market making in the notes at any time, in its sole discretion, without notice. As a result, we cannot assure you as to the liquidity of any trading market for the notes.

We also cannot assure you that you will be able to sell your notes at a particular time or at all, or that the prices that you receive when you sell them will be favorable. If no active trading market develops, you may not be able to resell your notes at their fair market value, or at all. The liquidity of, and trading market for, the notes may also be adversely affected by, among other things:

•	prevailing interest rates;

•	our operating performance and financial condition;

•	the interest of securities dealers in making a market; and

•	the market for similar securities.

It is possible that the market for the notes will be subject to disruptions. Any disruptions may have a negative effect on holders of the notes, regardless of our prospects and financial performance.

The market price of the notes may fluctuate significantly.

The market price of the notes may fluctuate significantly in response to many factors, including:

•	actual or anticipated variations in our operating results, funds from operations, cash flows, liquidity or distributions;

•	changes in our earnings estimates or the estimates of analysts covering our Company;

•	publication of research reports about us or the real estate industry or the sectors in which we operate;

•	the failure to maintain our current credit ratings or comply with our debt covenants;

•	increases or decreases in market interest rates;

•	changes in market valuations of similar companies;

•	adverse market reaction to any securities we may issue or additional debt we incur in the future;

•	additions or departures of key management personnel;

•	actions by institutional investors;

•	speculation in the press or investment community;

•	high levels of volatility in the credit markets;

•	the realization of any of the other risk factors included in or incorporated by reference in this prospectus supplement and the accompanying prospectus; and

•	general market and economic conditions.

In addition, many of the factors listed above are beyond our control. These factors may cause the market price of the notes to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure investors that the market price of the notes will not decline in the future, and it may be difficult for investors to resell the notes at prices they find attractive, or at all.

An increase in interest rates could result in a decrease in the market value of the notes.

In general, as market interest rates rise, the value of notes bearing interest at a fixed rate generally decline. Consequently, if you purchase these notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

Our credit ratings may not reflect all risks of an investment in the notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the notes. Each agency’s ratings should be evaluated independently of any other agency’s rating. Any future lowering of our credit ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

USE OF PROCEEDS

The net proceeds to us from the sale of the notes offered hereby are expected to be approximately $      million, after deducting the underwriting discount and our estimated offering expenses.

We intend to use the net proceeds from this offering to repay the outstanding principal balance of our unsecured revolving credit facility and the remaining amount of net proceeds for general business purposes, which may include funding our ongoing pipeline of acquisition and build-to-suit projects. Pending application of any portion of the net proceeds from this offering to the uses described above, we may invest such proceeds in interest-bearing accounts and short-term interest-bearing securities which are consistent with our qualification as a REIT under the Code.

Our $650.0 million unsecured revolving credit facility bears interest at a floating rate equal to LIBOR plus an applicable spread that ranges from 87.5 basis points to 165 basis points, based on our credit rating. Alternatively, we can elect to have interest accrue at a floating rate equal to the base rate plus an applicable spread that ranges from 0 to 65 basis points based on our credit rating. The “base rate” is defined as the greater of the prime rate, the federal funds rate plus 50 basis points, or the then-current 30-day LIBOR plus 100 basis points. The unsecured revolving credit facility matures on April 24, 2019 (with an additional one-year extension available at our option subject to certain terms and conditions, including payment of an extension fee). At May 12, 2017, we had approximately $375.0 million of indebtedness outstanding under our unsecured revolving credit facility with an interest rate of 2.24% (LIBOR plus 125 basis points).

As discussed above, the net proceeds from this offering will be used to reduce amounts outstanding under our unsecured revolving credit facility. Certain of the underwriters or their affiliates act as lenders and/or agents under our unsecured revolving credit facility and, accordingly, may receive an amount in excess of 5% of the net proceeds from this offering. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2017 on an actual basis and on an as adjusted basis, to give effect to the sale of the notes offered hereby and the application of the net proceeds thereof as described under “Use of Proceeds.” This information should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements and schedules and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2017, incorporated by reference in this prospectus supplement.

	As of March 31, 2017
(dollars in thousands)	Actual	As adjusted
	(unaudited)
Cash, cash equivalents and restricted cash(1)	$42,969	$

Debt:
Unsecured revolving credit facility(2)	150,000		—
Unsecured term loan facility	350,000		350,000
7.750% Senior Notes due 2020	250,000		250,000
5.750% Senior Notes due 2022	350,000		350,000
5.250% Senior Notes due 2023	275,000		275,000
4.350% Senior Notes due 2024	148,000		148,000
4.500% Senior Notes due 2025	300,000		300,000
4.560% Senior Notes due 2026	192,000		192,000
4.750% Senior Notes due 2026	450,000		450,000
% Senior Notes due 2027 offered hereby	—
Other long-term debt	151,382		151,382

Total debt	2,616,382
Shareholders’ equity:

Total shareholders’ equity	2,239,409		2,239,409

Total capitalization	$4,855,791	$

(1)	The net proceeds to us from the sale of the notes offered hereby are expected to be approximately $ million, after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds from this offering to repay the outstanding principal balance of our unsecured revolving credit facility and the remaining amount of net proceeds for general business purposes, which may include funding our ongoing pipeline of acquisition and build-to-suit projects. Pending application of any portion of the net proceeds from this offering to the uses described above, we may invest such proceeds in interest-bearing accounts and short-term interest-bearing securities which are consistent with our qualification as a REIT under the Code. Cash, cash equivalents and restricted cash, as adjusted, as of March 31, 2017 reflects repayment of $150.0 million outstanding under the unsecured revolving credit facility as of March 31, 2017.

(2)	At May 12, 2017, we had approximately $375.0 million of indebtedness outstanding under our unsecured revolving credit facility.

DESCRIPTION OF NOTES

You can find the definitions of certain terms used in this description under “—Certain Definitions.” Unless otherwise indicated, the terms “Issuer,” “we,” “us,” “our,” “EPR” or the “Company” refer to EPR Properties and not to any of its subsidiaries.

The notes offered hereby (the “Notes”) will be issued pursuant to an Indenture (the “Indenture”) among the Issuer, the Guarantors and UMB Bank, n.a., as trustee (the “Trustee”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and prospective investors are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below.

The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Brief Description of the Notes and the Guarantees

The Notes

The Notes will be:

•	general unsecured obligations of the Issuer;

•	equal in right of payment with all other existing and future senior Debt of the Issuer, including Debt under the Credit Agreement and the existing notes;

•	senior in right of payment to any future subordinated Debt of the Issuer;

•	effectively subordinated to any existing and future secured Debt of the Issuer to the extent of the value of the collateral securing such Debt;

•	structurally subordinated to the liabilities and preferred stock of our non-Guarantor subsidiaries; and

•	fully and unconditionally guaranteed by the Guarantors.

The non-Guarantor subsidiaries accounted for approximately $70.5 million, or 14.3%, of our total revenues and approximately $19.1 million, or 8.5%, of our net income for the year ended December 31, 2016. The non-Guarantor subsidiaries accounted for approximately $575.1 million, or 11.8%, of our total assets and approximately $204.9 million, or 7.6%, of our total liabilities as of December 31, 2016. Excluded from these total revenues, net income, total assets and total liabilities are certain intercompany balances that are eliminated in consolidation. See “Risk Factors—Claims of noteholders will be structurally subordinated to claims of creditors of any of our subsidiaries that do not guarantee the notes” and “Risk Factors—Your right to receive payments on the notes is effectively subordinated to the rights of lenders who have a security interest in our assets to the extent of the value of those assets” in this prospectus supplement.

As of December 31, 2016, we and the Guarantor subsidiaries had no outstanding secured indebtedness, and the non-Guarantor subsidiaries had approximately $199.9 million of outstanding secured indebtedness. As of December 31, 2016, the Guarantor subsidiaries had guaranteed indebtedness in the amount of approximately $2.3 billion.

The Guarantees

The Notes will be guaranteed by each of the Issuer’s current and future Domestic Subsidiaries that is a guarantor of or borrower under the Credit Agreement or a guarantor of any other series of notes issued by the Issuer and outstanding as of the date of the Indenture (including the existing notes) until certain conditions are met.

Each Guarantee of the Notes will be:

•	a general unsecured obligation of the Guarantor;

•	equal in right of payment with all other existing and future senior Debt of that Guarantor, including its Guarantee of the Credit Agreement and the existing notes;

•	senior in right of payment to any future subordinated Debt of the Guarantor;

•	effectively subordinated to any existing and future secured Debt of the Guarantor to the extent of the value of the collateral securing such Debt; and

•	structurally subordinated to the liabilities and preferred stock of our non-Guarantor subsidiaries.

See “Risk Factors—U.S. federal and state statutes allow courts, under specific circumstances, to avoid the guarantees, subordinate claims in respect of the guarantees and require noteholders to return payments received from the guarantors” in this prospectus supplement.

Unrestricted Subsidiaries

Certain of our subsidiaries that are existing on the date of the Indenture or are created or acquired after the date of the Indenture may be designated by us as Unrestricted Subsidiaries if the conditions set forth in the definition are met.

Principal, Interest and Maturity

In this offering, the Issuer will issue $        million aggregate principal amount of Notes. The Notes will mature on                 , 2027. Interest on the Notes will accrue at the rate of     % per annum and will be payable semi-annually in arrears on                  and                 to holders of record of Notes on the immediately preceding                  and                 , commencing on                 , 2017.

The Indenture will provide for the issuance of additional Notes having identical terms and conditions (except for the issue date and, in some cases, the public offering price and the first interest payment date) as the Notes (the “Additional Notes”) from time to time after this offering, subject to the provisions of the Indenture described below under the caption “—Certain Covenants—Limitations on Incurrence of Debt”; provided that the Additional Notes must be treated as part of the same issue as the Notes for U.S. federal income tax purposes. Such Additional Notes may be consolidated and form a single series with the Notes. Interest on the Notes will accrue from the most recent date through which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Notes will be issued in denominations of $2,000 and integral multiples of $1,000 thereof. All payments will be in immediately available funds.

If any interest payment date or stated maturity falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such interest payment date or the maturity date, as the case may be.

Guarantees

The Notes will be guaranteed by each of our current and future Domestic Subsidiaries that is a guarantor of or borrower under the Credit Agreement or a guarantor of our existing notes. These Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Guarantee will be limited as necessary to reduce the likelihood of that Guarantee constituting a fraudulent conveyance under applicable law. See “Risk Factors—U.S. federal and state statutes allow courts, under specific circumstances, to avoid the guarantees, subordinate claims in respect of the guarantees and require noteholders to return payments received from the guarantors” in this prospectus supplement.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Issuer or another Guarantor, unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default exists under the Indenture; and

(2)	subject to the provisions of the following paragraph, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture and its Guarantee pursuant to a supplemental indenture satisfactory to the Trustee.

The Guarantee of a Guarantor will be released, and any Person acquiring assets (including by way of consolidation, merger, sale or conveyance) or Capital Stock of a Guarantor in accordance with the provisions of (1) or (2) below shall not be required to assume the obligations of any such Guarantor:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of consolidation, merger, sale or conveyance) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Guarantor;

(2)	in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Guarantor;

(3)	in connection with a Guarantor becoming an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture;

(4)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor and the dissolution of that Guarantor, in each case in accordance with the applicable provisions of the Indenture;

(5)	in the event that the Issuer exercises its discharge or full defeasance options as described under “—Discharge, Defeasance and Covenant Defeasance”; or

(6)	in the event that the obligation as a borrower or guarantor by such Guarantor of both the Credit Agreement and the existing notes is released or discharged (other than as a result of payment under such obligation) and such Guarantor is not otherwise required to provide a Guarantee in accordance with the covenant described under “—Certain Covenants—Additional Guarantees.”

Optional Redemption

The Issuer will not be entitled to redeem all or any portion of the Notes at its option except as provided in this section. The Issuer will be entitled at its option to redeem all or any portion of the Notes at a redemption price equal to 100% of the principal amount of such Notes plus the Applicable Premium as of, and any accrued and unpaid interest to, but not including, the redemption date (subject to the right of the holders of Notes on the relevant record date to receive interest due on the relevant interest payment date); provided, that if the Notes are redeemed on or after                 , 2027 (three months prior to the maturity date, the “Par Call Date”), the redemption price will be 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the redemption date. Notice of such redemption must be mailed by first class mail to each noteholder’s registered address, not less than 30 nor more than 60 days prior to the redemption date. The notice of redemption will specify, among other items, the redemption date, the redemption price and the principal amount of the Notes held by the holder to be redeemed.

After notice of optional redemption has been given as provided in the Indenture, if funds for the redemption of any Notes called for redemption have been made available on the redemption date, such Notes called for redemption will cease to bear interest on the date fixed for the redemption specified in the redemption notice and the only right of the holders of such Notes will be to receive payment of the redemption price.

The Issuer will notify the Trustee at least 45 days prior to the redemption date (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of the Notes to be redeemed and the redemption date. If less than all the Notes are to be redeemed, the Trustee shall select, pro rata or by lot or by any such similar method in accordance with the procedures of DTC, the Notes to be redeemed. Notes may be redeemed in part in the minimum authorized denomination for the Notes or in any integral multiple thereof. The paying agent will promptly mail to each holder of Notes to be redeemed payment for such Notes, and the Trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new Note in principal amount equal to any unpurchased portion of the Notes redeemed.

Certain Covenants

Limitations on Incurrence of Debt

The Issuer will not, and will not permit any Restricted Subsidiary to, incur any additional Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of the Issuer’s and its Restricted Subsidiaries’ outstanding Debt on a consolidated basis determined in accordance with GAAP would be greater than 60% of the sum of (without duplication):

(1)	the Total Assets of the Issuer and its Restricted Subsidiaries as of the end of the calendar year or quarter covered by the Issuer’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, as of the end of the calendar quarter covered by the Issuer’s most recent report filed with the Trustee) prior to the incurrence of such additional Debt (the “Measurement Date”); and

(2)	the purchase price of any Real Estate Assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire Real Estate Assets or mortgages receivable or used to reduce Debt), by the Issuer or any of its Restricted Subsidiaries on a consolidated basis since the Measurement Date (such sum of clauses (1) and (2) being collectively referred to as “Adjusted Total Assets”).

In addition to the above limitations on the incurrence of Debt, the Issuer will not, and will not permit any Restricted Subsidiary to, incur any Secured Debt if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds thereof, the aggregate principal amount of all of the Issuer’s and its Restricted Subsidiaries’ outstanding Secured Debt on a consolidated basis in accordance with GAAP is greater than 40% of Adjusted Total Assets.

In addition to the above limitations on the incurrence of Debt, the Issuer will not, and will not permit any Restricted Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service for the four consecutive fiscal quarters ended on the Measurement Date shall have been less than 1.5x, on a pro forma basis after giving effect to the incurrence of such Debt and to the application of the proceeds therefrom, and calculated on the assumption that:

(1)	such Debt and any other Debt incurred by the Issuer and any of its Restricted Subsidiaries on a consolidated basis since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had been incurred at the beginning of such period;

(2)	the repayment or retirement of any other Debt by the Issuer and any of its Restricted Subsidiaries on a consolidated basis since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period);

(3)	in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with appropriate pro forma adjustments to, among other things, Consolidated Income Available for Debt Service with respect to such acquisition being included in such pro forma calculation; and

(4)	in the case of any acquisition or disposition by the Issuer or any of its Restricted Subsidiaries on a consolidated basis of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate pro forma adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service, the interest rate on such Debt will be computed on a pro forma basis as if the average interest rate in effect during the entire such four-quarter period had been the applicable rate for the entire such period; provided, however, that for purposes of calculating Annual Debt Service for Debt for which there is a corresponding Hedging Obligation, Annual Debt Service shall be calculated after giving effect to the Hedging Obligation.

Maintenance of Total Unencumbered Assets

The Issuer and its Restricted Subsidiaries will maintain Total Unencumbered Assets as of the end of each fiscal quarter of not less than 150% of the aggregate outstanding principal amount of the Issuer’s and its Restricted Subsidiaries’ Unsecured Debt as of the end of each fiscal quarter, all calculated on a consolidated basis in accordance with GAAP.

Additional Guarantees

The Issuer will and will cause each Domestic Subsidiary that is a guarantor of or borrower under the Credit Agreement and the existing notes to become a Guarantor and execute a supplemental indenture and deliver a customary opinion of counsel satisfactory to the Trustee within ten Business Days of the date on which it incurred such Debt.

Maintenance of Properties

The Issuer will, or will cause its Subsidiaries and their respective tenants to, maintain, keep in good condition and make all necessary repairs, renewals, replacements, betterments and improvements of the Issuer’s and its Subsidiaries’ properties that Issuer deems necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times. The Issuer or its Subsidiaries may, however, sell or otherwise dispose for value the Issuer’s or any of its Subsidiary’s properties in the ordinary course of business.

Insurance

The Issuer will, and will cause each of its Subsidiaries, and the Issuer will cause the Issuer’s and its Subsidiaries’ tenants to maintain, in accordance with their respective leases, customary policies of insurance with responsible companies, taking into consideration prevailing market conditions and availability, for all of the Issuer’s and its Subsidiaries’ properties and operations; provided however, the requirements in this covenant shall not require the purchase or maintenance of insurance by a tenant in excess of the requirements set forth in the applicable lease.

Existence

Except as permitted as described below under “—Merger, Consolidation or Sale,” the Issuer and its Restricted Subsidiaries will agree to do all things necessary to preserve and keep their existence, rights and franchises; provided, however, that the existence of a Restricted Subsidiary may be terminated if the Board of Directors of the Issuer determines that it is in the best interests of the Issuer to do so and the Issuer and its Restricted Subsidiaries will not be required to preserve any right or franchise if it determines that the preservation of that right or franchise is no longer desirable in the conduct of its business and that its loss is not disadvantageous in any material respect to the holders of Notes.

Provision of Financial Information

Whether or not required by the Commission, so long as any Notes are outstanding, the Issuer will furnish to the holders of Notes, within the time periods specified in the Commission’s rules and regulations:

(1)	all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports.

The availability of the foregoing materials on the Commission’s website shall be deemed to satisfy the foregoing delivery obligations.

In addition, whether or not required by the Commission, the Issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

The quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Issuer, as applicable, and its Restricted Subsidiaries separate from the financial condition and results of operations of our Unrestricted Subsidiaries.

Merger, Consolidation or Sale

The Issuer may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (2) sell, assign, transfer, convey, lease (other than to an unaffiliated operator in the ordinary course of business) or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1)	either: (a) the Issuer is the surviving corporation or trust; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation or trust organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)	the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Issuer under the Notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee; and

(3)	immediately after such transaction, on a pro forma basis giving effect to such transaction or series of transactions (and treating any obligation of the Issuer or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default exists under the Indenture.

This covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and its Restricted Subsidiaries.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, transfer or other disposition of all or substantially all of the properties or assets of the Issuer in accordance with the foregoing provisions, the successor Person formed by such consolidation or into which the Issuer is merged or to which such sale, assignment, transfer, conveyance or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture with the same effect as if such successor initially had been named as the Issuer therein. When a successor assumes all the obligations of its predecessor under the Indenture and the Notes following a consolidation or merger, or any sale, assignment, transfer, conveyance, transfer or other disposition of 90% or more of the assets of the predecessor in accordance with the foregoing provisions, the predecessor shall be released from those obligations.

Events of Default, Notice and Waiver

The Indenture provides that the term “Event of Default” with respect to the Notes means any of the following:

(1)	the Issuer or its Restricted Subsidiaries do not pay the principal or any premium on the Notes when due and payable;

(2)	the Issuer or its Restricted Subsidiaries do not pay interest on the Notes within 30 days after the applicable due date;

(3)	The Issuer or its Restricted Subsidiaries do not comply with its obligations under “—Merger, Consolidation or Sale”;

(4)	the Issuer or its Restricted Subsidiaries remain in breach of any other term of the Indenture for 60 days after they receive a notice of Default stating they are in breach. Either the Trustee or the holders of more than 25% in principal amount of the then outstanding Notes may send the notice;

(5)	final judgments aggregating in excess of $50.0 million (exclusive of amounts covered by insurance) are entered against the Issuer and its Restricted Subsidiaries and are not paid, discharged or stayed for a period of 60 days;

(6)	the Issuer or its Restricted Subsidiaries default under any of their indebtedness in an aggregate principal amount exceeding $50.0 million after the expiration of any applicable grace period, which default results in the acceleration of the maturity of such indebtedness. Such default is not an Event of Default if the other indebtedness is discharged, or the acceleration is rescinded or annulled, within a period of 30 days after the Issuer or its Restricted Subsidiaries receives notice specifying the default and requiring that they discharge the other indebtedness or cause the acceleration to be rescinded or annulled. Either the Trustee or the holders of more than 25% in principal amount of the then outstanding Notes may send the notice;

(7)	the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur; or

(8)	any Guarantee of a Significant Subsidiary of the Issuer ceases to be in full force and effect or is declared null and void or any Guarantor denies or disaffirms its obligations under the indenture or any Guarantee other than by reason of the release of any such Guarantee in accordance with the Indenture.

Remedies if an Event of Default Occurs

If an Event of Default with respect to the Notes has occurred and has not been cured, either the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the entire principal amount of the Notes to be due and immediately payable by written notice to the Issuer and the Trustee. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the Notes will be automatically accelerated, without any action by the Trustee or any holder. At any time after the Trustee or the holders have accelerated the Notes, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the then outstanding Notes may, under certain circumstances, rescind and annul such acceleration.

The Trustee will be required to give notice to the holders of Notes within 90 days after an Event of Default under the Indenture of which the Trustee is aware unless the Default has been cured or waived. The Trustee may withhold notice to the holders of the Notes of any Event of Default, except an Event of Default in the payment of the principal of or interest on the Notes, if specified responsible officers of the Trustee in good faith determine that withholding the notice is in the interest of the holders.

Except in cases of an Event of Default, where the Trustee has some special duties, the Trustee is not required to take any action under the Indenture at the request of any holders of Notes unless such holders offer the Trustee protection from expenses and liability satisfactory to the Trustee. We refer to this as an “indemnity.” If such indemnity is provided, the holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. These majority holders may also direct the Trustee in performing any other action under the Indenture, subject to certain limitations.

Before a holder bypasses the Trustee and brings its own lawsuit or other formal legal action or takes other steps to enforce its rights or protect its interests relating to the Notes, the following must occur:

(1)	The holder must give the Trustee written notice that an Event of Default with respect to the Notes has occurred and remains uncured;

(2)	The holders of at least a majority in principal amount of all outstanding Notes must make a written request that the Trustee take action because of the Event of Default, and must offer indemnity to the Trustee against the cost and other liabilities of taking that action satisfactory to the Trustee;

(3)	The Trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity; and

(4)	The holders of at least a majority in principal amount of all outstanding Notes must not have given the Trustee a direction inconsistent with such request within such 60-day period.

However, a holder is entitled at any time to bring a lawsuit for the payment of money due on any Note after its due date.

Within 120 days after the end of each fiscal year, the Issuer will furnish to the Trustee a written statement by certain of the Issuer’s officers certifying that to their knowledge the Issuer and its Restricted Subsidiaries are in compliance with the Indenture and the Notes, or else specifying any Default.

No Liability for Certain Persons

No past, present or future director, officer, employee or stockholder of the Issuer or any of its Subsidiaries or any successor thereof, as such, will have any liability for any obligations of the Issuer or any of its Subsidiaries under the Notes or the Indenture based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The foregoing waiver and release are an integral part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

Modification of the Indenture

Except as provided in the next two succeeding paragraphs, the Indenture and/or the Notes may be amended or supplemented with the written consent of the holders of at least a majority in principal amount of the then outstanding debt securities issued under the Indenture affected by such amendment or supplement voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes) and any existing Default, Event of Default (other than a Default or Event of Default in the payment of the principal or premium, if any, of or interest on the debt securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding debt securities issued under the Indenture affected thereby voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting holder):

(1)	reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes;

(3)	reduce the rate of or change the time for payment of interest on any Note;

(4)	waive a Default or Event of Default in the payment of principal of, or interest or premium on, the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment Default that resulted from such acceleration);

(5)	make any Note payable in money other than that stated in the Notes;

(6)	make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or interest or premium on, the Notes;

(7)	waive a redemption payment with respect to any Note;

(8)	release any Guarantor from any of its obligations under its Guarantee of the Notes or the Indenture, except in accordance with the terms of the Indenture;

(9)	modify or change any provisions of the Indenture affecting the ranking of the Notes or the Guarantees in any manner adverse to the holders of the Notes; and

(10)	make any change in the amendment and waiver provisions set forth in clauses (1) through (9) above.

Notwithstanding the preceding, without the consent of any holder of Notes, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes issued thereunder:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)	to provide for the assumption of the Issuer’s obligations to holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s assets;

(4)	to add additional Guarantees with respect to the Notes;

(5)	to secure the Notes;

(6)	to make any other change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder; or

(7)	to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Any such consent need only approve the substance, rather than the particular form, of the proposed amendment.

Notes are not considered outstanding, and therefore the holders thereof are not eligible to vote, if the Issuer has deposited or set aside in trust for the holders money for their payment or redemption or if the Issuer or one of its affiliates own them. The holders of Notes are also not eligible to vote if they have been fully defeased as described below under “—Discharge, Defeasance and Covenant Defeasance—Full Defeasance.”

Sinking Fund

The Notes are not entitled to any sinking fund payments.

The Trustee, Registrar and Paying Agent

UMB Bank, n.a., is the Trustee under the Indenture. The Issuer has initially designated the Trustee as the registrar and paying agent for the Notes. Payments of interest and principal will be made, and the Notes will be transferable, at the office of the paying agent, or at such other place or places as may be designated pursuant to the Indenture. For Notes that are issued in book-entry form represented by a global security, payments will be made to a nominee of the depository. The Trustee is a lender under our unsecured revolving credit facility and unsecured term loan facility. The Trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if the Trustee acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

Discharge, Defeasance and Covenant Defeasance

Discharge

The Issuer may discharge all of its obligations to the holders of Notes (other than the obligation to register transfers and exchanges) that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the Trustee, in trust, cash in U.S. dollars, non-callable U.S. government agency notes or bonds or a combination thereof, in such amounts as will be sufficient to pay all of the Notes, including any premium, and interest payable thereon.

Full Defeasance

The Issuer can, under particular circumstances, effect a full defeasance of the Notes. This means the Issuer can legally release itself and the Guarantors from any payment or other obligations on the Notes (other than the obligation to register transfers and exchanges) if, among other things, the Issuer puts in place the arrangements described below to repay the holders of the Notes and deliver certain certificates and legal opinions to the Trustee:

(1)	The Issuer must irrevocably deposit in trust for the benefit of all direct holders of the Notes money or U.S. government or U.S. government agency notes or bonds (or, in some circumstances, depositary receipts representing these notes or bonds), or any combination thereof, that will generate enough cash to make interest, principal and any other payments on the Notes on their due date;

(2)	The current federal tax law must be changed or an IRS ruling must be issued permitting the above deposit without causing beneficial owners of the Notes to be taxed on the Notes any differently than if the Issuer did not make the deposit and just repaid the Notes themselves. Under current U.S. federal income tax law, the deposit and the Issuer’s legal release from the Notes would be treated as though the Issuer took back the Notes and gave each beneficial owner of the Notes such owner’s share of the cash and notes or bonds deposited in trust. In that event, the beneficial owners of the Notes could recognize gain or loss on the Notes such owners give back to the Issuer; and

(3)	The Issuer must deliver to the Trustee a legal opinion confirming the tax law change or IRS ruling described above.

If the Issuer did accomplish full defeasance, the holders of the Notes would have to rely solely on the trust deposit for repayment on the Notes. The holders of the Notes could not look to the Issuer or the Guarantors for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of the Issuer’s lenders and other creditors if the Issuer ever became bankrupt or insolvent.

Covenant Defeasance

Under current federal income tax law, the Issuer can make the same type of deposit described above and be released from some of the restrictive covenants in the Indenture and the Notes. This is called “covenant defeasance.” In that event, the holders of the Notes would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay their Notes.

If the Issuer accomplishes covenant defeasance, the following provisions of the Indenture and the Notes would no longer apply:

(1)	any covenants applicable to the Notes and described in this prospectus supplement; and

(2)	certain Events of Default relating to breach of covenants, material unsatisfied judgments and acceleration of the maturity of other debt set forth in this prospectus supplement.

If the Issuer accomplishes covenant defeasance with respect to the Notes, the holders of the Notes can still look to the Issuer for repayment of their Notes if a shortfall in the trust deposit occurred. If one of the remaining Events of Default occurs, for example, the Issuer’s bankruptcy, and the Notes become immediately due and payable, there may be a shortfall. Depending on the event causing the Default, the holders of the Notes may not be able to obtain payment of the shortfall.

The Issuer may exercise its full defeasance option notwithstanding any prior exercise of its covenant defeasance option.

Additional Information

Anyone who receives this prospectus supplement may obtain a copy of the Indenture without charge by writing to EPR Properties, 909 Walnut Street, Suite 200, Kansas City, Missouri 64106, Attention: Investor Relations Department.

Book-Entry Delivery and Settlement

The Notes will be issued in the form of one or more permanent global securities in definitive, fully registered form. The global securities will be deposited with or on behalf of The Depository Trust Company, referred to as DTC, and registered in the name of Cede & Co., as nominee of DTC, and will remain in the custody of the Trustee in accordance with the FAST Balance Certificate Agreement between DTC and the Trustee.

DTC has advised us that:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act;

•	DTC holds securities that its direct participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•	direct participants include securities brokers and dealers (including certain of the underwriters), banks, trust companies, clearing corporations and other organizations and include Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking, SA;

•	DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries;

•	access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•	the rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We have provided the following descriptions of the operations and procedures of DTC solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. Neither we, the underwriters nor the Trustee take any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

We expect that under procedures established by DTC:

•	upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

•	ownership of the notes will be shown on, and the transfer of ownership of the notes will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in the form of a certificate. For that reason, it may not be possible to transfer interests in a global security to those persons. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the Notes represented by that global security for all purposes under the Indenture and under the Notes. Except as described below, owners of beneficial interests in a global security will not be entitled to have Notes represented by that global security registered in their names, will not receive or be entitled to receive the Notes in the form of a physical certificate and will not be considered the owners or holders under the Indenture or under the Notes, and may not be entitled to give the Trustee directions, instructions or approvals. For that reason, each holder owning a beneficial interest in a global security must rely on DTC’s procedures and, if that holder is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that holder owns its interest, to exercise any rights of a holder of Notes under the Indenture or the global security.

Neither we nor the Trustee will have any responsibility or liability for any aspect of DTC’s records relating to the notes or relating to payments made by DTC on account of the notes, or any responsibility to maintain, supervise or review any of DTC’s records relating to the Notes.

We will make payments on the Notes represented by the global securities to DTC or its nominee, as the registered owner of the Notes. We expect that when DTC or its nominee receives any payment on the Notes represented by a global security, DTC will credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the global security as shown in DTC’s records. We also expect that payments by DTC’s participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. DTC’s participants will be responsible for those payments.

Payments on the Notes represented by the global securities will be made in immediately available funds. Transfers between participants in DTC will be made in accordance with DTC rules and will be settled in immediately available funds.

Investors may hold interests in the Notes outside the United States through Euroclear or Clearstream if they are participants in those systems, or indirectly through organizations that are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

The following is based on information furnished by Euroclear or Clearstream, as the case may be.

Euroclear has advised us that:

•	it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash;

•	Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries;

•	Euroclear is operated by Euroclear Bank SA/NV, as operator of the Euroclear System (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”);

•	the Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include underwriters of the notes;

•	indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly;

•	securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”);

•	the Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants; and

•	distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearstream has advised us that:

•	it is incorporated under the laws of Luxembourg as a professional depositary and holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates;

•	Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries;

•	as a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute;

•	Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include underwriters of the notes;

•	indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly; and

•	distributions with respect to securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

We have provided the following descriptions of the operations and procedures of Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of Euroclear and Clearstream and are subject to change by them from time to time. Neither we, the underwriters nor the Trustee take any responsibility for these operations or procedures, and you are urged to contact Euroclear or Clearstream or their respective participants directly to discuss these matters.

Secondary market trading between Euroclear participants and Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other hand, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

The Notes, which are represented by a global note, will be exchangeable for certificated Notes with the same terms in authorized denominations only if:

•	DTC notifies the Issuer that it is unwilling or unable to continue as depositary;

•	DTC ceases to be a registered clearing agency and a successor depositary is not appointed by the Issuer within 120 days; or

•	the Issuer determines not to require all of the Notes to be represented by a global note and notifies the Trustee of that decision.

Governing Law

The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Acquired Debt” means Debt of a Person (1) existing at the time such Person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt is deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Annual Debt Service” as of any date means the amount which was expensed in the four consecutive fiscal quarters ending on the most recent Measurement Date for interest on Debt of the Issuer and its Restricted Subsidiaries excluding (1) amortization of debt discount and deferred financing cost, (2) all gains and losses associated with the unwinding or break-funding of interest rate swap agreements, (3) the write-off of unamortized deferred financing fees, (4) prepayment fees, premiums and penalties and (5) non-cash swap ineffectiveness charges.

“Applicable Premium” means, with respect to any Note on any redemption date, the excess of:

(1)	the present value at such redemption date of (i) the aggregate principal amount of the Note plus (ii) all required interest payments due on the Note through the Par Call Date (excluding interest paid prior to the redemption date and accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus basis points; over

(2)	the principal amount of the Note.

“Board of Directors” means:

(1)	with respect to the Issuer, its Board of Trustees;

(2)	with respect to a corporation, the Board of Directors of the corporation;

(3)	with respect to a partnership, the Board of Directors of the general partner of the partnership or the board or committee of the general partner of the partnership serving a similar function; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in the City of New York are required or authorized to close.

“Capital Stock” means, with respect to any entity, any capital stock (including preferred stock), shares, interests, participation or other ownership interests (however designated) of such entity and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof; provided, however, that leases of real property that provide for contingent rent based on the financial performance of the tenant shall not be deemed to be Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Commission” means the Securities and Exchange Commission.

“Consolidated Income Available for Debt Service” for any period means Earnings from Operations of the Issuer and its Restricted Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (1) total interest expense of the Issuer and its Restricted Subsidiaries for such period, including interest or distributions on Debt of the Issuer and its Restricted Subsidiaries, (2) provision for taxes based on income or profits of the Issuer and its Restricted Subsidiaries for such period, (3) amortization of debt discount and deferred financing costs, (4) provisions for gains and losses on properties, (5) depreciation and amortization (excluding amortization of prepaid cash expenses that were paid in a prior period), (6) the effect of any non-cash charge resulting from a change in accounting principles in determining Earnings from Operations for such period, (7) amortization of deferred charges, (8) the aggregate amount of all non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period), determined on a consolidated basis, to the extent such items increased or decreased Earnings from Operations for such period and (9) straight-lined rental revenue.

“Credit Agreement” means the Amended, Restated and Consolidated Credit Agreement, dated as of April 24, 2015, among the Issuer and certain subsidiaries of the Issuer named therein, as borrowers, KeyBank National Association, as administrative agent, JP Morgan Chase Bank, N.A. and RBC Capital Markets, LLC, as co-syndication agents, Citibank, N.A., Bank of America, N.A. and Barclays Bank PLC, as co-documentation agents, KeyBanc Capital Markets Inc., J.P. Morgan Securities, Inc. and RBC Capital Markets, LLC, as joint book runners and joint lead arrangers, and the lenders party thereto.

“Debt” of the Issuer or any of its Restricted Subsidiaries means, without duplication, any indebtedness of the Issuer or any Restricted Subsidiary, whether or not contingent, in respect of:

(1)	borrowed money or evidenced by bonds, notes, debentures or similar instruments;

(2)	indebtedness for borrowed money secured by any encumbrance existing on property owned by the Issuer or its Restricted Subsidiaries, to the extent of the lesser of (x) the amount of indebtedness so secured or (y) the Fair Market Value of the property subject to such encumbrance;

(3)	the reimbursement obligations in connection with any letters of credit actually drawn or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense, trade payable, conditional sale obligations or obligations under any title retention agreement;

(4)	the principal amount of all obligations of the Issuer and its Restricted Subsidiaries with respect to redemption, repayment or other repurchase of any Disqualified Stock; and

(5)	any lease of property by the Issuer or any of its Restricted Subsidiaries as lessee which is reflected on the Issuer’s or such Restricted Subsidiaries’ consolidated balance sheet as a Capitalized Lease Obligation, to the extent, in the case of items of indebtedness under clauses (1) through (5) above, that any such items would appear as a liability on the Issuer’s or such Restricted Subsidiaries’ consolidated balance sheet in accordance with GAAP.

Debt also includes, to the extent not otherwise included, any obligation by the Issuer and its Restricted Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Issuer or any of its Restricted Subsidiaries); it being understood that Debt shall be deemed to be incurred by the Issuer or any of its Restricted Subsidiaries whenever the Issuer or such Restricted Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof; provided, however, that a Person shall not be deemed to have incurred Debt (or be liable with respect to such Debt) by virtue of Standard Securitization Undertakings.

Debt shall not include (a) Debt arising from agreements of the Issuer or any Restricted Subsidiary providing for indemnification, adjustment or holdback of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition or (b) contingent obligations under performance bonds, performance guarantees, surety bonds, appeal bonds or similar obligations incurred in the ordinary course of business and consistent with past practices. In the case of Debt as of any date issued with original issue discount, the amount of such Debt shall be the accreted value thereof as of such date.

“Default” means, with respect to the Indenture and the Notes, any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any entity, any Capital Stock of such entity which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt), (2) is convertible into or exchangeable or exercisable for Debt, other than Subordinated Debt or Disqualified Stock, or (3) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt), in each case on or prior to the stated maturity of the Notes.

“Domestic Subsidiary” means any Restricted Subsidiary that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Earnings from Operations” for any period means the consolidated net income of the Issuer and its Restricted Subsidiaries (excluding non-controlling interests), excluding gains and losses on sales of investments, extraordinary items (including, in any event, losses on extinguishment of debt), distributions on equity securities, property valuation losses, and the net income of any Person, other than a Restricted Subsidiary of the Issuer (except to the extent of cash dividends or distributions paid to the Issuer or any Restricted Subsidiary) as reflected in the financial statements of the Issuer and its Restricted Subsidiaries for such period, on a consolidated basis determined in accordance with GAAP, and excluding the cumulative effect of changes in accounting principles.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm’s-length free market transaction between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Issuer in good faith.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of determination.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Debt.

“Guarantors” means each Domestic Subsidiary of the Issuer that is a guarantor of or borrower under the Credit Agreement or a guarantor of any other series of notes issued by the Issuer and outstanding as of the date of the Indenture (including the existing notes) and executes the Indenture or a Guarantee of the Notes in accordance with the provisions of the Indenture; and their respective successors and assigns; provided, however, that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Guarantee of the Notes is released in accordance with the terms of the Indenture.

“Hedging Obligation” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2)	other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign exchange rates.

“incur” means issue, create, assume, guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Restricted Subsidiary. Neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Debt. The term “incurrence” when used as a noun shall have a correlative meaning.

“Issue Date” means the date on which the Notes are originally issued under the Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Non-Recourse Debt” means Debt:

(1)	as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), other than pursuant to Standard Securitization Undertakings, or (b) is directly or indirectly liable as a guarantor or otherwise, other than pursuant to Standard Securitization Undertakings; and

(2)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries, other than pursuant to Standard Securitization Undertakings.

“Person” means any individual, corporation, partnership, joint venture, real estate investment trust, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Real Estate Assets” means, as of any date, the real estate, mortgage and lease assets of such Person and its Restricted Subsidiaries on such date, on a consolidated basis determined in accordance with GAAP.

“Restricted Subsidiary” of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary.

“Secured Debt” means, for any Person, Debt secured by a Lien on the property of such Person or any of its Restricted Subsidiaries.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means each Restricted Subsidiary that is a significant subsidiary, if any, of the Issuer as defined in Regulation S-X under the Securities Act.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Restricted Subsidiary which are reasonably customary in commercial mortgage backed securities transactions by the parent or sponsoring entity.

“Subordinated Debt” means Debt which by the terms of such Debt is subordinated in right of payment to the principal of and interest and premium, if any, on the Notes or any Guarantee thereof.

“Subsidiary” means, for any Person, any corporation or other entity of which a majority of the Voting Stock is owned, directly or indirectly, by such Person or one or more other Subsidiaries of such Person.

“Total Assets” means, for any Person as of any date, the sum of (a) Undepreciated Real Estate Assets plus (b) the book value of all assets (excluding Real Estate Assets and intangibles) of such Person and its Restricted Subsidiaries as of such date of determination on a consolidated basis determined in accordance with GAAP.

“Total Unencumbered Assets” means, for any Person as of any date, the sum of, without duplication:

(1)	those Undepreciated Real Estate Assets that are not subject to a Lien securing Debt; and

(2)	all other assets (excluding accounts receivable and intangibles) of such Person and its Restricted Subsidiaries not subject to a Lien securing Debt,

all determined on a consolidated basis in accordance with GAAP; provided that in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Debt for purposes of the covenant set forth above under “Certain Covenants—Maintenance of Total Unencumbered Assets”, all investments in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the redemption date (or in the case of a satisfaction and discharge, at least two Business Days prior to the deposit of funds with the Trustee to pay and discharge the entire indebtedness of the Notes) (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the Par Call Date; provided, however, that if the period from the redemption date to the Par Call Date, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Undepreciated Real Estate Assets” means, as of any date, the cost (being the original cost to the Issuer or any of its Restricted Subsidiaries plus capital improvements) of Real Estate Assets of the Issuer and its Restricted Subsidiaries on such date, before depreciation and amortization of such Real Estate Assets, determined on a consolidated basis in conformity with GAAP.

“Unrestricted Subsidiary” means any Subsidiary created or acquired after June 30, 2010, but only to the extent that such Subsidiary:

(1)	has no Debt other than Non-Recourse Debt;

(2)	is not party to any agreement, contract, arrangement or understanding with the Issuer or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary in the aggregate than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

(3)	is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Debt of the Issuer or any of its Restricted Subsidiaries, other than pursuant to Standard Securitization Undertakings.

If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Debt of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Debt is not permitted to be incurred as of such date under the covenant described under “—Certain Covenants—Limitations on Incurrence of Debt,” the Issuer will be in default of such covenant.

“Unsecured Debt” means, for any Person, any Debt of such Person or its Restricted Subsidiaries which is not Secured Debt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This discussion below is a supplement to, and is intended to be read together with, the discussion in the accompanying prospectus under the heading “U.S. Federal Income Tax Considerations.” This summary of U.S. federal income tax considerations is based on current law, is for general information only and is not tax advice. You should consult with your own tax advisor before investing in the notes.

The following paragraph supplements the discussion under “U.S. Federal Income Tax Considerations—FATCA” of the accompanying prospectus.

The IRS has announced that withholding and reporting under the Foreign Account Tax Compliance Act on payments of gross proceeds from a sale or redemption of the notes will only apply to payments made after December 31, 2018.

The following paragraph supplements the discussion under “U.S. Federal Income Tax Considerations—Taxation of the Company—General” and —“Annual Distribution Requirements” of the accompanying prospectus.

Final regulations issued in January 2017 conformed the built-in gain recognition period to five years in accordance with the Subchapter S corporation rules for gain recognized for disposition of assets that a REIT acquires from a Subchapter C corporation in a carryover basis transaction after February 17, 2017, and electively for transactions on or after August 8, 2016 and before February 17, 2017, to which a ten-year recognition period otherwise applies under temporary regulations. The final regulations were published in the Federal Register and indicate that they are effective January 18, 2017. The President issued a Memorandum for the Heads of Executive Departments and Agencies implementing a regulatory freeze on January 20, 2017 temporarily postponing the effective date of regulations published but not yet in effect for 60 days. It appears that the final regulations referenced above were effective prior to the regulatory freeze. If such a disposition of Subchapter C corporation carryover basis assets occurred within the recognition period, we would be required to distribute at least 90% of an amount equal to the after-tax built in gain, if any, we recognized on the disposition of the asset.

UNDERWRITING (CONFLICTS OF INTEREST)

Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and RBC Capital Markets, LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.

Underwriters	Principal Amount of Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$
J.P. Morgan Securities LLC
RBC Capital Markets, LLC

Total	$

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed     % per note. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed     % per note. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance by the underwriters and subject to the underwriters’ right to reject any order in whole or in part. The underwriters may offer and sell notes through certain of their affiliates.

The notes will constitute a new class of securities with no established trading market. We do not intend to list the notes on any national securities exchange or arrange for quotation of the notes on any automated dealer quotation system. However, we cannot assure you that the prices at which the notes will sell in the market after this offering will not be lower than the initial offering price or that an active trading market for the notes will develop and continue after this offering. Certain of the underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so and they may discontinue any market-making activities with respect to the notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of, or the trading market for, the notes.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes):

Paid by us
Per note		%

We estimate that our total expenses for this offering will be $        million, excluding the underwriting discount.

In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.

•	Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions.

•	Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have from time to time performed and may in the future perform various commercial banking, investment banking, financial advisory and other services for us and our affiliates, for which they have received or will receive customary fees and commissions. In addition, from time to time certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of the issuer. Certain affiliates of the underwriters also act as lenders and/or agents under our term loan facility.

If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

Conflicts of Interest

As described in the section entitled “Use of Proceeds”, the net proceeds from this offering will be used to repay amounts outstanding under our unsecured revolving credit facility. Certain of the underwriters or their affiliates act as lenders and/or agents under our unsecured revolving credit facility and, accordingly, may receive an amount in excess of 5% of the net proceeds from this offering. Nonetheless, in accordance with FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because, under FINRA Rule 5121, REITs are excluded from that requirement.

Extended Settlement

We expect that delivery of the notes will be made to investors on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their notes prior to the third business day preceding the date of delivery of the notes referenced above will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers who wish to trade their notes prior to the third business day preceding the date of delivery of the notes referenced above should consult their advisors.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “Relevant Implementation Date”), it has not made and will not make an offer to the public of notes in that Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by us for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of the notes will require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospective Directive.

For purposes of this provision, the expression an “offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State; “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in the Relevant Member State; and “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in circumstances in which Section 21(1) of the FSMA would not, if we were not an authorized person, apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the notes to the public in France.

Such offers, sales and distributions will be made in France only:

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•	in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offering of the notes. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Japan

The notes offered in this prospectus supplement have not been registered under the Financial Instruments and Exchange Law of Japan (the Law No. 25 of 1948, as amended, the “FIEL”) and each underwriter has agreed that it will not offer or sell any of the notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(2) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

The notes are not offered, sold or advertised, directly or indirectly, in, into or from Switzerland on the basis of a public offering and will not be listed on the SIX Swiss Exchange or any other offering or regulated trading facility in Switzerland. Accordingly, neither this prospectus supplement nor any accompanying prospectus or other marketing material constitute a prospectus as defined in article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus as defined in article 32 of the Listing Rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland. Any resales of the notes by the underwriters thereof may only be undertaken on a private basis to selected individual investors in compliance with Swiss law. This prospectus supplement and accompanying prospectus may not be copied, reproduced, distributed or passed on to others or otherwise made available in Switzerland without our prior written consent. By accepting this prospectus supplement and accompanying prospectus or by subscribing to the notes, investors are deemed to have acknowledged and agreed to abide by these restrictions. Investors are advised to consult with their financial, legal or tax advisers before investing in the notes.

LEGAL MATTERS

Certain legal matters in connection with the offering and sale of the notes and the guarantees will be passed upon for us by Stinson Leonard Street LLP, Kansas City, Missouri. Certain legal matters in connection with this offering will be passed upon for the underwriters by Mayer Brown LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements and schedules of EPR and its subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance with those requirements, we file reports and other information with the SEC. The reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can be obtained by mail from the Public Reference Section of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. In addition, our common shares, Series C convertible preferred shares, Series E convertible preferred shares and Series F cumulative redeemable preferred shares are listed on the New York Stock Exchange and we are required to file reports, proxy and information statements and other information with the New York Stock Exchange. These documents can be inspected at the principal office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. We have filed with the SEC a registration statement on Form S-3 (Registration File No. 333-211812), as amended, covering the securities offered by this prospectus supplement. You should be aware that this prospectus supplement does not contain all of the information contained or incorporated by reference in that registration statement and its exhibits and schedules. You may inspect and obtain the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in this paragraph. Statements contained in this prospectus supplement concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document which is incorporated by reference in this prospectus supplement or the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement, the accompanying prospectus, or information we later file with the SEC, modifies or replaces that information.

The documents listed below have been filed by us under the Exchange Act, (File No. 001-13561) and are incorporated by reference in this prospectus supplement (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

1.	Our Annual Report on Form 10-K for the year ended December 31, 2016;

2.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017;

3.	The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016 from our definitive proxy statement on Schedule 14A filed with the SEC on April 21, 2017; and

4.	Our Current Reports on Form 8-K filed with the SEC on March 21, 2017, April 6, 2017 and May 16, 2017.

In addition, all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that is deemed to have been “furnished” and not “filed” with the SEC) after the date of this prospectus supplement and prior to the termination of the offering of the securities covered by this prospectus supplement, are incorporated by reference herein.

To obtain a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) please contact us at:

Investor Relations Department

EPR Properties

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(816) 472-1700/FAX (816) 472-5794

Email info@eprkc.com

Our SEC filings also are available on our Internet website at www.eprkc.com. The information on our website is not, and you must not consider the information to be, a part of or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus.

As you read these documents, you may find some differences in information from one document to another. You should assume that the information appearing in the prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate only as of the date on their respective covers, and you should assume the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate only as of the date that document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS

Common Shares

Preferred Shares

Depositary Shares

Warrants

Debt Securities

Guarantees of Debt Securities

Units

We may offer, from time to time, in one or more offerings, together or separately, in one or more series or classes and in amounts, at prices and on terms that we will determine at the time of offering:

•	common shares of beneficial interest (“common shares”);

•	preferred shares of beneficial interest (“preferred shares”);

•	depositary shares representing preferred shares of beneficial interest (“depositary shares”);

•	warrants;

•	debt securities which may be either senior debt securities or subordinated debt securities; or

•	units consisting of combinations of any of the foregoing (“units”).

Certain of our subsidiaries may guarantee the debt securities offered under this prospectus. We refer to the common shares, preferred shares, depositary shares, warrants, debt securities (including any guarantees of such debt securities) and units collectively as the “securities” in this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific terms of these securities in supplements to this prospectus or other offering materials. You should read this prospectus, the applicable prospectus supplement and other applicable offering materials carefully before you invest.

The securities may be sold directly or to or through one or more agents, underwriters or dealers or through a combination of these methods on a continuous or delayed basis. If any agent, dealer or underwriter is involved in selling the securities, its name, the applicable purchase price, fee, commission or discount arrangement, and the net proceeds to us from the sale of the securities will be described in a prospectus supplement or other offering materials. The securities may also be resold by security holders to be identified in the future pursuant to this prospectus, including any applicable prospectus supplements and other applicable offering materials. In such event, we will not receive any of the proceeds from sales of securities by security holders. To the extent that any selling security holder resells any securities, the selling security holder may be required to provide you with this prospectus, a prospectus supplement and other applicable offering materials identifying and containing specific information about the selling security holder and the terms of the securities being offered. This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement. See “Plan of Distribution.”

Our common shares are listed on the New York Stock Exchange under the symbol “EPR.” The last reported sale price of our common shares on the New York Stock Exchange on May 31, 2016 was $71.28 per share. Our Series C cumulative convertible preferred shares, Series E cumulative convertible preferred shares and Series F cumulative redeemable preferred shares are listed on the New York Stock Exchange under the symbols “EPR PrC,” “EPR PrE” and “EPR PrF,” respectively. Where applicable, the prospectus supplement will contain information on any listing on a securities exchange of securities covered by that prospectus supplement.

To preserve our qualification as a real estate investment trust, or “REIT,” for U.S. federal income tax purposes and for other purposes, we impose restrictions on ownership of our common and preferred shares. See “U.S. Federal Income Tax Considerations” and “Description of Certain Provisions of Maryland Law and EPR’s Declaration of Trust and Bylaws” in this prospectus.

Investing in these securities involves certain risks. See the “Risk Factors” section on page 5 of this prospectus. Before buying our securities, you should read and consider the risk factors included in our periodic reports, in the applicable prospectus supplement or any offering material relating to any specific offering, and in other information that we file with the Securities and Exchange Commission which is incorporated by reference in this prospectus. See “Where You Can Find More Information.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our principal executive office is located at 909 Walnut Street, Suite 200, Kansas City, Missouri 64106. The telephone number for our principal executive office is (816) 472-1700.

The date of this prospectus is June 3, 2016.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings and selling security holders may from time to time offer and sell such securities owned by them.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement or other offering materials that contain specific information about the terms of the offering and the securities offered. The prospectus supplement or other offering materials also may add to, update or change information provided in this prospectus. You should read this prospectus, the applicable prospectus supplement, the other applicable offering materials and the other information described in “Where You Can Find More Information” prior to investing.

As allowed by SEC rules, neither this prospectus nor any accompanying prospectus supplement contains all of the information included in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus or that are incorporated by reference into this prospectus or any prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any other applicable offering materials. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable prospectus supplement or any other applicable offering materials as if we had authorized it. This prospectus, any applicable prospectus supplement and any other applicable offering materials do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus, any accompanying prospectus supplement or any other applicable offering materials constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, the accompanying prospectus supplement or any other offering materials is accurate only as of the date of such documents, and you should assume that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus, any accompanying prospectus supplement or any other applicable offering materials is accurate only as of the date that document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” the “Company” or “EPR” mean EPR Properties. When we refer to our “Declaration of Trust” we mean EPR Properties’ Amended and Restated Declaration of Trust, including the articles supplementary for each series of preferred shares, as amended. When we refer to our “Bylaws” we mean EPR Properties’ Amended and Restated Bylaws, as amended. The term “you” refers to a prospective investor.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our acquisition or disposition of properties, our capital resources, future expenditures for development projects, and our results of operations and financial condition. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms, or by discussions of strategy, plans or intentions in this prospectus.

Factors that could materially and adversely affect us include, but are not limited to, the factors listed below:

•	Global economic uncertainty and disruptions in financial markets;

•	Reduction in discretionary spending by consumers;

•	Adverse changes in our credit ratings;

•	Fluctuations in interest rates;

•	The duration or outcome of litigation, or other factors outside of litigation such as project financing, relating to our significant investment in a planned casino and resort development which may cause the development to be indefinitely delayed or cancelled;

•	Unsuccessful development, operation, financing or compliance with licensing requirements of the planned casino and resort development by the third-party lessee;

•	The financing of common infrastructure costs for the planned casino and resort development;

•	Defaults in the performance of lease terms by our tenants;

•	Defaults by our customers and counterparties on their obligations owed to us;

•	A borrower’s bankruptcy or default;

•	Our ability to renew maturing leases with theatre tenants on terms comparable to prior leases and/or our ability to lease any re-claimed space from some of our larger theatres at economically favorable terms;

•	Risks of operating in the entertainment industry;

•	Our ability to compete effectively;

•	Risks associated with a single tenant representing a substantial portion of our lease revenues;

•	The ability of our public charter school tenants to comply with their charters and continue to receive funding from local, state and federal governments, the approval by applicable governing authorities of substitute operators to assume control of any failed public charter schools and our ability to negotiate the terms of new leases with such substitute tenants on acceptable terms, and our ability to complete collateral substitutions as applicable;

•	Risks relating to our tenants’ exercise of purchase options or borrowers’ exercise of prepayment options related to public charter school properties;

•	Risks associated with use of leverage to acquire properties;

•	Financing arrangements that require lump-sum payments;

•	Our ability to raise capital;

•	Covenants in our debt instruments that limit our ability to take certain actions;

•	The concentration and lack of diversification of our investment portfolio;

•	Our continued qualification as a real estate investment trust for U.S. federal income tax purposes;

•	The ability of our subsidiaries to satisfy their obligations;

•	Financing arrangements that expose us to funding or purchase risks;

•	Our reliance on a limited number of employees, the loss of which could harm operations;

•	Risks associated with security breaches and other disruptions;

•	Fluctuations in the value of real estate income and investments;

•	Risks relating to real estate ownership, leasing and development, including local conditions such as an oversupply of space or a reduction in demand for real estate in the area, competition from other available space, whether tenants and users such as customers of our tenants consider a property attractive, changes in real estate taxes and other expenses, changes in market rental rates, the timing and costs associated with property improvements and rentals, changes in taxation or zoning laws or other governmental regulation, whether we are able to pass some or all of any increased operating costs through to tenants, and how well we manage our properties;

•	Our ability to secure adequate insurance and risk of potential uninsured losses, including from natural disasters;

•	Risks involved in joint ventures;

•	Risks in leasing multi-tenant properties;

•	A failure to comply with the Americans with Disabilities Act or other laws;

•	Risks of environmental liability;

•	Risks associated with the relatively illiquid nature of our real estate investments;

•	Risks with owning assets in foreign countries;

•	Risks associated with owning, operating or financing properties for which the tenants’, mortgagors’ or our operations may be impacted by weather conditions and climate change;

•	Risks associated with the development, redevelopment and expansion of properties and the acquisition of other real estate related companies;

•	Our ability to pay dividends in cash or at current rates;

•	Fluctuations in the market prices for our shares;

•	Certain limits on changes in control imposed under law and by our Declaration of Trust and Bylaws;

•	Policy changes obtained without the approval of our shareholders;

•	Equity issuances that could dilute the value of our shares;

•	Future offerings of debt or equity securities, which may rank senior to our common shares;

•	Risks associated with changes in the Canadian exchange rate; and

•	Changes in laws and regulations, including tax laws and regulations.

You should consider the risks described in the “Risk Factors” section of this prospectus and the “Risk Factors” section of our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q, in evaluating any forward-looking statements included or incorporated by reference in this prospectus.

Given these uncertainties, you should not place undue reliance on forward-looking statements. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus, whether as a result of new information, future events or otherwise. In light of the factors referred to above, the future events discussed or incorporated by reference in this prospectus may not occur and actual results, performance or achievements could differ materially from those anticipated or implied in the forward-looking statements.

RISK FACTORS

An investment in our securities involves certain risks. Before buying our securities, you should read and consider the risk factors included in our periodic reports, including the risk factors described in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q, in the prospectus supplements or any offering material relating to any specific offering, and in other information that we file with the SEC which is incorporated by reference in this prospectus. See “Where You Can Find More Information.”

THE COMPANY

We are a self-administered real estate investment trust, or “REIT.” Our investment portfolio includes primarily entertainment, education and recreation properties.

We have elected to be treated as a REIT for U.S. federal income tax purposes. In order to maintain our status as a REIT, we must comply with a number of requirements under U.S. federal income tax law that are discussed in “U.S. Federal Income Tax Considerations.” The applicable prospectus supplement or other applicable offering materials delivered with this prospectus will provide information about additional U.S. federal income tax considerations related to the particular securities being offered.

Our executive offices are located at 909 Walnut Street, Suite 200, Kansas City, Missouri 64106. Our telephone number is (816) 472-1700.

RATIO OF EARNINGS TO FIXED CHARGES AND

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED

SHARE DIVIDENDS

The table below presents our ratios of earnings to fixed charges for the periods presented. The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, “earnings” is the sum of income from continuing operations before adjustment for income from equity investees, plus fixed charges (excluding capitalized interest) and distributed income of equity investees. “Fixed charges” consist of interest expensed and capitalized and amortized premiums, discounts and capitalized expenses related to indebtedness.

	Three Months Ended March 31, 2016	Year Ended December 31,

	(unaudited)	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	3.0x	2.5x	2.9x	2.8x	2.8x	2.8x

The table below presents our ratios of earnings to combined fixed charges and preferred share dividends for the periods presented. The ratios of earnings to combined fixed charges and preferred share dividends were calculated by dividing earnings by combined fixed charges and preferred share dividends. For this purpose, the terms “earnings” and “fixed charges” have the meanings assigned above.

	Three Months Ended March 31, 2016	Year Ended December 31,

	(unaudited)	2015	2014	2013	2012	2011
Ratio of earnings to combined fixed charges and preferred share dividends	2.5x	2.0x	2.3x	2.2x	2.1x	2.0x

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other applicable offering materials, EPR intends to use the net proceeds from any sale of securities under this prospectus for general business purposes, which may include funding the acquisition, development or financing of properties and repayment of debt. Unless otherwise indicated in the applicable prospectus supplement, we will not receive the proceeds of sales by selling security holders, if any. Further details relating to the use of net proceeds from any specific offering will be described in the applicable prospectus supplement or other applicable offering materials.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

The following description of our shares of beneficial interest (“shares”) is only a summary and is subject to, and qualified in its entirety by reference to, the provisions governing such shares contained in our Declaration of Trust and Bylaws, copies of which we have previously filed with the SEC. Because the following is a summary, it does not contain all of the information that may be important to you. See “Where You Can Find More Information” for information about how to obtain copies of the Declaration of Trust and Bylaws. This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials.

Our Declaration of Trust authorizes us to issue up to 100,000,000 common shares, par value $0.01 per share, and 25,000,000 preferred shares, par value $0.01 per share, 2,300,000 of which are designated as Series A cumulative redeemable preferred shares (“Series A Preferred Shares”), 3,200,000 of which are designated as Series B cumulative redeemable preferred shares (“Series B Preferred Shares”), 6,000,000 of which are designated as Series C cumulative convertible preferred shares (“Series C Preferred Shares”), 4,600,000 of which are designated as Series D cumulative redeemable preferred shares (“Series D Preferred Shares”), 3,450,000 of which are designated as Series E cumulative convertible preferred shares (“Series E Preferred Shares”), and 5,000,000 of which are designated as Series F cumulative convertible preferred shares (“Series F Preferred Shares”). Our Declaration of Trust authorizes our Board of Trustees to determine, at any time and from time to time, the number of authorized shares of beneficial interest, as described below. As of May 31, 2016, we had 63,624,369 common shares issued and outstanding, 5,400,000 Series C Preferred Shares issued and outstanding, 3,450,000 Series E Preferred Shares issued and outstanding and 5,000,000 Series F Preferred Shares issued and outstanding. As of May 31, 2016, no Series A Preferred Shares, Series B Preferred Shares or Series D Preferred Shares were issued and outstanding. As of the date of this prospectus, no other class or series of preferred shares has been established. For a summary of restrictions on ownership and transfers of shares, see “Description of Certain Provisions of Maryland Law and EPR’s Declaration of Trust and Bylaws—Restrictions on Ownership and Transfer of Shares.”

Our Declaration of Trust contains a provision permitting our Board of Trustees, without any action by our shareholders, to amend the Declaration of Trust at any time to increase or decrease the aggregate number of shares or the number of shares of any class that we have authority to issue. Our Declaration of Trust further authorizes our Board of Trustees to cause us to issue our authorized shares and to reclassify any unissued shares into other classes or series. We believe that this ability of our Board of Trustees will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. Although our Board of Trustees has no intention at the present time of doing so, it could authorize us to issue a new class or series that could, depending upon the terms of the class or series, delay, defer or prevent a change of control of EPR.

The transfer agent and registrar for our shares is Computershare Trust Company, N.A.

Common Shares

All of our common shares are entitled to the following, subject to the preferential rights of any other class or series of shares which may be issued and to the provisions of our Declaration of Trust regarding the restriction of the ownership of shares:

•	to receive distributions on our shares if, as and when authorized by our Board of Trustees and declared by us out of assets legally available for distribution; and

•	upon our liquidation, dissolution, or winding up, to receive all remaining assets available for distribution to common shareholders after satisfaction of our liabilities and the preferential rights of any preferred shares.

At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting will constitute a quorum. Subject to the provisions of our Declaration of Trust on registration or transfer, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of Trustees. Holders of our common shares do not have cumulative voting rights in the election of Trustees. A nominee for Trustee will be elected to the Board of Trustees if, at a meeting of shareholders duly called and at which a quorum is present, a majority of the votes cast are in favor of such nominee’s election; provided, however, that, if the number of nominees for Trustee exceeds the number of Trustees to be elected, Trustees will be elected by a plurality of all votes cast at a meeting of shareholders duly called and at which a quorum is present. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present will be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required under our Bylaws or by statute or by our Declaration of Trust.

Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or, except to the extent expressly required by the law pertaining to Maryland real estate investment trusts, appraisal rights. Shareholders have no preemptive rights to subscribe for any of our securities.

For other information with respect to our common shares, including effects that provisions in our Declaration of Trust and Bylaws may have in delaying, deferring or preventing a change in our control, see “Description of Certain Provisions of Maryland Law and EPR’s Declaration of Trust and Bylaws” below.

Preferred Shares

General

Our Declaration of Trust authorizes our Board of Trustees to determine the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of our authorized and unissued preferred shares. These may include:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting rights, if any, of shares of the series;

•	the distribution rate on the shares of the series, any restriction, limitation or condition upon the payment of the distribution, whether distributions will be cumulative, and the dates on which distributions accumulate and are payable;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•	the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

•	any preferential amount payable upon shares of the series upon our liquidation or the distribution of our assets;

•	if the shares are convertible, the price or rates of conversion at which, and the terms and conditions on which, the shares of the series may be converted into other securities; and

•	whether the series can be exchanged, at our option, into debt securities, and the terms and conditions of any permitted exchange.

The issuance of preferred shares, or the issuance of any rights or warrants to purchase preferred shares, could discourage an unsolicited acquisition proposal. In addition, the rights of holders of common shares will be subject to, and may be adversely affected by, the rights of holders of any preferred shares that we may issue in the future.

The following describes some general terms and provisions of the preferred shares to which a prospectus supplement or other applicable offering materials may relate. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our Declaration of Trust, including the articles supplementary for the applicable series of preferred shares, and our Bylaws.

The applicable prospectus supplement or other applicable offering materials will describe the specific terms as to each issuance of preferred shares, including:

•	the description or designation of the preferred shares;

•	the number of the preferred shares offered;

•	the voting rights, if any, of the holders of the preferred shares;

•	the offering price of the preferred shares;

•	whether distributions will be cumulative and, if so, the distribution rate, when distributions will be paid, or the method of determining the distribution rate if it is based on a formula or not otherwise fixed;

•	the date from which distributions on the preferred shares shall accumulate;

•	the provisions for any auctioning or remarketing, if any, of the preferred shares;

•	the provision, if any, for redemption or a sinking fund;

•	the liquidation preference per share;

•	any listing of the preferred shares on a securities exchange;

•	whether the preferred shares will be convertible or exchangeable and, if so, the security into which they are convertible or exchangeable and the terms and conditions of conversion or exchange, including the conversion price or exchange ratio or the manner of determining it;

•	whether interests in the preferred shares will be represented by depositary shares as more fully described below under “Description of Depositary Shares”;

•	a discussion of material U.S. federal income tax considerations;

•	the relative ranking and preferences of the preferred shares as to distribution and liquidation rights;

•	any limitations on issuance of any preferred shares ranking senior to or on parity with the series of preferred shares being offered as to distribution and liquidation rights;

•	any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a real estate investment trust or otherwise; and

•	any other specific preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the preferred shares.

As described under “Description of Depositary Shares,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share or multiple shares of the particular series of the preferred shares issued and deposited with a depositary. The applicable prospectus supplement or other applicable offering materials will specify that fractional interest.

Rank

Unless our Board of Trustees otherwise determines and we so specify in the applicable prospectus supplement or other applicable offering materials, we expect that the preferred shares will, with respect to distribution rights and rights upon liquidation or dissolution, rank senior to all of our common shares, senior to our junior securities, on parity with our priority securities and junior to our senior securities.

Distributions

Holders of preferred shares of each series will be entitled to receive distributions at the rates and on the dates shown in the applicable prospectus supplement or other offering materials. Even though the preferred shares may specify a fixed rate of distribution, our Board of Trustees must authorize and declare those distributions and they may be paid only out of assets legally available for payment. We will pay each distribution to holders of record as they appear on our share transfer books on the record dates fixed by our Board of Trustees. In the case of preferred shares represented by depositary receipts, the records of the depositary referred to under “Description of Depositary Shares” will determine the persons to whom distributions are payable.

Distributions on any series of preferred shares may be cumulative or noncumulative, as provided in the applicable prospectus supplement or other offering materials. We refer to each particular series, for ease of reference, as the applicable series. Cumulative distributions will be cumulative from and after the date shown in the applicable prospectus supplement or other applicable offering materials. If our Board of Trustees fails to authorize a distribution on any applicable series that is noncumulative, the holders will have no right to receive, and we will have no obligation to pay, a distribution in respect of the applicable distribution period, whether or not distributions on that series are declared payable in the future.

Unless otherwise provided in the applicable prospectus or other applicable offering materials, if the applicable series is entitled to a cumulative distribution, we may not declare, or pay or set aside for payment, any full distributions on any other series of preferred shares ranking, as to distributions, on a parity with or junior to the applicable series, unless we declare, and either pay or set aside for payment, full cumulative distributions on the applicable series for all past distribution periods and the then current distribution period. If the applicable series does not have a cumulative distribution, we must declare, and pay or set aside for payment, full distributions for the then current distribution period only unless otherwise provided in the applicable prospectus supplement or other applicable offering materials. Unless otherwise provided in the applicable prospectus or other applicable offering materials, when distributions are not paid, or set aside for payment, in full upon any applicable series and the shares of any other series ranking on a parity as to distributions with the applicable series, we must declare, and pay or set aside for payment, all distributions upon the applicable series and any other parity series proportionately, in accordance with accrued and unpaid distributions of the several series. Unless otherwise provided in the applicable prospectus supplement or other applicable offering materials, for these purposes, accrued and unpaid distributions do not include prior unpaid distribution periods on noncumulative preferred shares. No interest will be payable in respect of any distribution payment that may be in arrears unless otherwise provided in the applicable prospectus or other applicable offering materials.

Unless otherwise provided in the applicable prospectus supplement or other applicable offering materials, except as provided in the immediately preceding paragraph, unless we declare, and pay or set aside for payment, full cumulative distributions, including for the then current period, on any cumulative applicable series, we may not declare, or pay or set aside for payment, any distributions upon common shares or any other equity securities ranking junior to or on parity with the applicable series as to distributions or upon liquidation. The foregoing restriction does not apply to distributions paid in common shares or other equity securities ranking junior to the applicable series as to distributions and upon liquidation, unless otherwise provided in the applicable prospectus supplement or other applicable offering materials. Unless otherwise provided in the applicable prospectus supplement or other applicable offering materials, if the applicable series is noncumulative, we need only declare, and pay or set aside for payment, the distribution for the then current period, before declaring distributions on common shares or junior or parity securities. In addition, under the circumstances that we could not declare a distribution, we may not redeem, purchase or otherwise acquire for any consideration any common shares or other parity or junior equity securities, except upon conversion into or exchange for common shares or other junior equity securities, unless otherwise provided in the applicable prospectus supplement or other applicable offering materials. We may, however, make purchases and redemptions otherwise prohibited pursuant to certain redemptions or pro rata offers to purchase the outstanding shares of the applicable series and any other parity series of preferred shares, unless otherwise provided in the applicable prospectus supplement or other applicable offering materials.

We will credit any distribution payment made on an applicable series first against the earliest accrued but unpaid distribution due with respect to the series.

Redemption

We may have the right or may be required to redeem one or more series of preferred shares, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement or other applicable offering materials.

If a series of preferred shares is subject to mandatory redemption, we will specify in the applicable prospectus supplement or other applicable offering materials the number of shares we are required to redeem, when those redemptions start, the redemption price, and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid distributions, except in the case of noncumulative preferred shares. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement or other applicable offering materials. If the redemption price for preferred shares of any series is payable only from the net proceeds of our issuance of shares of beneficial interest, the terms of the preferred shares may provide that, if no shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred shares will automatically and mandatorily be converted into shares of beneficial interest pursuant to conversion provisions specified in the applicable prospectus supplement or other applicable offering materials.

Liquidation Preference

The applicable prospectus supplement or other applicable offering materials will indicate the liquidation preference, if any, of the applicable series. Upon our voluntary or involuntary liquidation, before any distribution may be made to the holders of our common shares or any other shares of beneficial interest ranking junior in the distribution of assets upon any liquidation to the applicable series, the holders of that series will be entitled to receive, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all distributions accrued and unpaid. In the case of a noncumulative applicable series, accrued and unpaid distributions include only the then current distribution period. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. If liquidating distributions shall have been made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other shares of beneficial interest ranking junior to the preferred shares upon liquidation, according to their rights and preferences and in each case according to their number of shares.

If, upon any voluntary or involuntary liquidation, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that series and the corresponding amounts payable on all shares of beneficial interest ranking on a parity in the distribution of assets with that series, then the holders of that series and all other equally ranking shares of beneficial interest shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.

For these purposes, our consolidation or merger with or into any other trust or corporation or other entity, or the sale, lease or conveyance of all or substantially all of our property or business, or a statutory share exchange, will not be a liquidation unless otherwise provided in the applicable prospectus supplement or other applicable offering materials.

Voting Rights

Holders of our preferred shares will not have any voting rights, except as shown below or as otherwise specified in the applicable prospectus supplement or other applicable offering materials or required by law.

Unless otherwise specified in the applicable prospectus supplement or other applicable offering materials, holders of our preferred shares (voting separately as a class with all other series of preferred shares with similar voting rights) will be entitled to elect two additional trustees to our Board of Trustees at our next annual meeting of shareholders or at a special meeting called for such purpose, if at any time distributions on the applicable series are in arrears for six or more quarterly periods. If the applicable series has a cumulative distribution, the right to elect additional trustees described in the preceding sentence shall remain in effect until we declare and pay or set aside for payment all distributions accrued and unpaid on the applicable series. In the event the preferred shareholders are so entitled to elect trustees, the entire Board of Trustees will be increased by two trustees.

Unless otherwise specified in the applicable prospectus supplement or other applicable offering materials, so long as any preferred shares are outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the shares of each series of preferred shares (and other shares having like voting rights) outstanding at that time:

•	effect a share exchange, consolidation or merger into another entity unless the series remains outstanding and its terms are not materially and adversely changed or the series is converted into or exchanged for preferred shares having identical terms (except for changes that do not materially and adversely affect the holders of such series);

•	amend, alter or repeal the provisions of our Declaration of Trust or Bylaws that materially and adversely affects the series of preferred shares;

•	increase the authorized amount of such series of preferred shares or decrease the authorized amount of such series of preferred shares below the number then issued and outstanding;

•	authorize, create or increase the authorized or issued amount of any class or series of shares ranking senior to that series of preferred shares;

•	reclassify any class or series of shares ranking senior to that series of preferred shares or any security or obligation convertible into any class of shares ranking senior to that series of preferred shares; and

•	create, authorize or increase the authorized or issued amount of any security or obligation convertible into or evidencing the right to purchase any shares ranking senior to that series of preferred shares.

The authorization, creation, increase or decrease of the authorized amount of any class or series of shares ranking on parity or junior to a series of preferred shares with respect to distribution and liquidation rights, or the issuance of such shares, will not be deemed to materially and adversely affect that series.

The foregoing voting provisions will not apply if, at or prior to the time of such amendment, provisions are made for the redemption of all of the outstanding shares of the series of preferred shares with the right to vote.

As more fully described under “Description of Depositary Shares” below, if we elect to issue depositary shares, each representing a fraction of a share or multiple shares of a series of preferred shares entitled to vote, each depositary share will in effect be entitled to a fraction of a vote per depositary share.

Conversion Rights

We will describe in the applicable prospectus supplement or other applicable offering materials the terms and conditions, if any, upon which you may, or we may require you to, convert shares of any series of preferred shares into common shares or any other class or series of securities. The terms will include the number of common shares or other securities into which the preferred shares are convertible, the conversion price (or the manner of determining the conversion price), the conversion period, provisions as to whether conversion will be at the option of the holders of the series or at our option, the events requiring an adjustment of the conversion price, and provisions affecting conversion upon the redemption of shares of the series.

Our Exchange Rights

We will describe in the applicable prospectus supplement or other applicable offering materials the terms and conditions, if any, upon which we can require you to exchange shares of any series of preferred shares for debt securities. If an exchange is required, you will receive debt securities with a principal amount equal to the liquidation preference of the applicable series of preferred shares. The other terms and provisions of the debt securities will not be materially less favorable to you than those of the series of preferred shares being exchanged.

Series C Preferred Shares

Our Series C Preferred Shares provide for quarterly payments of cumulative distributions at the rate of 5.75% per annum of the $25 per share liquidation preference of the Series C Preferred Shares, or a fixed rate of $1.4375 per share each year. Distributions not declared or paid in any quarter continue to accumulate. On liquidation of the Company, holders of the Series C Preferred Shares are entitled to a liquidation preference of $25 per share plus all accumulated, accrued and unpaid distributions before any amount is payable to the holders of our common shares. The Series C Preferred Shares are not redeemable. Holders of Series C Preferred Shares may, at their option, convert the Series C Preferred Shares into our common shares subject to certain conditions at the then applicable conversion rate. The conversion rate is subject to adjustment upon the occurrence of specified events. We may, at our option, convert some or all of the Series C Preferred Shares into common shares at the then applicable conversion rate in certain circumstances based on the market price of our common shares. Upon any conversion of Series C Preferred Shares, we will have the option to deliver either (1) a number of common shares based upon the applicable conversion rate, or (2) an amount of cash and common shares as specified in the articles supplementary for such shares. If the holders of Series C Preferred Shares elect to convert their Series C Preferred Shares in connection with a fundamental change that occurs on or prior to January 15, 2017, we will increase the conversion rate for the Series C Preferred Shares surrendered for conversion to the extent described in the articles supplementary for the Series C Preferred Shares. In addition, upon a fundamental change, when the actual applicable price of our common shares, as determined in accordance with the articles supplementary, is less than $59.45 per share, the holders of Series C Preferred Shares may require us to convert some or all of their Series C Preferred Shares at a conversion rate equal to the liquidation preference of the Series C Preferred Shares being converted plus accrued and unpaid distributions divided by 98% of the market price of our common shares. We will have the right to repurchase for cash some or all of the Series C Preferred Shares that would otherwise be required to be converted. The Series C Preferred Shares rank senior to our common shares and on a parity with our Series E Preferred Shares, Series F Preferred Shares, and other parity securities we may issue in the future with respect to the payment of distributions and amounts on liquidation, dissolution and winding up. Holders of Series C Preferred Shares generally have no voting rights, except that if distributions on the Series C Preferred Shares have not been paid for six or more quarterly periods (whether or not consecutive), holders of the Series C Preferred Shares (together with shares having like voting rights) are entitled to elect two additional trustees to the Board of Trustees to serve until all unpaid distributions have been paid or declared and set aside for payment. In addition, certain material and adverse changes to the terms of the Series C Preferred Shares cannot be made without the affirmative vote of at least two-thirds of the outstanding Series C Preferred Shares and the holders of all other shares on parity with the Series C Preferred Shares and having like voting rights.

Series E Preferred Shares

Our Series E Preferred Shares provide for quarterly payments of cumulative distributions at the rate of 9.00% per annum of the $25 per share liquidation preference of the Series E Preferred Shares, or a fixed rate of $2.25 per share each year. Distributions not declared or paid in any quarter continue to accumulate. On liquidation of the Company, holders of the Series E Preferred Shares are entitled to a liquidation preference of $25 per share plus all accumulated, accrued and unpaid distributions before any amount is payable to the holders of our common shares. The Series E Preferred Shares are not redeemable. Holders of Series E Preferred Shares may, at their option, convert the Series E Preferred Shares into our common shares subject to certain conditions at the then applicable conversion rate. The conversion rate is subject to adjustment upon the occurrence of specified events. We may, at our option, convert some or all of the Series E Preferred Shares into common shares at the then applicable conversion rate in certain circumstances based on the market price of our common shares. Upon any conversion of Series E Preferred Shares, we will have the option to deliver either (1) a number of common shares based upon the applicable conversion rate, or (2) an amount of cash and common shares as specified in the articles supplementary for such shares. If the holders of Series E Preferred Shares elect to convert their Series E Preferred Shares in connection with a fundamental change that occurs on or prior to April 20, 2018, we will increase the conversion rate for the Series E Preferred Shares surrendered for conversion to the extent described in the articles supplementary for the Series E Preferred Shares. In addition, upon a fundamental change, when the actual applicable price of our common shares, as determined in accordance with the articles supplementary, is less than $48.18 per share, the holders of Series E Preferred Shares may require us to convert some or all of their Series E Preferred Shares at a conversion rate equal to the liquidation preference of the Series E Preferred Shares being converted plus accrued and unpaid distributions divided by 98% of the market price of our common shares. We will have the right to repurchase for cash some or all of the Series E Preferred Shares that would otherwise be required to be converted. The Series E Preferred Shares rank senior to our common shares and on a parity with our Series C Preferred Shares, Series F Preferred Shares, and other parity securities we may issue in the future with respect to the payment of distributions and amounts on liquidation, dissolution and winding up. Holders of Series E Preferred Shares generally have no voting rights, except that if distributions on the Series E Preferred Shares have not been paid for six or more quarterly periods (whether or not consecutive), holders of the Series E Preferred Shares (together with shares having like voting rights) are entitled to elect two additional trustees to the Board of Trustees to serve until all unpaid distributions have been paid or declared and set aside for payment. In addition, certain material and adverse changes to the terms of the Series E Preferred Shares cannot be made without the affirmative vote of at least two-thirds of the outstanding Series E Preferred Shares and the holders of all other shares on parity with the Series E Preferred Shares and having like voting rights.

Series F Preferred Shares

Our Series F Preferred Shares provide for quarterly payments of cumulative distributions at the rate of 6.625% per annum of the $25 per share liquidation preference of the Series F Preferred Shares, or a fixed rate of $1.65625 per share each year. Distributions not declared or paid in any quarter continue to accumulate. On liquidation of the Company, holders of the Series F Preferred Shares are entitled to a liquidation preference of $25 per share plus all accumulated, accrued and unpaid distributions before any amount is payable to the holders of our common shares. The Series F Preferred Shares are not redeemable prior to October 12, 2017, except in limited circumstances relating to the preservation of our status as a REIT. On or after that date, we may at our own option redeem the Series F Preferred Shares in whole or in part by paying the $25 per share liquidation preference plus all accumulated, accrued and unpaid distributions. The Series F Preferred Shares rank senior to our common shares and on parity with our Series C Preferred Shares and Series E Preferred Shares, and other parity securities we may issue in the future with respect to the payment of distributions and amounts on liquidation, dissolution and winding up. Holders of Series F Preferred Shares generally have no voting rights, except that if distributions on the Series F Preferred Shares have not been paid for six or more quarterly periods (whether or not consecutive), holders of the Series F Preferred Shares (together with other shares having like voting rights) are entitled to elect two additional trustees to the Board of Trustees to serve until all unpaid distributions have been paid or declared and set aside for payment. In addition, certain material and adverse changes to the terms of the Series F Preferred Shares cannot be made without the affirmative vote of at least two-thirds of the outstanding Series F Preferred Shares and the holders of all other shares on a parity with the Series F Preferred Shares and having like voting rights. The Series F Preferred Shares are not convertible into any other of our securities, except under certain circumstances in connection with a change of control.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with the additional information we include in any applicable prospectus supplement or other applicable offering materials, summarizes the general provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares that we may offer under this prospectus. Because the following is a summary, it does not contain all of the information that may be important to you. For more information, you should read the form of deposit agreement and depositary receipts which we will file as exhibits to the registration statement of which this prospectus is part prior to an offering of depositary shares. While the terms we have summarized below will apply generally to any depositary shares we may offer, you should also read the applicable prospectus supplement or other applicable offering materials which will describe the particular terms of any depositary shares that we may offer in more detail. See “Where You Can Find More Information.” This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials and by the terms of the applicable final deposit agreement and depositary receipts.

General

We may, at our option, elect to offer depositary shares rather than full shares of preferred shares. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share or multiple shares of preferred shares of a specified series (including distributions, voting, redemption and other liquidation rights). The applicable fraction will be specified in a prospectus supplement. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement or other offering materials relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the distribution, voting, conversion, redemption, liquidation and other rights and preferences of the preferred shares represented by those depositary shares.

Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the applicable deposit agreement, a holder of depositary shares will be entitled to receive the preferred shares underlying the surrendered depositary receipts. The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

Distributions

A depositary will be required to distribute all cash distributions received in respect of the applicable preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.

If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Depositary shares that represent preferred shares converted or exchanged will not be entitled to distributions. The deposit agreement also will contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred shares will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Preferred Shares

You may receive the number of whole shares of your series of preferred shares and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, unless previously called for redemption. Partial shares of preferred shares will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole preferred shares you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred shares, you will not be entitled to re-deposit those preferred shares under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn preferred shares.

Redemption of Depositary Shares

If we redeem a series of the preferred shares underlying the depositary shares, the depositary will redeem those shares from the proceeds received by it. The depositary will mail notice of redemption not less than 30 days, and not more than 60 days, before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares we are redeeming at their addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred shares. The redemption date for depositary shares will be the same as that of the preferred shares. If we are redeeming less than all of the depositary shares, we and the depositary will select the depositary shares we are redeeming on as nearly a pro rata basis as is practicable without creating fractional shares or by any other equitable method determined by us that preserves our REIT status.

After the date fixed for redemption, the depositary shares called for redemption no longer will be deemed outstanding. All distributions will cease to accrue and all rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except for the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of Depositary Shares

Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder’s depositary shares. The depositary will try, as practical, to vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to do so.

If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out an instruction to vote or for the effect of any such vote made so long as the action or inaction of the depositary is in good faith and is not the result of the depositary’s gross negligence or willful misconduct.

Liquidation Preference

Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares, as shown in the applicable prospectus supplement or other applicable offering materials.

Conversion or Exchange of Depositary Shares

The depositary shares will not themselves be convertible into or exchangeable for common shares, preferred shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement or other applicable offering materials, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion or exchange of the preferred shares represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement or other applicable offering materials, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred shares represented by the depositary shares into our debt securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred shares to effect the conversion or exchange. If you are converting or exchanging only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted or unexchanged depositary shares.

U.S. Federal Income Tax Consequences Relating to Depositary Shares

As an owner of depositary shares, you will be treated for U.S. federal income tax purposes as if you were an owner of the series of preferred shares represented by the depositary shares. Therefore, you will be required to take into account, for U.S. federal income tax purposes, income and deductions to which you would be entitled if you were a holder of the underlying series of preferred shares. In addition:

•	no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred shares in exchange for depositary shares provided in the deposit agreement;

•	the tax basis of each preferred share to you as an exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged for the preferred shares; and

•	if you held the depositary shares as a capital asset at the time of the exchange for preferred shares, the holding period for the preferred shares will include the period during which you owned the depositary shares.

Amendment and Termination of a Deposit Agreement

We and the applicable depositary will be permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that materially and adversely affects the rights of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

Any deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if (1) the termination is necessary to preserve our status as a Maryland real estate investment trust or (2) a majority of each series of preferred shares affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

•	all depositary shares or related preferred shares have been redeemed;

•	there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred shares; or

•	each related preferred share shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred shares and any redemption of preferred shares. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal.

Miscellaneous

A depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related preferred shares. Holders of depositary receipts will be able to inspect the transfer books of the depositary and the list of holders of depositary receipts upon reasonable notice.

Neither a depositary nor the Company will be liable if it is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred shares unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred shares for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

If a depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement or other applicable offering materials, summarizes the general terms and provisions of the warrants that we may offer under this prospectus. Because the following is a summary, it does not contain all of the information that may be important to you. For more information, you should read the forms of warrants and the warrant agreement which we will file as exhibits to the registration statement of which this prospectus is part. While the terms we have summarized below will apply generally to any warrants we may offer, you should also read in the applicable prospectus supplement or other applicable offering materials which will describe the particular terms of any warrants that we may offer in more detail. See “Where You Can Find More Information.” This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials and the terms of the applicable final warrants and warrant agreement.

We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, common shares, preferred shares, depositary shares, warrants, debt securities or units. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the forms of warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.

In the case of each series of warrants, the applicable prospectus supplement or other applicable offering materials will describe the terms of the warrants being offered thereby. These may include the following, if applicable:

•	the title of the warrants;

•	the offering price for the warrants;

•	the aggregate number of the warrants;

•	the designation and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date after which the warrants and any securities issued with them will be separately transferable;

•	the number or amount of securities that may be purchased upon exercise of a warrant and the price at which the securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures;

•	anti-dilution provisions of the warrants, if any;

•	a discussion of material U.S. federal income tax considerations;

•	redemption, repurchase or analogous provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement or other applicable offering materials. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended thereby. The prospectus supplement or other offering materials applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price, and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements or other applicable offering materials, summarizes the general terms and provisions of the debt securities that we may offer under this prospectus. Because the following is a summary, it does not contain all information that may be important to you. For more information, you should read the forms of indentures we have filed as exhibits to the registration statement of which this prospectus is a part. While the terms we have summarized below will apply generally to any future debt securities we may offer, you should also read the applicable prospectus supplement or other offering materials which will describe the particular terms of any debt securities that we may offer in more detail. This summary is also subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials and by the terms of the applicable final indenture, applicable indenture supplement and debt security. See “Where You Can Find More Information.”

General

The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of the Company, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities that we may issue will be issued under one or more separate indentures between us and a trustee to be named in the related prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together the senior indenture and the subordinated indenture are called “indentures” and each an “indenture.” We have filed the forms of the indentures as exhibits to the registration statement of which this prospectus is a part. If we enter into any indenture supplement, we will file a copy of that supplement with the SEC.

To the extent any of the debt securities will be guaranteed (the “Subsidiary Guarantees”) by one or more of our subsidiaries (the “Subsidiary Guarantors”), the Subsidiary Guarantors will enter into the applicable indenture or supplemental indenture with us and the applicable trustee.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be our direct obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to certain of our debt, as described in the subordinated securities themselves or under the supplemental indenture under which they are issued. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.

We conduct a significant portion of our operations through our subsidiaries. Therefore, holders of debt securities will have a position junior to the prior claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders, and any preferred shareholders, except to the extent that we may ourselves be a creditor with recognized and unsubordinated claims against any subsidiary. Our ability to pay principal of and premium, if any, and interest on any debt securities is, to a large extent, dependent upon the payment to us of dividends, distributions, interest or other charges by our subsidiaries.

The following description is a summary of the material provisions of the forms of indentures. It does not restate the indentures in their entireties. The indentures are governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the debt securities include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act. We urge you to read the indentures because they, and not this description, define your rights as a holder of the debt securities. The following description is subject to and qualified by reference to the terms of the final indentures and any supplement thereto.

Information You Will Find in the Prospectus Supplement or Other Offering Materials

The indentures provide that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indentures do not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement or other offering materials for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

•	the issue price of the debt securities of the series;

•	the title and denominations of the debt securities of the series;

•	the aggregate principal amount and any limit on the aggregate principal amount of the debt securities of the series;

•	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable, the amount or amounts of such payments or principal and premium, if any, or the method of determination thereof;

•	the amount payable upon maturity or upon acceleration;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;

•	any limits on ownership or transferability;

•	the person to whom such interest will be payable, if other than the person in whose name the debt securities are registered;

•	the dates from which such interest shall accrue or the method by which such dates shall be determined and the basis upon which interest shall be calculated;

•	the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payment periods;

•	the place or places where the principal of and any premium and interest on the series of debt securities will be payable, or where the debt securities may be surrendered for conversion, transfer or exchange;

•	the place or places where notices or demands to or upon the Company in respect of the debt securities and the indentures may be served;

•	the terms and conditions, if any, upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•	our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;

•	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

•	if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index, formula or other method, the manner in which such amounts will be determined;

•	if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;

•	any additional amounts payable in respect of taxes or government charges or assessments;

•	the extent to which the debt securities of the series, in whole or any specified part, shall be defeasible pursuant to the indenture and the terms and conditions of such defeasance;

•	the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto;

•	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

•	the covenants and events of default if different from or in addition to those described in this prospectus;

•	any addition to or change in the events of default with respect to the debt securities of the series;

•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;

•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;

•	the subordination, if any, of the debt securities of the series and terms of the subordination;

•	whether our subsidiaries will provide guarantees of the debt securities, and the terms of any subordination of such guarantee;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of such events as may be specified;

•	whether we will issue the debt securities in certificate or book entry form;

•	whether such debt securities shall be issuable in registered form or bearer form, and if in registered form, the denomination if other than in even multiples of $1,000, and any restrictions applicable to the offering, sale or delivery of bearer debt securities;

•	the forms of the debt securities of the series;

•	the terms, if any, which may be related to warrants, options, or other rights to purchase securities issued by the Company in connection with debt securities of the series;

•	whether the debt securities will be governed by, and the extent to which the debt securities will be governed by, any law other than the laws of the State of New York; and

•	any other terms of the debt securities of the series which are not prohibited by the indenture.

Subordination

We will describe in the applicable prospectus supplement or other offering materials the terms and conditions, if any, upon which any series of subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

•	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a floating rate.

Subsidiary Guarantees

Debt securities may be unconditionally and irrevocably guaranteed by the Subsidiary Guarantors that are listed as guarantors in the applicable prospectus supplement or other offering materials. Any Subsidiary Guarantee would cover the timely payment of the principal of, and any premium, interest or sinking fund payments on, the debt securities, whether we make the payment at a maturity date, as a result of acceleration or redemption, or otherwise. We will more fully describe the existence and terms of any Subsidiary Guarantee in the applicable prospectus supplement or other offering materials.

Original Issue Discount

One or more series of debt securities offered by this prospectus may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The material U.S. federal income tax consequences and special considerations applicable to any series of debt securities generally will be described in the applicable prospectus supplement or other applicable offering materials.

Registered Global Securities

We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depositary or with a nominee for a depositary identified in the prospectus supplement or other offering materials relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless otherwise specified in the applicable prospectus supplement or other applicable offering materials, unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; and

•	by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement or other offering materials relating to a series of debt securities will describe the specific terms of the depositary arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depositary arrangements.

Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depositary. These persons are referred to as “participants.” Any underwriters, agents or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depositary for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, or in the applicable supplemental indenture, owners of beneficial interests in a registered global security:

•	may not have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

•	will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

Payment of Interest on and Principal of Registered Global Securities

Unless otherwise specified in the applicable prospectus supplement or other applicable offering materials, we will make payments of principal, premium, if any, interest on and additional amounts with respect to debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owner of the registered global security. None of the Company, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

•	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

•	maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

•	the payments to beneficial owners of the global security of amounts paid to the depositary or its nominee; or

•	any other matter relating to the actions and practices of the depositary, its nominee or any of its participants.

Generally, a depositary, upon receipt of any payment of principal, premium, interest on or additional amounts with respect to the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depositary’s records. Generally, payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.

Exchange of Registered Global Securities

We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

•	the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act; and

•	we do not appoint a successor depositary within 90 days.

In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

Covenants by the Company

The indentures include covenants by us, including among other things that (i) we will make all payments of principal and interest at the times and places required and (ii) we will do or cause to be done all things necessary to preserve and keep in full force our existence, subject to certain terms as generally described under “—Mergers, Consolidations and Certain Sales of Assets.” The board resolution or supplemental indenture establishing each series of debt securities may contain additional covenants, including covenants which could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.

The indentures contain no covenant or provision which affords debt holders protection in the event of a highly leveraged transaction.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement or other applicable offering materials, the following will be events of default under the indentures with respect to each series of debt securities issued under the indentures:

•	failure to pay when due any interest on or additional amounts with respect to any debt security of that series, continued for 30 days;

•	failure to pay when due the principal of, or premium, if any, on, any debt security of that series at its maturity;

•	default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable, continued for 30 days;

•	failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 60 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of a series to which the covenant or agreement relates;

•	certain events of bankruptcy, insolvency or similar proceedings affecting us; and

•	any other event of default specified in any supplemental indenture under which such series of debt securities is issued.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of at least a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured, waived or otherwise remedied.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium, if any, interest on or any additional amounts with respect to such debt securities) if it considers such withholding of notice to be in the best interests of the holders.

No holder of any debt securities of any series will have any right to institute any proceeding with respect to the applicable indenture or for any remedy under such indenture, unless:

•	an event of default with respect to such series shall have occurred and be continuing and such holder shall have previously given to the trustee written notice of such continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee;

•	the trustee shall not have received from the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request; and

•	the trustee shall have failed to institute such proceeding within 60 days of the receipt of the request and offer of indemnity.

However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, interest on or any additional amounts with respect to such debt security on or after the respective due dates expressed in such debt security.

Modification of the Indentures

We and the applicable trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indentures, among other things to:

•	add additional obligors on, guarantees to or secure any series of debt securities;

•	evidence the succession of another person pursuant to the provisions of the indentures relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants and obligations or those of any guarantor;

•	surrender any right or power conferred upon us under the indentures or to add to our covenants for the protection of the holders of all or any series of debt securities;

•	add any additional events of default for the benefit of the holders of any one or more series of debt securities;

•	add to or change any of the provisions of the indentures to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, or to permit or facilitate the issuance of debt securities in global form or uncertificated form;

•	add to, change or eliminate any of the provisions of the indentures in respect of one or more series of debt securities, provided that any such addition, change or elimination (a) shall neither (1) apply to any outstanding debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision, or (2) modify the rights of any holder of any outstanding debt security with respect to such provision, or (b) shall become effective when there is no debt security then outstanding;

•	correct or supplement any provision which may be defective or inconsistent with any other provision or to cure any ambiguity or omission or to correct any mistake;

•	make any other provisions with respect to matters or questions arising under the indentures, provided such action shall not materially adversely affect the rights of any holder of debt securities of any series;

•	evidence and provide for the acceptance of appointment by a successor or separate trustee; or

•	establish the form or terms of debt securities of any series and to make any change that does not materially adversely affect the rights of any holder of debt securities.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indentures or modifying in any manner the rights of the holders of debt securities of each such series.

Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

•	change the maturity of the principal of or any installment of principal of, or the date fixed for payment of interest on, any additional amounts or any sinking fund payment with respect to, any debt securities;

•	reduce the principal amount of any debt securities or the rate of interest on or any additional amounts with respect to any debt securities;

•	change the place of payment or the currency in which any debt securities are payable;

•	impair the right of the holders to institute a proceeding for the enforcement of any right to payment on or after maturity; or

•	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture or any waiver provided in the indenture.

Unless otherwise provided in a supplemental indenture with respect to any series of debt securities, under the indenture, the holders of at least a majority of the principal amount of debt securities of each series may, on behalf of that series:

•	waive compliance by the Company of certain restrictive covenants of the indenture; and

•	waive any past default under the indenture, except

•	a default in the payment of principal of or any premium or interest, or any additional amounts with respect to such series; or

•	a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holder of each outstanding debt security affected.

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other actions thereunder or whether a quorum is present at a meeting of holders of debt securities:

•	the principal amount of an original issue discount security which shall be deemed to be outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the maturity thereof or as otherwise contemplated by the indenture;

•

the principal amount of a security denominated in one or more non-U.S. dollar currencies or currency units which shall be deemed to be outstanding shall be the U.S. dollar equivalent, determined as of such date, of the principal amount of such security (or, in the case of an original issue discount security, of the U.S. dollar equivalent, determined as of such date of the amount determined as provided in the subparagraph immediately above), or as otherwise contemplated by the indenture; and

•	securities owned by the Company or any other obligor upon the securities or any of the Company’s subsidiaries or of such other obligor shall be disregarded.

Satisfaction and Discharge of the Indenture; Defeasance

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the applicable indenture and such indenture shall generally cease to be of any further effect with respect to that series of debt securities if (i) we have delivered to the trustee for cancellation all debt securities of that series or (ii) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption the principal, interest and any premium on all such debt securities to the stated maturity or redemption date.

In addition, to the extent set forth in a supplemental indenture with respect to a series of debt securities, we may have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we have and exercise a legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we have and exercise a covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

To the extent set forth in a supplemental indenture with respect to a series of debt securities, we may exercise a legal defeasance option or a covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (for debt securities denominated in U.S. dollars) or certain foreign government obligations (for debt securities denominated in a currency other than U.S. dollars) for the payment of principal, premium, if any, and interest and any additional amounts with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of the defeasance options, we must comply with certain other conditions, including for debt securities denominated in U.S. dollars the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable U.S. federal income tax law).

The trustee will hold in trust the cash or government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited government obligations to the payment of principal, premium, if any, and interest and any additional amounts with respect to the debt securities of the defeased series.

In the event the we effect covenant defeasance with respect to any debt securities and the debt securities are declared due and payable, amounts deposited with the trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

Mergers, Consolidations and Certain Sales of Assets

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we may not:

•	consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

•	transfer, lease or dispose of all or substantially all of our assets to any other person or entity; unless in the case of both preceding clauses:

•	the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, all of our obligations under the debt securities and the applicable indenture;

•	immediately after giving effect to such transaction, no default or event of default would occur or be continuing; and

•	we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the applicable indenture.

Except for the above restrictions, the indenture does not limit the ability of the Company to enter into any of the following types of transactions:

•	a highly leveraged or similar transaction involving us, our management or any affiliate thereof;

•	a change of control; or

•	a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities.

In addition, subject to the limitations on mergers, consolidations and sales described above, we may enter into transactions in the future, such as the sale of all or substantially all of our assets or the merger or consolidation of us, that would increase the amount of our debt or substantially reduce or eliminate our assets, which may have an adverse effect on our ability to service its debt, including the debt securities.

Governing Law

The indentures and the debt securities will be governed by the laws of the State of New York, except as may be provided as to any series in a supplemental indenture.

Conversion or Exchange Rights

Any debt securities that we may issue pursuant to this prospectus may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement or other offering materials. Such terms may include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	restrictions on conversion, including to maintain REIT status;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning the Trustee

The indentures provide that there may be more than one trustee with respect to one or more series of debt securities but we need not designate more than one trustee. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under an indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal or, premium, if any, interest on and any additional amounts with respect to, and all registration, transfer, exchange authentication and delivery of, the debt securities of a series will be effected with respect to such series at an office designated by us.

The indentures contain limitations on the rights of any trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If any trustee acquires an interest that conflicts with any duties with respect to the debt securities, such trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the applicable indenture.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement or other applicable offering materials, summarizes the general terms and provisions of the units that we may offer under this prospectus. Because the following is a summary, it does not contain all of the information that may be important to you. For more information, you should read the form of unit agreement with respect to the units of any particular series which we will file as exhibits to the registration statement of which this prospectus is part prior to an offering of units. While the terms we have summarized below will apply generally to any units we may offer, you should read the applicable prospectus supplement or other applicable offering materials which will describe the particular terms of any units that we may offer in more detail. See “Where You Can Find More Information.” This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials and by the terms of the applicable final units and unit agreement.

We may issue units comprised of two or more common shares, preferred shares, depositary shares, warrants, debt securities and other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The prospectus supplement or other offering materials for a series of units will provide information relating to the terms of the series of units being offered, which may include:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below;

•	the price or prices at which such units will be issued;

•	information with respect to book-entry procedures, if any;

•	a discussion of material U.S. federal income tax considerations;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Shares of Beneficial Interest,” “Description of Depositary Shares,” “Description of Warrants” and “Description of Debt Securities” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish, subject to any applicable limitations on the issuance of the securities included in the unit. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement or other offering materials.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement or other offering materials.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement or other offering materials.

Enforcement of Rights

The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the articles supplementary, depositary agreement, warrant agreement, indenture or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to common shares, preferred shares, depositary shares, warrants and debt securities, as relevant.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement or other offering materials.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by New York law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Information with respect to book-entry procedures, if any, will be described in the applicable prospectus supplement or other offering materials.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures we plan to use with respect to our debt securities, where applicable. We describe those procedures above under “Description of Debt Securities.”

DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW AND EPR’S

DECLARATION OF TRUST AND BYLAWS

We are organized as a Maryland real estate investment trust. The following is a summary of our Declaration of Trust and Bylaws and several provisions of Maryland law. Because the following is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire Declaration of Trust and Bylaws, copies of which we have previously filed with the SEC, or refer to the provisions of Maryland law. See “Where You Can Find More Information” for information about how to obtain copies of our Declaration of Trust and Bylaws.

Trustees

Our Declaration of Trust and Bylaws provide that only our Board of Trustees will establish the number of Trustees, provided however that the term of office of a Trustee will not be affected by any decrease in the number of Trustees. Any vacancy on the Board of Trustees may be filled only by a majority of the remaining Trustees, even if the remaining trustees do not constitute a quorum, or by the sole Trustee. Any Trustee elected to fill a vacancy will hold office until the next annual meeting of shareholders and until a successor is elected and qualified.

Our Declaration of Trust divides our Board of Trustees into three classes. Shareholders elect the Trustees of each class for three-year terms upon the expiration of the current term of a respective class. Shareholders elect only one class of Trustees each year. We believe that classification of our Board of Trustees helps to assure the continuity of our business strategies and policies. The classified Board of Trustees provision could have the effect of making the replacement of our incumbent Trustees more time consuming and difficult. At least two annual meetings of shareholders are generally required to effect a change in a majority of our Board of Trustees.

Our Declaration of Trust provides that, subject to any right of holders of one or more classes of preferred shares to elect or remove one or more Trustees, a Trustee may be removed for cause by the affirmative vote of the holders of at least two-thirds of our common shares entitled to be cast in the election of trustees. This provision precludes shareholders from removing our incumbent Trustees unless cause, as defined in the Declaration of Trust, exists, and they can obtain a substantial affirmative vote of shares.

Advance Notice of Trustee Nominations and New Business

Our Bylaws provide that nominations of persons for election to our Board of Trustees and business to be transacted at shareholder meetings may be properly brought pursuant to our notice of the meeting, by our Board of Trustees or by a shareholder who (i) is a shareholder of record at the time of giving the advance notice and at the time of the meeting, (ii) is entitled to vote at the meeting and (iii) has complied with the advance notice provisions set forth in our Bylaws.

Under our Bylaws, a shareholder’s notice of nominations for Trustee or business to be transacted at an annual meeting of shareholders must be delivered to our secretary at our principal office not later than the close of business on the 60th day and not earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, a shareholder’s notice must be delivered to us not earlier than the close of business on the 90th day prior to such annual meeting and not later than the later of: (i) the 60th day prior to such annual meeting or (ii) the 10th day following the day on which we first make a public announcement of the date of such meeting. The public announcement of a postponement or of an adjournment of such annual meeting to a later date or time will not commence a new time period for the giving of a shareholder’s notice. If the number of Trustees to be elected to our Board of Trustees is increased and we make no public announcement of such action at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice also will be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to our secretary at our principal office not later than the close of business on the 10th day immediately following the day on which such public announcement is made.

For special meetings of shareholders, our Bylaws require a shareholder who is nominating a person for election to our Board of Trustees at a special meeting at which Trustees are to be elected to give notice of such nomination to our secretary at our principal office not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of: (1) the 60th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting to a later date or time will not commence a new time period for the giving of a shareholder’s notice as described above.

Meetings of Shareholders

Under our Bylaws, our annual meeting of shareholders will take place during the second quarter of each year following delivery of the annual report. Our Chairman, President or one-third of our Trustees may call a special meeting of the shareholders. Our secretary also may call a special meeting of shareholders upon the written request of holders of at least a majority of the shares entitled to vote at the meeting.

Liability and Indemnification of Trustees and Officers

The laws relating to Maryland real estate investment trusts (the “Maryland REIT Law”) permit a real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law (the “MGCL”) for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Additionally, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of that corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:

•	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

Our officers and trustees are and will be indemnified under our Declaration of Trust against certain liabilities. Our Declaration of Trust provides that we will, to the maximum extent permitted by Maryland law in effect from time to time, indemnify: (a) any individual who is a present or former trustee or officer of EPR; or (b) any individual who, while a trustee or officer of EPR and at the request of EPR, serves or has served as a director, officer, shareholder, partner, trustee, employee or agent of any real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprises against any claim or liability, together with reasonable expenses actually incurred in advance of a final disposition of a legal proceeding, to which such person may become subject or which such person may incur by reason of his or her status as such. We have the power, with the approval of our Board of Trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of EPR in any of the capacities described in (a) or (b) above and to any employee or agent of EPR or its predecessors.

We have also entered into indemnification agreements with our trustees and certain of our officers providing procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from the respective trustee’s or officer’s service to us.

We have obtained trustees’ and officers’ liability insurance for the purpose of funding the provision of any such indemnification.

The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act is against public policy and is therefore unenforceable.

Shareholder Liability

Under Maryland law, a shareholder is not personally liable for the obligations of a real estate investment trust solely as a result of his or her status as a shareholder. Despite this, our legal counsel has advised us that in some jurisdictions the possibility exists that shareholders of a trust entity such as ours may be held liable for acts or obligations of the trust. While we intend to conduct our business in a manner designed to minimize potential shareholder liability, we can give no assurance that you can avoid liability in all instances in all jurisdictions. Our Trustees have not provided in the past and do not intend to provide insurance covering these risks to our shareholders.

Actions by Shareholders by Written Consent

Our Bylaws provide procedures governing actions by shareholders by written consent. The Bylaws specify that any written consents must be signed by shareholders entitled to cast a sufficient number of votes to approve the matter, as required by statute, our Declaration of Trust or our Bylaws, and such consent must be filed with minutes of the proceedings of the shareholders.

Restrictions on Ownership and Transfer of Shares

Our Declaration of Trust restricts the number of shares which may be owned by shareholders. Generally, for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities and constructive ownership among specified family members) at any time during the last half of a taxable year. The shares also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year. In order to maintain our qualification as a REIT, our Declaration of Trust contains restrictions on the acquisition of shares intended to ensure compliance with these requirements.

Our Declaration of Trust generally provides that any person (not just individuals) holding more than 9.8% in number of shares or value, of the outstanding shares of any class or series of our common shares or preferred shares (the “Ownership Limit”) may be subject to forfeiture of the shares (including common shares and preferred shares) owned in excess of the Ownership Limit. We refer to the shares in excess of the Ownership Limit as “Excess Shares.” The Excess Shares may be transferred to a trust for the benefit of one or more charitable beneficiaries. The trustee of that trust would have the right to vote the voting Excess Shares, and distributions on the Excess Shares would be payable to the trustee for the benefit of the charitable beneficiaries.

Holders of Excess Shares would be entitled to compensation for their Excess Shares, but that compensation may be less than the price they paid for the Excess Shares. Persons who hold Excess Shares or who intend to acquire Excess Shares must provide written notice to us.

Our Ownership Limit may also act to deter an unfriendly takeover of the Company.

Business Combinations

The MGCL contains a provision which regulates business combinations with interested shareholders. This provision applies to Maryland real estate investment trusts like us. Under the MGCL, business combinations such as mergers, consolidations, share exchanges and the like between a Maryland real estate investment trust and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the shareholder becomes an interested shareholder. Under the MGCL the following persons are deemed to be interested shareholders:

•	any person who beneficially owns 10% or more of the voting power of the trust’s shares; or

•	an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the trust.

After the five-year prohibition period has ended, a business combination between a trust and an interested shareholder must be recommended by the board of trustees of the trust and must receive the following shareholder approvals:

•	the affirmative vote of at least 80% of the votes entitled to be cast; and

•	the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of shares other than shares held by the interested shareholder with whom or with whose affiliate or associate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

The shareholder approvals discussed above are not required if the trust’s shareholders receive the minimum price set forth in the MGCL for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

The foregoing provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of trustees of the trust prior to the time that the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the MGCL if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. The board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by the board of trustees.

Control Share Acquisitions

The MGCL contains a provision which regulates control share acquisitions. This provision also applies to Maryland real estate investment trusts. The MGCL provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by trustees who are employees of the trust are excluded from shares entitled to vote on the matter. Control shares are voting shares which, if aggregated with all other shares owned by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

•	One-tenth or more but less than one-third;

•	One-third or more but less than a majority; or

•	A majority or more of all voting power.

Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute of the MGCL does not apply to the following:

•	shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction; or

•	acquisitions approved or exempted by a provision in the declaration of trust or bylaws of the trust adopted before the acquisition of shares.

Anti-Takeover Effect of Maryland Law and of Our Declaration of Trust and Bylaws

The following provisions in our Declaration of Trust and Bylaws and in Maryland law could delay or prevent a change in control of EPR:

•	the limitation on ownership and acquisition of more than 9.8% of our shares;

•	the classification of our Board of Trustees into classes and the election of each class for three-year staggered terms;

•	the requirement of cause and a two-thirds majority vote of shareholders for removal of our Trustees;

•	the fact that the number of our Trustees may be fixed only by vote of our Board of Trustees and that a vacancy on our Board of Trustees may be filled only by the affirmative vote of a majority of our remaining Trustees;

•	the advance notice requirements for shareholder nominations for Trustees and other proposals;

•	the business combination provisions of the MGCL;

•	the control share acquisition provisions of the MGCL; and

•	the power of our Board of Trustees to authorize and issue additional shares, including additional classes of shares with rights defined at the time of issuance, without shareholder approval.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material United States (“U.S.”) federal income tax considerations regarding EPR and the acquisition, ownership and disposition of our securities. For purposes of this section entitled “U.S. Federal Income Tax Considerations,” references to “we,” “us,” and “our” mean only EPR Properties and not its subsidiaries or other lower tier entities, except as otherwise indicated. If we offer depositary shares, warrants, debt securities or units, information about any additional income tax consequences to holders of those securities will be included in the prospectus supplement or other applicable offering materials under which those securities are offered.

This summary is based on current law, is for general information only and is not tax advice. The tax treatment to holders of our securities will vary depending on a holder’s particular situation. This summary does not address all aspects of U.S. federal income taxation that may be relevant to a holder of securities in light of his or her personal investments or tax circumstances. Moreover, this summary does not address tax considerations applicable to certain types of holders subject to special treatment under the U.S. federal income tax laws including, without limitation:

•	a bank, life insurance company, regulated investment company or other financial institution;

•	broker-dealers or traders;

•	partnerships and trusts;

•	a person who acquires our securities in connection with employment or other performances of services;

•	a person who holds our securities as part of a straddle, hedging transaction, constructive sale transaction, constructive ownership transaction, conversion transaction or other integrated investment;

•	a person subject to the alternative minimum tax; or

•	except as specifically described in the following summary, a tax exempt entity or a foreign person.

In addition, the summary below does not consider the effect of any foreign, state, local or other tax laws that may be applicable to holders of our securities.

The information in this section is based on the U.S. Internal Revenue Code (the “Code”), current, temporary and proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”), and court decisions, all as of the date of this prospectus. Future legislation, Treasury Regulations, administrative interpretations and practices and court decisions may change or adversely affect, perhaps retroactively, the tax considerations described herein. We have not requested, and do not plan to request, any rulings from the IRS concerning our tax treatment and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or sustained by a court if challenged by the IRS.

This summary is based upon the assumption that the operation of the Company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by the non-U.S. jurisdictions could have on the matters discussed in this summary. In addition, this summary assumes that security holders hold our common shares as a capital asset, which generally means as property held for investment.

The U.S. federal income tax treatment of holders of our common shares depends in some circumstances on determinations of fact and interpretation of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. You are advised to consult your tax advisor regarding the specific tax consequences to you of the acquisition, ownership and sale of our securities, and of our election to be taxed as a REIT, including the U.S. federal, state, local, foreign and other tax consequences of such acquisition, ownership, sale and election and of potential changes in applicable tax laws.

Taxation of the Company

General

We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1997. Our REIT election, assuming continuing compliance with the then applicable qualification tests, continues in effect for subsequent taxable years. Although no absolute assurance can be given, we believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 1997. We intend to continue to operate in a manner that will enable us to meet the requirements for qualification and taxation as a REIT under the Code. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

In the opinion of our counsel, Stinson Leonard Street LLP, we have qualified as a REIT under the Code for our 1997 through 2015 taxable years, we are organized in conformity with the requirements for qualification as a REIT, and our current and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code for future taxable years. This opinion is based upon certain assumptions and representations as to factual matters made by us, including representations made by us in a representation letter and certificate provided by our officers and our factual representations set forth herein and in registration statements previously filed with the SEC. Any variation from the factual statements set forth herein, in registration statements previously filed with the SEC, or in the representation letter and certificate we have provided to our counsel may affect the conclusions upon which its opinion is based.

The opinions of Stinson Leonard Street LLP are based on existing law as contained in the Code and Treasury Regulations promulgated thereunder, in effect on the date of this prospectus, and the interpretations of such provisions and Treasury Regulations by the IRS and court decisions, all of which are subject to change either prospectively or retroactively, and to possibly different interpretations. Our counsel will have no obligation to advise us or the holders of our securities of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that the opinions expressed are not binding upon the IRS or any court. Accordingly, there can be no assurance that contrary positions may not successfully be asserted by the IRS. Moreover, our qualification and taxation as a REIT depends upon our ability, through actual annual operating results and methods of operation, to satisfy various qualification tests imposed under the Code, such as distributions to shareholders, asset composition levels, and diversity of stock ownership, the actual results of which have not been and will not be reviewed by our counsel. In addition, our ability to qualify as a REIT also depends in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain affiliated entities, including affiliates that have made elections to be taxed as REITs, and for whom the actual results of the various REIT qualification tests have not been and will not be reviewed by our counsel.

Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements for qualification and taxation as a REIT.

If we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income taxes on our taxable income that is distributed currently to our shareholders.

This treatment substantially eliminates the “double taxation” (once at the corporate level when earned and once again at the shareholders’ level when distributed) that generally results from investment in an ordinary Subchapter C corporation.

Any distributions to our shareholders will be included in their income as dividends to the extent of our current or accumulated earnings and profits. Generally, our dividends are not treated as qualified dividend income subject to a favorable 15% or 20% rate. No portion of any of our dividends is eligible for the dividends received deduction for corporate shareholders. Distributions in excess of current or accumulated earnings and profits generally are treated for U.S. federal income tax purposes as return of capital to the extent of, and in reduction of, a shareholder’s basis in our shares. Our current or accumulated earnings and profits are generally allocated first to distributions made on our preferred shares, if any, and thereafter to distributions made on our common shares. For all of these purposes, our distributions include cash distributions and any in kind distributions of property that we might make.

If we qualify as a REIT, we will, however, be subject to U.S. federal income tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference under certain circumstances.

•	If we have (a) net income from the sale or other disposition of “foreclosure property” (defined generally as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property) which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest U.S. federal corporate income tax rate, currently 35%, on this income.

•	We will be subject to a 100% tax on any net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) included in our inventory or held primarily for sale to customers in the ordinary course of business).

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. Shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the shareholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•	If we fail to satisfy the 75% or 95% gross income tests (as discussed below), but have maintained our qualification as a REIT because we satisfied certain other requirements, we will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amounts by which we fail the 75% or 95% gross income tests multiplied by (b) a fraction intended to reflect our profitability.

•	If we fail to distribute for any calendar year at least the sum of (a) 85% of our REIT ordinary income for the year, (b) 95% of our REIT capital gain net income for the year (other than certain long-term capital gains for which we make a capital gains designation (described below) and on which we pay the tax), and (c) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed, plus (b) retained amounts on which income is paid at the corporate level.

•	If we acquire any asset from a corporation which is or has been a Subchapter C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the Subchapter C corporation, and we subsequently recognize gain on the disposition of the asset during the applicable recognition period set forth in Section 1374 of the Code (currently a five-year period for the taxable year beginning in 2013) beginning on the date on which we acquired the asset, then we will be subject to tax at the highest regular corporate tax rate on the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that we will not make an election pursuant to existing Treasury Regulations to recognize such gain at the time we acquire the asset.

•	We will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a “taxable REIT subsidiary” of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Any taxable REIT subsidiary is separately taxed on its net income as a C corporation.

•	If we fail to satisfy any of the REIT asset tests, as described below, by more than a de minimis amount, due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 for each taxable year in which we fail to satisfy any of the asset tests or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test (for the period from the start of such failure until the failure is resolved or the assets that caused the failure are disposed of).

•	If we invest in properties in foreign countries or other jurisdictions, our income from those properties will generally be subject to tax there. Then we will distribute the required percentages of our taxable income to our shareholders for any such year and we will generally not pay U.S. federal income tax. As a result, we cannot recover the cost of foreign income taxes imposed on our foreign investments by claiming foreign tax credits against our U.S. federal income tax liability. Also, we cannot pass any foreign tax credits through to our shareholders.

•	If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Requirements for Qualification as a REIT.”

•	A 100% tax may be imposed with respect to certain items of income and expense that are directly or constructively paid between a REIT and a TRS if and to the extent that the IRS establishes that such items were not based on market rates.

•	Certain of our subsidiaries that are subchapter C corporations, including any TRSs (as defined below), will be subject to federal corporate income tax on their earnings.

If we fail to qualify or elect not to qualify as a REIT, we will be subject to U.S. federal income tax in the same manner as a C corporation. Distributions to our shareholders if we do not qualify as a REIT will not be deductible by us nor will distributions be required under the Code. In that event, distributions to our shareholders will generally be taxable as ordinary dividends potentially eligible for the 15% or 20% income tax rate (depending on whether the shareholder is in the 39.6% marginal U.S. federal income tax bracket) discussed below in “Taxation of Taxable U.S. Shareholders” and, subject to limitations in the Code, will be eligible for the dividends received deduction for corporate shareholders. Also, we will generally be disqualified from qualification as a REIT for the four taxable years following disqualification. If we do not qualify as a REIT for even one year, this could result in reduction or elimination of distributions to our shareholders, or in our incurring substantial indebtedness or liquidating substantial investments in order to pay the resulting corporate-level taxes. The Code provides certain relief provisions under which we might avoid automatically ceasing to be a REIT for failure to meet certain REIT requirements, all as discussed in more detail below.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association that elects to be a REIT, or has made such election for a previous year, and satisfies the applicable filing and administrative requirements to maintain qualification as a REIT, and:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or transferable certificates;

(3)	that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

(4)	that is neither a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	not more than 50% in value of the outstanding shares of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year; and

(7)	that meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The corporation, trust or association must elect to be a REIT, or have made such election for a previous year, and satisfy the applicable filing and administrative requirements to maintain qualification as a REIT.

The Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), pension funds and certain other tax-exempt entities are treated as individuals, subject to a “look-through” exception with respect to pension funds.

A REIT also must report its income for U.S. federal income tax purposes based on a calendar year accounting period. We have adopted December 31 as our year end, and thereby satisfy this requirement.

To monitor continuing compliance with the share ownership requirements described in (5) and (6) above, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares, i.e., the persons required to include in gross income the dividends paid by us. A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure to comply with these record keeping requirements could subject us to monetary penalties. A shareholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

We believe that we have satisfied each of the above conditions. In addition, our Declaration of Trust provides for restrictions regarding ownership and transfer of shares to prevent further concentration of share ownership (as summarized in “Description of Certain Provisions of Maryland Law and EPR’s Declaration of Trust and Bylaws”). These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. In general, if we fail to satisfy these share ownership requirements, our status as a REIT will terminate. However, if we comply with the rules in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares, and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.

Ownership of Interests in Partnerships and Limited Liability Companies.

We own and operate one or more properties through partnerships and limited liability companies. In the case of a REIT which is a partner in a partnership, or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, based on its interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and items of gross income of the partnership or limited liability company retain the same character in our hands for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our proportionate share of the assets and items of income of partnerships and limited liability companies taxed as partnerships, in which we are, directly or indirectly through other partnerships or limited liability companies taxed as partnerships, a partner or member, are treated as our assets and items of income for purposes of applying the REIT qualification requirements described in this prospectus (including the income and asset tests described below).

Ownership of Interests in Qualified REIT and Other Disregarded Subsidiaries.

We own 100% of the stock of a number of corporate subsidiaries that are qualified REIT subsidiaries (each, a “QRS”) and may acquire stock of one or more new subsidiaries. A corporation qualifies as a QRS if 100% of its outstanding stock is held by us, and we do not elect to treat the corporation as a taxable REIT subsidiary, as described below. A QRS is generally disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a QRS are treated as our assets, liabilities and items of income, deduction and credit for all purposes of the Code, including the REIT qualification tests. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. For this reason, in applying the U.S. federal income tax requirements described in this summary, references to our income and assets include the income and assets of any QRS or other disregarded subsidiary. A QRS is not subject to U.S. federal income tax, and our ownership of the voting stock of a QRS is ignored for purposes of determining our compliance with the ownership limits described below in “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries.

A taxable REIT subsidiary (“TRS”) is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a TRS. A TRS also includes any corporation other than a REIT with respect to which a TRS owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a TRS generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. We own several corporate subsidiaries that have elected TRS status and may acquire interests in additional TRSs in the future.

A TRS is subject to U.S. federal income tax at regular corporate rates (currently a maximum rate of 35%), and also may be subject to state and local taxation.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or to conduct activities that, if conducted by us directly, could be treated in our hands as prohibited transactions.

In addition, the “earnings stripping” rules of the Code limit the deductibility of interest paid or accrued by a TRS and its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Accordingly, if we lend money to a TRS, the TRS may be unable to deduct all or a part of the interest paid on that loan, and the lack of an interest deduction could result in a material increase in the amount of tax paid by the TRS. Further, as discussed below under “—Penalty Tax,” the rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT or the REIT’s operations that are not conducted on an arm’s-length basis. Any dividends paid or deemed paid by any one of the Company’s TRSs will be taxable to the Company’s shareholders to the extent the dividends received from the TRS are paid to the Company’s shareholders. The Company may own more than 10% of the stock of a TRS without jeopardizing its qualification as a REIT. However, as noted below, in order for the Company to qualify as a REIT, the securities of all of the TRSs in which it has invested either directly or indirectly may not represent more than 25% of the total value of its assets. The Company expects that the aggregate value of all of its interests in TRSs will represent less than 25% of the total value or its assets; however, the Company cannot assure that this will always be true. In addition, a TRS may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the TRS’s debt to equity ratio and interest expense are not satisfied. A REIT’s ownership of securities of a TRS will not be subject to the 10% or 5% asset tests described below, and its operations will be subject to the provisions described above.

Further, the TRS rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis, such as any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS of ours, redetermined deductions and excess interest represent any amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations, and redetermined TRS service income is income of a TRS that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. We intend to scrutinize all of our transactions with our TRSs and to conduct such transactions on an arm’s-length basis; however we cannot assure you that we will be successful in avoiding this excise tax.

Asset Tests

At the close of each quarter of our taxable year, we must satisfy four tests relating to the nature and diversification of our assets.

First, at least 75% of the value of our total assets, including assets held by our QRSs and our allocable share of the assets held by the partnerships and other entities treated as partnerships under the Code in which we own an interest, must be represented by (1) interests in real property, (2) interests in mortgages on real property, such as land, buildings, leasehold interests in real property, and personal property leased in connection with a lease of real property for which the rent attributable to the personal property is not greater than 15% of the total rent received under the lease, (3) shares (or transferable certificates of beneficial interest) in other REIT’s, (4) cash, (5) cash items (including receivables arising in the ordinary course of the REIT’s business) and (6) government securities (as well as certain temporary investments in stock or debt instruments purchased with the proceeds of new capital raised by EPR for the one-year period beginning on the date of receipt of such new capital).

Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, a QRS or a TRS, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, for taxable years beginning on or after January 1, 2009, no more than 25% (20% for taxable years beginning on or after January 1, 2001 and ending on or before December 31, 2008) of the value of our assets may be comprised of securities of one or more TRSs.

The asset tests described above must be satisfied at the close of each calendar quarter of our taxable year. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe we have maintained and intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30 day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we fail to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if (i) the value of our nonqualifying assets does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or the period of time prescribed by Treasury Regulations. For a failure that exceeds the de minimis thresholds described above that is due to reasonable cause and not willful neglect, we may avoid disqualification as a REIT under any of the asset tests, after the 30 day cure period, by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking other actions, which allow us to meet the asset test within six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or the period of time prescribed by Treasury Regulations, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets and (iii) filing a schedule describing each asset that caused the failure in accordance with applicable Treasury Regulations.

Although we believe that we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter end, there can be no assurance we always will be successful. If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Gross Income Tests

We must satisfy two gross income requirements for each taxable year to maintain our qualification as a REIT. First, in each taxable year at least 75% of our gross income must be “qualifying income.” Qualifying income generally includes (i) “rents from real property” (except as modified below), (ii) interest on obligations collateralized by mortgages on, or interests in, real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of our trade or business (“dealer property”), (iii) dividends or other distributions on shares in other REIT’s, as well as gain from the sale of those shares, (iv) abatements and refunds of real property taxes, (v) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage collateralized by such property (“foreclosure property”), (vi) commitment fees received for agreeing to make loans collateralized by mortgages on real property or to purchase or lease real property, (vii) “qualified temporary investment income,” and (viii) gain from the sale or other disposition of a real estate asset which is not a prohibited transaction. Second, in each taxable year at least 95% of our gross income (excluding gross income from prohibited transactions) must be derived directly or indirectly from income from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

Rents we receive will qualify as “rents from real property” for purposes of satisfying the gross income tests for a REIT described above only if all of the following conditions are met:

•	The amount of rent must not be based in any way on the income or profits of any person, although rents generally will not be excluded solely because they are based on a fixed percentage or percentages of gross receipts or gross sales.

•	We, or an actual or constructive owner of 10% or more of our capital shares, must not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from any such tenant that is our TRS, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a TRS in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of outstanding stock of such TRS. In addition, rents we receive from a tenant that also is our TRS will not be excluded from the definition of “rents from real property” as a result of our ownership interest in the TRS if the property to which the rents relate is a qualified lodging facility, or on or after January 1, 2009, a qualified healthcare property, and such property is operated on behalf of the TRS by a person who is an independent contractor and certain other requirements are met. Our TRSs will be subject to U.S. federal income tax on their income from the operation of these properties.

•	Rent attributable to personal property, leased in connection with a lease of real property, must not be greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” We currently have several leases that generate non-qualifying rent from personal property but such amounts are not material in relation to our gross income.

•	The REIT generally must not operate or manage the property for which the rents are received or furnish or render services to the tenants of the property (subject to a 1% de minimis exception), other than through an independent contractor from whom the REIT derives no revenue or through a TRS. The REIT may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Any amounts we receive from a TRS with respect to the TRS’s provision of non-customary services will be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We do not intend to charge rent for any property that is based in whole or in part on the net income or profits of any person (except by reason of being based on a percentage of gross receipts or sales, as described above), and generally we do not intend to rent any personal property (other than in connection with a lease of real property where either less than 15% of the total rent is attributable to personal property or an amount immaterial to our operations is attributable to personal property). Currently, we do have several leases in which the rent attributable to personal property may exceed the 15% limitation based on the original respective fair market values of the real property and personal property at the time the lease was executed.

We directly perform services under certain of our leases, but such services are not rendered to the occupant of the property. Furthermore, these services are usual and customary management services provided by landlords renting space for occupancy in the geographic areas in which we own property. To the extent that the performance of any services provided by us would cause amounts received from our tenants to be excluded from rents from real property, we intend to hire a TRS, or an independent contractor from whom we derive no revenue, to perform such services.

The term “interest” generally does not include any amount received or accrued (directly or indirectly) if the determination of some or all of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test to the extent such a hedging transaction is entered into on or after January 1, 2005, and from the 75% gross income test to the extent such hedging transaction is entered into after July 30, 2008. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. To the extent that we do not properly identify such transactions as hedges, we hedge other risks or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

We have made investments in properties located in Canada. These investments could cause us to incur foreign currency gains or losses. Prior to July 30, 2008, the characterization of any such foreign currency gains for purposes of the gross income tests was unclear, though the IRS had indicated that REITs may apply the principles of proposed Treasury Regulations to determine whether such foreign currency gain constitutes qualifying income under the gross income tests. As a result, we anticipate that any foreign currency gain we recognized relating to rents we receive from our properties located in Canada was qualifying income for purposes of the 75% and 95% gross income tests. Any foreign currency gains recognized after July 30, 2008, to the extent attributable to specific items of qualifying income or gain, or specific qualifying assets, however, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and therefore will be exempt from these tests.

Dividends we receive from our taxable REIT subsidiaries will qualify under the 95%, but not the 75%, gross income test.

The Department of Treasury has the authority to determine whether any item of income or gain recognized after July 30, 2008, which does not otherwise qualify under the 75% or 95% gross income tests, may be excluded as gross income for purposes of such tests or may be considered income that qualifies under either such test.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of the sources of our income to our U.S. federal income tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% gross income test or the 95% gross income test, as applicable, multiplied by a fraction intended to reflect our profitability.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above, even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income

Any gain we realize on the sale of any property, other than foreclosure property, held as inventory or otherwise primarily for sale to customers in the ordinary course of business, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Whether property is held primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. We intend to engage in the business of acquiring, developing and owning our properties for investment with a view to long-term appreciation. We have made, and may in the future make, occasional sales of the properties consistent with our investment objectives. We do not intend to engage in prohibited transactions. The IRS may contend, however, that one or more of these sales is subject to the 100% penalty tax.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Penalty Tax

Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our TRSs, and redetermined deductions and excess interest generally represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

We believe that all fees paid to our TRSs for tenant services are at arm’s-length rates, although the fees may not satisfy the safe harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully makes such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s-length fee for tenant services over the amount actually paid.

Annual Distribution Requirements

To maintain our qualification as a REIT, we are required to distribute dividends (other than capital gain dividends) to our shareholders each year in an amount at least equal to:

(A)	the sum of

(i)	90% of our “REIT taxable income” (computed before deductions for dividends paid and excluding net capital gain) and

(ii)	90% of our net income (after tax), if any, from foreclosure property; minus

(B)	the excess of the sum of certain items of noncash income (i.e., income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like-kind exchange that is later determined to be taxable) over 5% of “REIT taxable income” as described above.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a Subchapter C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that Subchapter C corporation, within the ten year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax built in gain, if any, we recognized on the disposition of the asset.

We must pay the distributions described above in the taxable year to which they relate (“current distributions”), or, at our election, in the following taxable year if they are either (i) declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve months following the close of such year (“throwback distributions”) or (ii) paid during January to shareholders of record in October, November or December of the prior year (“deemed current distributions”).

To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. In addition, we would be subject to a 4% excise tax to the extent we fail to distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for the year (other than certain long-term capital gains for which we make a capital gains designation and on which we pay the tax), and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which a REIT-level corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating the excise tax.

We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements.

We generally expect that our REIT taxable income will be less than our cash flow because of the allowance of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements because of timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. Further, it is possible that from time to time we may be allocated a share of net capital gain attributable to any depreciated property we sell that exceeds our allocable share of cash attributable to that sale. If these circumstances occur, we may need to arrange for borrowings, or may need to pay dividends in the form of taxable stock dividends, in order to meet the distribution requirements.

Under certain circumstances, we may be able to rectify an inadvertent failure (due to, for example, an IRS adjustment such as an increase in our taxable income or a reduction in reported expenses) to meet the 90% distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

Certain cure provisions may be available to us in the event that we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT. Except with respect to violations of the gross income tests and assets tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible by us, and we will not be required to distribute any amounts to our shareholders. As a result, our failure to qualify as a REIT would reduce the cash available for distribution by us to our shareholders. In addition, if we fail to qualify as a REIT, all distributions to shareholders would be taxable as ordinary income to the extent of our current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. As a result, our failure to qualify as a REIT would likely reduce the cash available for distribution to our shareholders. In addition, if we fail to qualify as a REIT, all distributions to our shareholders will be taxable as regular corporate dividends to the extent of our current and accumulated earning and profits. In this event, subject to certain limitations under the Code, corporate distributees may be eligible for the dividends-received deduction and individual distributees may be eligible for preferential rates, if any, on any qualified dividend income. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Taxation of Taxable U.S. Shareholders

The following summary describes certain U.S. federal income tax consequences to U.S. shareholders with respect to an investment in our shares. This discussion does not address the tax consequences to persons who receive special treatment under the U.S. federal income tax law. Shareholders subject to special treatment include, without limitation, insurance companies, financial institutions or broker-dealers, tax-exempt organizations, shareholders holding securities as part of a conversion transaction, or a hedge or hedging transaction or as a position in a straddle for tax purposes, foreign corporations or partnerships and persons who are not citizens or residents of the United States. If you are a “U.S. shareholder,” as defined below, this section or the section entitled “Taxation of Tax-Exempt Shareholders” applies to you. Otherwise, the section entitled “Taxation of Non-U.S. Shareholders,” applies to you.

As used herein, the term “U.S. shareholders” means a holder of shares who, for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity classified as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof unless, in the case of a partnership, Treasury Regulations provide otherwise;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust that is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions Generally

As long as we qualify as a REIT, distributions made out of our current or accumulated earnings and profits (and not designated as capital gain dividends), generally will constitute dividends taxable to our U.S. shareholders as ordinary income when actually or constructively received. For purposes of determining whether distributions to holders of shares are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred shares and then to our common shares. These distributions will not be eligible for the dividends-received deduction in the case of U.S. shareholders that are corporations.

Because we generally are not subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our shareholders, our ordinary dividends generally are not “qualified dividend income” eligible for the reduced 15% or 20% rates (depending on whether the marginal U.S. federal income tax rate is less than 39.6% or is 39.6%) available to most non-corporate taxpayers under the American Taxpayer Relief Act of 2012, and will continue to be taxed at the higher tax rates applicable to ordinary income. However, the reduced 15% or 20% rate does apply to our distributions:

•	designated as long-term capital gain dividends (except to the extent attributable to real estate depreciation, in which case such distributions continue to be subject to tax at a 25% rate);

•	to the extent attributable to dividends received by us from non-REIT corporations or other taxable REIT subsidiaries; and

•	to the extent attributable to income upon which we have paid corporate income tax (for example, if we distribute taxable income that we retained and paid tax on in the prior year).

It is not likely that a significant amount of our dividends paid to individual U.S. shareholders will constitute “qualified dividend income” eligible for the current reduced tax rates of 15% or 20%.

To the extent that we make distributions (not designated as capital gain dividends) in excess of our current and accumulated earnings and profits, these distributions will be treated as a tax-free return of capital to each U.S. shareholder. This treatment will reduce the adjusted basis which each U.S. shareholder has in his or her shares of stock for tax purposes by the amount of the distribution (but not below zero). Distributions in excess of a U.S. shareholders’ adjusted basis in his or her shares will be taxable as capital gains (provided that the shares have been held as a capital asset) and will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months shall be treated as both paid by us and received by the shareholders on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year. U.S. Shareholders may not include in their own income tax returns any of our net operating losses or capital losses.

Certain stock dividends, including dividends partially paid in our common shares and partially paid in cash that comply with recent IRS guidance, will be taxable to recipient U.S. shareholders to the same extent as if paid in cash. See “Taxation of the Company—Annual Distribution Requirements” above.

Capital Gain Distributions

Distributions that we properly designate as capital gain dividends (and undistributed amounts for which we properly make a capital gains designation) will be taxable to U.S. shareholders as gains (to the extent that they do not exceed our actual net capital gain for the taxable year) from the sale or disposition of a capital asset. Depending on the period of time we have held the assets which produced these gains, and on certain designations, if any, which we may make, these gains may be taxable to non-corporate U.S. shareholders at a 0%, 15%, 20% or 25% rate, depending on the nature of the asset giving rise to the gain and the shareholder’s marginal federal income tax rate. Corporate U.S. shareholders may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

Passive Activity Losses and Investment Interest Limitations

Distributions we make and gain arising from the sale or exchange by a U.S. shareholder of our shares will be treated as portfolio income. As a result, U.S. shareholders generally will not be able to apply any “passive losses” against this income or gain. A U.S. shareholder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the shareholders will be taxed at ordinary income rates on such amounts. Other distributions we make (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of our shares, however, will not be treated as investment income under certain circumstances.

Retention of Net Long-Term Capital Gains

We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election (a “Capital Gains Designation”) we would pay tax on our retained net long-term capital gains. In addition, to the extent we make a Capital Gains Designation, a U.S. shareholder generally would:

•	include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls (subject to certain limitations as to the amount that is includable);

•	be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. shareholder’s long-term capital gains;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted basis of its shares by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a U.S. shareholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

Dispositions of Shares

Generally, if you are a U.S. shareholder and you sell or dispose of your shares, you will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property you receive on the sale or other disposition and (ii) your adjusted basis in the shares for tax purposes. This gain or loss will be capital in nature if you have held the shares as a capital asset and will be long-term capital gain or loss if you have held the shares for more than one year, and will be taxed at ordinary income tax rates (up to 39.6%) if the shares are held for one year or less. However, if you are a U.S. shareholder and you recognize loss upon the sale or other disposition of shares that you have held for six months or less (after applying certain holding period rules), the loss you recognize will be treated as a long-term capital loss, to the extent you received distributions from us or which were retained by us and which were required to be treated as long-term capital gains.

The maximum tax rate for individual taxpayers on net long-term capital gains (i.e., the excess of net long-term capital gain over net short-term capital loss) is currently 15% or 20% (depending on whether the shareholder is in the 39.6% marginal U.S. federal income tax bracket) for most assets. In the case of individuals whose ordinary income is taxed at a 10% or 15% rate, the 15% rate is reduced to 0%.

If an investor recognizes a loss upon a subsequent disposition of our shares or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our shares or securities, or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Redemption of Shares

If we redeem any of our shares held by you, the tax treatment of the redemption must be determined based on facts at the time of redemption. In general, you will recognize gain or loss (as opposed to dividend income) equal to the difference between the amount received by you in the redemption and your adjusted tax basis in your shares redeemed if such redemption results in a “complete termination” of your interest in all classes of our equity securities, is a “substantially disproportionate redemption” or is “not essentially equivalent to a dividend” within the meaning of Section 302(b) of the Code with respect to you.

In applying these tests, you must take into account your ownership of all classes of our equity securities. You also must take into account any equity securities that are considered to be constructively owned by you under the Code.

If, as a result of a redemption by us of your shares, you no longer own (either actually or constructively) any of our equity securities or only own (actually and constructively) an insubstantial percentage of our equity securities, then it is likely that the redemption of your shares would be considered “not essentially equivalent to a dividend” and, thus, would result in gain or loss to you. Gain from the sale or exchange of our shares held for more than one year is taxed at a maximum long-term capital gain rate of 15% or 20% depending on whether the shareholder is in the 39.6% marginal U.S. federal income tax bracket. In the case of individuals whose ordinary income is taxed at a 10% or 15% rate, the 15% rate is reduced to 0%. However, whether a distribution is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and if you rely on any of these tests at the time of redemption, you should consult your tax advisor to determine their application to your situation.

Generally, if the redemption does not meet the tests described above, then the proceeds received by you from the redemption of your shares will be treated as a distribution taxable as a dividend to the extent of the allocable portion of current or accumulated earnings and profits. The amount of the dividend will be the amount of cash and the fair market value of any property received. If the redemption is taxed as a dividend, your adjusted tax basis in the redeemed shares will be transferred to any other shares in us that you own. If you own no other shares in us, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

Medicare Tax on Net Investment Income

A U.S. Shareholder that is an individual or estate, or a trust that does not fall into a special class of trusts exempt from such tax, will generally be subject to a 3.8% tax on the lesser of (i) the U.S. person’s “net investment income” for a taxable year or (ii) the excess of the U.S. person’s modified adjusted gross income for such taxable year over $200,000 for a single individual ($250,000 in the case of joint filers and $125,000 for married filing separate). For these purposes, “net investment income” will generally include interest, dividends, annuities, royalties, rents, net gain from the disposition of stock unless such income or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities), and certain other income, but will be reduced by any deductions properly allocable to such income or net gain. A U.S. person that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our shares.

Backup Withholding

We report to our U.S. shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a shareholder may be subject to backup withholding with respect to dividends paid at the fourth lowest rate of tax under Section 1(c) of the Code (which is currently 28%) unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. shareholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the shareholders’ income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status. See “—Taxation of Non-U.S. Shareholders.”

Taxation of Tax-Exempt Shareholders

The IRS has ruled that amounts distributed as dividends by a REIT to a tax-exempt employees’ pension trust do not constitute unrelated business taxable income (“UBTI”). Based on that ruling, dividend income from us should not be UBTI to a tax-exempt shareholder so long as the tax-exempt shareholder (except certain tax-exempt shareholders described below) has not held its shares as “debt financed property” within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. Generally, “debt financed property” is property the acquisition of which was financed through a borrowing by the tax-exempt shareholder. Similarly, income from the sale of shares will not constitute UBTI unless a tax-exempt shareholder has held its shares as “debt financed property” within the meaning of the Code or has used the shares in a trade or business.

For tax-exempt shareholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension held REIT” may be treated as UBTI to certain types of trusts that hold more than 10% (by value) of the interests in the REIT. A pension held REIT is any REIT if more than 25% (by value) of its shares are owned by at least one pension trust, or one or more pension trusts, each of which owns more than 10% (by value) of such shares, and in the aggregate such pension trusts own more than 50% (by value) of its shares. We do not expect to be classified as a “pension held REIT,” but because our shares are publicly traded, we cannot guarantee this will always be the case.

Tax-exempt shareholders should consult their own tax advisors concerning the U.S. federal, state, local and foreign tax consequences of an investment in our shares.

Taxation of Non-U.S. Shareholders

The rules governing U.S. federal income taxation of the ownership and disposition of shares by persons that are not U.S. shareholders (“Non-U.S. shareholders”) are complex. No attempt is made herein to provide more than a brief summary of such rules. Accordingly, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to a Non-U.S. shareholder in light of its particular circumstances and does not address any state, local or foreign tax consequences.

Non-U.S. shareholders should consult their own tax advisors to determine the impact of U.S. federal, state, local and foreign tax consequences to them of an investment in our shares, including tax return filing requirements.

Distributions

Distributions (including certain stock dividends) that are neither attributable to gain from our sale or exchange of U.S. real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to U.S. withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by you of a U.S. trade or business (or, if an income tax treaty applies, are attributable to a U.S. permanent establishment of the Non-U.S. shareholder). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. In general, Non-U.S. shareholders will not be considered engaged in a U.S. trade or business (or in the case of an income tax treaty, as having a U.S. permanent establishment) solely by reason of their ownership of shares.

Dividends that are treated as effectively connected with such a trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. shareholder) will be subject to tax on a net basis (that is, after allowance for deductions) at graduated rates, in the same manner as dividends paid to U.S. shareholders are subject to tax, and are generally not subject to withholding. Any such dividends received by a Non-U.S. shareholder that is a corporation also may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

We expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a Non-U.S. shareholder unless:

•	a lower treaty rate applies and you file with us an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, evidencing eligibility for such reduced treaty rate of withholding; or

•	you file an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with your trade or business.

Return of Capital Distributions

Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that such distributions do not exceed your adjusted basis in our shares, but rather will reduce the adjusted basis of such shares. Distributions in excess of your adjusted basis in our shares will give rise to gain from the sale or exchange of such shares. The tax treatment of this gain is described below.

For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld generally should be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests

Distributions to you that we properly designate as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation, unless:

•	the investment in our shares is treated as effectively connected with your U.S. trade or business, in which case you will be subject to the same treatment as U.S. shareholders with respect to such gain, except that a Non-U.S. shareholder (or, if an income tax treaty applies, it is attributable to a U.S. permanent establishment of the Non-U.S. shareholder) that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

•	you are a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met, in which case you will be subject to a 30% tax on your capital gains.

For each year during which we qualify as a REIT, distributions that are attributable to net capital gain from the sale or exchange of U.S. real property interests, such as properties beneficially owned by us, will be taxed to a Non-U.S. shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). Under FIRPTA, such distributions paid to a Non-U.S. shareholder who owns more than 5% of the value of our shares at any time during the one-year period ending on the date of distribution will be subject to U.S. federal income tax as income effectively connected with a U.S. trade or business. The FIRPTA tax will apply to these distributions whether or not the distribution is designated as a capital gain dividend.

Generally, you will be taxed at the same capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). We will be required to withhold and to remit 35% (or such lesser percentage provided in Treasury Regulations) of any distribution to you that could be treated as a capital gain dividend. The amount withheld is creditable against your U.S. federal income tax liability. However, any distribution with respect to any class of shares which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if you did not own more than 5% of such class of shares at any time during the one-year period ending on the date of the distribution (the “5% Exception”). Instead, such distributions will be treated as ordinary dividend distributions.

Retention of Net Capital Gains

Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the shares held by Non-U.S. shareholders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under this approach, you would be able to offset as a credit against your U.S. federal income tax liability resulting from your proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent your proportionate share of such tax paid by us exceeds your actual U.S. federal income tax liability.

Sale of Shares

Gain recognized by a Non-U.S. shareholder upon the sale or exchange of our shares generally will not be subject to U.S. taxation unless such shares constitute a U.S. real property interest. Our shares will not constitute a U.S. real property interest so long as (i) we are a domestically-controlled qualified investment entity, which includes a REIT, if at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. shareholders or (ii) such class of our shares is regularly traded, as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and you owned, actually and constructively, 10% or less in value of such class of our shares throughout the shorter of the period during which you held such shares or the five-year period ending on the date of the sale or exchange.

Notwithstanding the foregoing, gain from the sale or exchange of our shares not otherwise subject to FIRPTA will be taxable to you if either (1) the investment in our shares is treated as effectively connected with your U.S. trade or business or (2) you are a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our shares (subject to the 5% exception applicable to regularly traded stock described above), you may be treated as having gain from the sale or exchange of a U.S. real property interest if you (1) dispose of our shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest and (2) acquire, or enter into a contract or option to acquire, or are deemed to acquire, substantially identical shares during the 61 day period beginning 30 days before the ex-dividend date.

If gain on the sale or exchange of our shares were subject to taxation under FIRPTA, you would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. shareholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if our shares are not then traded on an established securities market, the purchaser of the shares would be required to withhold and remit to the IRS 10% of the purchase price. If amounts withheld on a sale, redemption, repurchase, or exchange of our shares exceed the Non-U.S. shareholder’s tax liability resulting from such disposition, such excess may be refunded or credited against such Non-U.S. shareholder’s U.S. federal income tax liability, provided that the required information is provided to the IRS on a timely basis. Amounts withheld on any such sale, exchange or other taxable disposition of our shares may not satisfy a Non-U.S. shareholder’s entire tax liability under FIRPTA, and such Non-U.S. shareholder remains liable for the timely payment of any remaining tax liability.

As discussed in more detail under “Taxation of Taxable U.S. Shareholders-Medicare Tax on Net Investment Income,” a 3.8% Medicare tax will apply, in addition to regular income tax, to certain net investment income. The 3.8% Medicare tax generally applies only to U.S. shareholders; however, the IRS in proposed Treasury Regulations has indicated that the 3.8% Medicare tax may be applicable to Non-U.S. shareholders that are estates or trusts and have one or more U.S. beneficiaries. Non-U.S. shareholders should consult their own tax advisors about the possible application of the 3.8% Medicare tax.

Backup Withholding Tax and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report is sent to you. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in your country of residence.

Payments of dividends or of proceeds from the disposition of shares made to you may be subject to information reporting and backup withholding unless you establish an exemption, for example, by properly certifying your Non-U.S. shareholder status on an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS.

Taxation of Holders of Our Debt Securities

The following summary describes certain of the principal U.S. federal income tax consequences of ownership and disposition of our debt securities. This discussion assumes the debt securities will be issued without original issue discount, sometimes referred to as “OID.” OID with respect to a debt security is the excess, if any, of the debt security’s “stated redemption price at maturity” over its “issue price.” The “stated redemption price at maturity” is the sum of all payments provided by the debt security, whether designated as interest or as principal, other than payments of “qualified stated interest.” Interest on a debt security generally will constitute qualified stated interest if the interest is unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property, other than debt instruments issued by us, at least annually at a single fixed rate. The “issue price” of a debt security is the first price at which a substantial amount of the debt securities in the issuance that includes such debt security is sold for money, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The amount of OID with respect to a debt security will be treated as zero if the OID is less than an amount equal to 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity, or, in the case of a debt security that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the debt security. If one or more series of debt securities are issued with OID, disclosure concerning the tax considerations arising therefrom will be included with the applicable prospectus supplement or other applicable offering materials under which those securities are offered.

Taxation of Taxable U.S. Debt Holders

As used herein, the term “U.S. debt holders” means a holder of our debt securities who, for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity classified as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof unless, in the case of a partnership, Treasury Regulations provide otherwise;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust that is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If you are a U.S. debt holder, this section applies to you. Otherwise, the section entitled “Taxation of Non-U.S. Debt Holders,” applies to you.

Stated Interest

U.S. debt holders generally must include interest on the debt securities in their U.S. federal taxable income as ordinary income:

•	when it accrues, if the U.S. debt holder uses the accrual method of accounting for U.S. federal income tax purposes; or

•	when the U.S. debt holder actually or constructively receives it, if the U.S. debt holder uses the cash method of accounting for U.S. federal income tax purposes.

If we redeem or otherwise repurchase any of our debt securities, we may be obligated to pay additional amounts in excess of stated principal and interest. We intend to take the position that the debt securities should not be treated as contingent payment debt instruments because of this additional payment. Assuming such position is respected, a U.S. debt holder would be required to include in income the amount of any such additional payment at the time such payment is received or accrued in accordance with such U.S. debt holder’s method of accounting for U.S. federal income tax purposes. If the IRS successfully challenged this position, and the debt securities were treated as contingent payment debt instruments, U.S. debt holders could be required to accrue interest income at a rate higher than the stated interest rate on the debt securities and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a debt security. U.S. debt holders are urged to consult their tax advisors regarding the potential application to the debt securities of the contingent payment debt instrument rules and the consequences thereof.

Sale, Exchange or Other Taxable Disposition of the Debt Securities

Unless a nonrecognition provision applies, U.S. debt holders must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of gain or loss equals the difference between (i) the amount the U.S. debt holder receives for the debt security in cash or other property, valued at fair market value, less the amount thereof that is attributable to accrued but unpaid interest on the debt security and (ii) the U.S. debt holder’s adjusted tax basis in the debt security. A U.S. debt holder’s initial tax basis in a debt security generally will equal the price the U.S. debt holder paid for the debt security.

Gain or loss generally will be long-term capital gain or loss if at the time the debt security is disposed of it has been held for more than one year. Otherwise, it will be a short-term capital gain or loss.

Payments attributable to accrued interest which have not yet been included in income will be taxed as ordinary interest income. The maximum U.S. federal income tax rate on long-term capital gain on most capital assets held by an individual is currently 20% for individuals in the 39.6% marginal U.S. federal income tax bracket. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Backup withholding at the applicable statutory rate may apply when a U.S. debt holder receives interest payments on a debt security or proceeds upon the sale or other disposition of a debt security. Certain holders including, among others, corporations, financial institutions and certain tax-exempt organizations, are generally not subject to backup withholding. In addition, backup withholding will not apply to a U.S. debt holder who provides his or her social security or other taxpayer identification number in the prescribed manner unless:

•	the IRS notifies us or our paying agent that the taxpayer identification number provided is incorrect;

•	the U.S. debt holder fails to report interest and dividend payments received on the U.S. debt holder’s tax return and the IRS notifies us or our paying agent that backup withholding is required; or

•	the U.S. debt holder fails to certify under penalty of perjury that backup withholding does not apply.

A U.S. debt holder who provides us or our paying agent with an incorrect taxpayer identification number may be subject to penalties imposed by the IRS. If backup withholding does apply, the U.S. debt holder may request a refund of the amounts withheld or use the amounts withheld as a credit against the U.S. debt holder’s U.S. federal income tax liability as long as the U.S. debt holder provides the required information to the IRS. U.S. debt holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedures for obtaining the exemption.

We will be required to furnish annually to the IRS and to U.S. debt holders information relating to the amount of interest paid on the debt securities, and that information reporting may also apply to payments of proceeds from the sale of the debt securities to those holders. Some U.S. debt holders, including corporations, financial institutions and certain tax-exempt organizations, generally are not currently subject to information reporting.

Medicare Tax on Net Investment Income

For taxable years beginning after December 31, 2012, U.S. debt holders who are individuals, estates or trusts and whose income exceeds certain thresholds are required to pay an additional 3.8% Medicare tax on, among other things, interest on the debt securities and capital gains from the sale or other taxable disposition of debt securities. The 3.8% tax is imposed on the lesser of (i) the U.S. debt holder’s “net investment income” for the taxable year and (ii) the excess of the U.S. debt holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). A U.S. debt holder that is an individual, trust or estate should consult its tax advisor regarding the effect, if any, of this legislation on their acquisition, ownership and disposition of the debt securities.

Taxation of Non-U.S. Debt Holders

This section applies to you if you are not a U.S. debt holder, as defined above (“Non-U.S. debt holders”).

Special rules may apply to certain Non-U.S. debt holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities are encouraged to consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Payments of Interest

Interest paid to a Non-U.S. debt holder will not be subject to U.S. federal income taxes or withholding tax if the interest is not effectively connected with the Non-U.S. debt holder’s conduct of a trade or business within the United States, and the Non-U.S. debt holder:

•	does not actually or constructively own a 10% or greater interest in the total combined voting power of all classes of our voting stock;

•	is not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code;

•	is not a bank that received such debt securities on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•	provides the appropriate certification as to the Non-U.S. debt holder’s status. A Non-U.S. debt holder can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or appropriate substitute form to us or our paying agent. If the debt securities are held through a financial institution or other agent acting on the Non-U.S. debt holder’s behalf, the Non-U.S. debt holder may be required to provide appropriate documentation to the agent. The agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.

If a Non-U.S. debt holder does not qualify for an exemption under these rules, interest income from the debt securities may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate) at the time such interest is paid. To claim the benefit of a tax treaty, a Non-U.S. debt holder must provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, before the payment of interest and a Non-U.S. debt holder may be required to obtain a U.S. taxpayer identification number and provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. The payment of interest effectively connected with a U.S. trade or business, however, would not be subject to a 30% withholding tax so long as the Non-U.S. debt holder provides us or our paying agent an adequate certification (currently on IRS Form W-8ECI), but such interest would be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally. In addition, if the payment of interest is effectively connected with a foreign corporation’s conduct of a U.S. trade or business, that foreign corporation may also be subject to a 30% (or lower applicable treaty rate) branch profits tax.

Sale, Exchange or Other Taxable Disposition of Debt Securities

Non-U.S. debt holders generally will not be subject to U.S. federal income tax on any amount which constitutes capital gain upon a sale, exchange, redemption, retirement or other taxable disposition of a debt security, unless either of the following is true:

•	the Non-U.S. debt holder’s investment in the debt securities is effectively connected with the conduct of a U.S. trade or business; or

•	the Non-U.S. debt holder is a nonresident alien individual holding the debt security as a capital asset, is present in the United States for 183 or more days in the taxable year within which the sale, redemption or other disposition takes place, and certain other requirements are met.

For Non-U.S. debt holders described in the first bullet point above, the net gain derived from the retirement or disposition of the debt securities generally would be subject to U.S. federal income tax at the rates applicable to U.S. persons generally (or lower applicable treaty rate). In addition, foreign corporations may be subject to a 30% (or lower applicable treaty rate) branch profits tax if the investment in the debt security is effectively connected with the foreign corporation’s conduct of a U.S. trade or business. Non-U.S. debt holders described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived from the retirement or disposition of their debt securities, which may be offset by U.S. source capital losses, even though Non-U.S. debt holders are not considered residents of the United States.

As discussed in more detail under “Taxation of Taxable U.S. Debt Holders-Medicare Tax on Net Investment Income,” a 3.8% Medicare tax will apply, in addition to regular income tax, to certain net investment income. The 3.8% Medicare tax generally applies only to U.S. debt holders; however, the IRS in proposed Treasury Regulations has indicated that the 3.8% Medicare tax may be applicable to Non-U.S. debt holders that are estates or trusts and have one or more U.S. beneficiaries. Non-U.S. debt holders should consult their own tax advisors about the possible application of the 3.8% Medicare tax.

Backup Withholding Tax and Information Reporting

Backup withholding generally will not apply to payments of interest made to a Non-U.S. debt holder with respect to debt securities, provided that we do not have actual knowledge or reason to know that the Non-U.S. debt holder is a U.S. person and the Non-U.S. debt holder has given us the certification described above under “Taxation of Non-U.S. Debt Holders – Payments of Interest.” However, we generally will be required to report annually to the IRS and to a Non-U.S. debt holder (i) the amount of any interest paid to the Non-U.S. debt holder, regardless of whether any tax was actually withheld and (ii) the amount of any tax withheld with respect to any interest paid to the Non-U.S. debt holder. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities of the country in which the Non-U.S. debt holder resides.

The gross proceeds from the sale or other disposition by a Non-U.S. debt holder of the debt securities (including a retirement or redemption) may be subject to information reporting and backup withholding tax. If a Non-U.S. debt holder sells or otherwise disposes of the debt securities outside of the United States through a non-U.S. office of a non-U.S. broker and the proceeds are paid to the Non-U.S. debt holder outside of the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of proceeds from the sale or other disposition by a Non-U.S. holder of the debt securities, even if that payment is made outside of the United States, if the Non-U.S. debt holder sells or otherwise disposes of the debt securities through a non-U.S. office of a U.S. broker or a non-U.S. broker with certain connections to the United States unless the broker has documentary evidence in its files that the Non-U.S. debt holder is not a U.S. person and certain other conditions are met, or the Non-U.S. debt holder otherwise establishes an exemption. If a Non-U.S. debt holder receives payments of the proceeds of a sale or other disposition of the debt securities to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless such debt holder provides an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, (or other applicable form) certifying that the Non-U.S. holder is not a U.S. person or that the Non-U.S. debt holder otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the Non-U.S. debt holder is a U.S. person or the conditions of any other exemption are not, in fact, satisfied. A Non-U.S. debt holder generally will be entitled to a credit or refund with respect to any amounts withheld under backup withholding rules against such debt holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. debt holders should consult with their tax advisors regarding the application of backup withholding and information reporting in their particular situation, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if available.

FATCA

Sections 1471 through 1474 of the Code and the regulations thereunder (commonly referred to as “FATCA”) impose a 30% withholding tax on U.S. source payments of dividends and interest and, beginning on January 1, 2017, gross proceeds from the sale or other disposition of, our equity securities or debt securities paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity is not a financial institution and either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S. owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk of FATCA withholding on payments made by the Company to non-U.S. investors, these agreements are expected to reduce the risk of the withholding for investors in (or indirectly holding interests in the Issuer through financial institutions in) those countries. In addition, the presence in the payment chain of an intermediary that fails to comply with the additional certification, information reporting and other specified requirements under FATCA could result in withholding under FATCA being imposed on payments of interest and proceeds to U.S. holders who own our notes through foreign accounts or foreign intermediaries. Prospective investors should consult their tax advisors regarding the application of FATCA and the final regulations on them.

PATH ACT REIT and FIRPTA Provisions

The Protecting Americans From Tax Hikes Act of 2015 (“PATH Act”) was signed into law on December 18, 2015.

The PATH Act revises several provisions of the Code related to REITs, none of which should materially impact EPR and its operations. The PATH Act REIT provisions:

•	Reduce a REIT’s percentage of assets that may be invested in TRSs from 25% to 20% for taxable years beginning after December 31, 2017.

•	Clarify that personal property shall be treated as a real estate asset for purposes of the REIT asset tests to the extent that rents attributable to such property are treated as rents from real property under the REIT gross income tests.

•	Clarify that, for purposes of the REIT asset tests, an obligation secured by both real property and personal property will be treated as an obligation secured by real property and as a real estate asset if the fair market value of the personal property does not exceed 15% of the total fair market value of all such property.

•	For taxable years beginning after December 31, 2015, treat debt instruments issued by publicly offered REITs as real estate assets and restrict investments in nonqualified publicly offered REIT debt instruments to not more than 25% of the value of the REIT’s total assets for purposes of the REIT asset tests.

•	Permit successive specifically identified hedging of debt transactions, the income from which (including gain from termination of such position) shall not constitute gross income for purposes of the REIT gross income tests.

•	Modify the computations of earnings and profits for the dividends paid deduction in order to avoid duplicate taxation.

•	Provide a fourth alternative prohibited transaction income safe harbor allowing sales in any year of no greater than 20% of the aggregate adjusted bases of all the assets of the REIT as of the beginning of the year provided that the three year average adjusted bases percentage of sales does not exceed 10% of such aggregate adjusted bases of all of the REIT’s assets.

•	Provide a fifth alternative prohibited transaction income safe harbor similar to the above but based on the fair market value of such sales during the year and the three year average of the fair market value of such sales.

•	Clarify that the determination of whether property is inventory property (and subject to the 100% prohibited transactions tax) is made without any inference being drawn from the safe harbor provisions.

•	Provide that redetermined TRS service income from a REIT that is increased under section 482 is subject to the 100% excise tax.

•	Provide, for taxable years beginning after December 31, 2015, that the aggregate amount of dividends designated as capital gain dividends and qualified dividend income for purposes of the corporate dividends received deduction cannot exceed the actual dividends paid with respect to such year.

•	Repeal the preferential dividend rules for publicly traded REITs requiring, for purposes of the dividends paid deduction, that any dividend must be pro-rata as to all shares of a class of stock in order to qualify as a dividend paid. This change applies to distributions in taxable years beginning after December 31, 2014.

The PATH Act also revises certain rules under FIRPTA:

•	Increases from 5% to 10% of the value of a publicly traded REIT’s stock that must be owned before FIRPTA applies to gain on disposition of such stock or distributions on such stock. These FIRPTA amendments apply to any disposition after December 18, 2015 and any distribution by a REIT after such date which is treated as a deduction for a taxable year of the REIT ending after such date.

•	Provides a FIRPTA exception to United States real property interest (“USRPI”) treatment and FIRPTA withholding with respect to distributions from a REIT to any “qualified shareholder” holding REIT stock directly or indirectly through one or more partnerships. For this purpose a “qualified shareholder” is a foreign person that (i) is (A) a foreign person eligible for benefits of a comprehensive tax treaty with the U.S., in a country that has an exchange of information program in place with the U.S. and has a class of interest traded on one or more recognized stock exchanges or (B) a foreign limited partnership that meets certain requirements similar to those set forth above, (ii) is also a “qualified collective investment vehicle” and (iii) meets certain record keeping requirements.

•	Provides a FIRPTA exception for any USRPI held by, directly or indirectly through one or more partnerships, or any distribution received from, a REIT by a “qualified foreign pension fund” or any entity all of the interests which are held by a qualified foreign pension fund.

•	Increases from 10% to 15% the withholding rate on a foreign seller’s gross proceeds from the disposition of a USRPI to which FIRPTA applies. This increased withholding rate applies to dispositions taking place after February 16, 2016.

Prospective investors should consult their tax advisors regarding the possible application of the PATH Act FIRPTA provisions and exceptions to USRPI treatment on them.

Possible Legislative or Other Actions Affecting Tax Consequences

Prospective investors should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in us.

State and Local Tax Consequences

We may be subject to state or local taxation or withholding in various state or local jurisdictions, including those in which we transact business, and our shareholders may be subject to state or local taxation or withholding in various state or local jurisdictions, including those in which they reside. The state and local tax treatment of us may not conform to the U.S. federal income tax treatment discussed above. Several states in which we may own properties treat REITs as ordinary Subchapter C corporations subject to tax at the corporate level. In addition, your state and local tax treatment may not conform to the U.S. federal income tax treatment discussed above. You should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our shares.

SELLING SECURITY HOLDERS

Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us common shares, preferred shares, depositary shares, warrants, debt securities or units, as applicable, in various private transactions. Such selling security holders may be parties to a registration rights agreement with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling security holders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The selling security holders may offer for sale all or some portion of the securities that they hold. To the extent that any of the selling security holders are brokers or dealers, they are deemed to be, under interpretations of the SEC, “underwriters” within the meaning of the Securities Act.

The applicable prospectus supplement will set forth the name of each of the selling security holders and the number and classes of our securities beneficially owned by such selling security holders that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling security holders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We and the selling security holders may sell common shares, preferred shares, depositary shares, warrants, debt securities and units:

•	to or through underwriters or dealers or an underwriting syndicate represented by one or more managing underwriters;

•	to or through agents;

•	directly to one or more purchasers, including our affiliates;

•	in block trades;

•	if indicated in the prospectus supplement, pursuant to delayed delivery contracts; or

•	through any combination of these methods.

The distribution of common shares, preferred shares, depositary shares, warrants, debt securities and units may be effected from time to time in one or more transactions either:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to those market prices; or

•	at negotiated prices.

For each offering of common shares, preferred shares, depositary shares, warrants, debt securities or units, the prospectus supplement or other offering materials will describe:

•	the plan of distribution;

•	the terms of the offering;

•	the names of any agents, dealers or underwriters;

•	the name or names of any managing underwriter or underwriters;

•	the securities exchanges on which the securities will be listed, if any;

•	the purchase price of the securities;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

If underwriters are used in the sale, they will buy the securities for their own account. The underwriters may then resell from time to time the securities in one or more transactions, including without limitation, negotiated transactions, at a fixed public offering price, at any market price in effect at the time of sale or at a discount from any such market price or otherwise at varying prices determined by the underwriters at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed by the underwriters from time to time.

In connection with the sale of the securities, underwriters may receive compensation from us, selling security holders or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any public offering price and any discounts or concessions allowed, reallowed, or paid to dealers may be changed from time to time. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize, may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute to payments they may be required to make.

In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their account. In addition, to cover over-allotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

Some or all of the securities offered through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus. If dealers are used in the sale, securities will be sold to those dealers as principals. The dealers may then resell the securities to the public at any market price or other prices to be determined by the dealers at the time of resale. If agents are used in the sale, unless we inform you otherwise in the prospectus supplement or other applicable offering materials they will use their reasonable best efforts to solicit purchasers for the period of their appointment. If securities are sold directly, no underwriters or agents would be involved. Direct sales may also be made through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to shareholders, if all of the securities are not subscribed for, the unsubscribed securities may be sold directly to third parties or one or more underwriters, dealers, or agents, including standby underwriters, may be engaged to sell the unsubscribed securities to third parties. In the prospectus supplement or other applicable offering materials, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. An offer of securities is not being made in any state that does not permit such an offer.

We may authorize underwriters, dealers or agents to solicit offers from institutions in which the institution contractually agrees to purchase the securities from us on a future date at a specified price. This type of agreement may be made only with institutions that we specifically approve. These institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these agreements.

Underwriters, dealers or agents may engage in transactions with us and may perform services for us in the ordinary course of business.

Securities may be sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement or other applicable offering materials.

To the extent that we permit this prospectus to be used for sales of securities by selling security holders, the selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. We will not receive any of the proceeds from sales of securities made by the selling security holders pursuant to this prospectus but in certain cases we may pay fees and expenses relating to the registration or an offering of such securities, such as registration and filing fees, fees and expenses for complying with federal and state securities laws and FINRA rules and regulations, and fees and expenses incurred in connection with a listing, if any, of any of the securities on any securities exchange or association.

The selling security holders and any dealers or agents that participate in the distribution of such securities may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the resale of the securities by them and any commissions received by any of these dealers or agents might be deemed to be underwriting commissions under the Securities Act.

To the extent required, the securities to be sold, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

LEGAL MATTERS

Stinson Leonard Street LLP, Kansas City, Missouri, will issue an opinion about the validity of the securities and EPR’s qualification and taxation as a REIT under the Code. In addition, the description of EPR’s taxation and qualification as a REIT under the caption “U.S. Federal Income Tax Considerations” is based upon the opinion of Stinson Leonard Street LLP. Underwriters, dealers or agents who we identify in a prospectus supplement or other applicable offering materials may have their counsel give an opinion on certain legal matters relating to the securities or the offering.

EXPERTS

The consolidated financial statements and schedules of EPR Properties and its subsidiaries as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, have been incorporated by reference herein and in the registration statement, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG LLP’s report refers to the Company’s adoption of FASB Accounting Standards Update (ASU) 2015 -03, “Simplifying the Presentation of Debt Issue Costs” in 2015 and No. 2014-08, “Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity” in 2014.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance with those requirements, we file reports and other information with the SEC. The reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can be obtained by mail from the Public Reference Section of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC Electronic Data Gathering Analysis and Retrieval (EDGAR) system. In addition, our common shares, Series C Preferred Shares, Series E Preferred Shares and Series F Preferred Shares are listed on the New York Stock Exchange and we are required to file reports, proxy and information statements and other information with the New York Stock Exchange. These documents can be inspected at the principal office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, relating to the securities covered by this prospectus. You should be aware that this prospectus does not contain all of the information contained or incorporated by reference in the registration statement and its exhibits and schedules. You may inspect and obtain the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC as described in this paragraph. Statements contained in this prospectus concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus or information we later file with the SEC, modifies or replaces that information.

The documents listed below have been filed by us under the Exchange Act, (File No. 001-13561) and are incorporated by reference in this prospectus (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

1.	Our Annual Report on Form 10-K for the year ended December 31, 2015 (including information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015 from our definitive proxy statement on Schedule 14A filed with the SEC on April 1, 2016).

2.	Our Quarterly Report on Form 10-Q for the first quarter ended March 31, 2016.

3.	Our Current Reports on Form 8-K filed on January 14, 2016, January 15, 2016, January 21, 2016 and May 12, 2016.

4.	The description of our common shares included in our Registration Statement on Form 8-A filed with the SEC on November 4, 1997, including any amendments and reports filed for the purpose of updating such description.

5.	The description of our Series C Preferred Shares included in our Registration Statement on Form 8-A filed with the SEC on December 21, 2006, including any amendments and reports filed for the purpose of updating such description.

6.	The description of our Series E Preferred Shares included in our Registration Statement on Form 8-A filed with the SEC on April 2, 2008, including any amendments and reports filed for the purpose of updating such description.

7.	The description of our Series F Preferred Shares included in our Registration Statement on Form 8-A filed with the SEC on October 12, 2012, including any amendments and reports filed for the purpose of updating such description.

In addition, all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that is deemed to have been “furnished” and not “filed” with the SEC) after the date of this prospectus and prior to the termination of the offering of the securities covered by this prospectus are incorporated by reference herein.

To obtain a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) please contact us at the following address or telephone number:

Investor Relations Department

EPR Properties

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(816) 472-1700/FAX (816) 472-5794

Email: info@eprkc.com

Our SEC filings also are available on our Internet website at www.eprkc.com. The information on our website is not, and you must not consider the information to be, a part of or incorporated by reference into this prospectus.

As you read these documents, you may find some differences in information from one document to another. You should assume that the information appearing in this prospectus is accurate only as of the date on its cover, and you should assume that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus is accurate only as of the date that document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

    % Senior Notes due 2027

PROSPECTUS    SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch

J.P. Morgan

RBC Capital Markets

                    , 2017